As filed with the Securities and Exchange Commission on April 9, 2010

Registration No. 333-165614

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLAGSTONE REINSURANCE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	6331	98-0481623
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Crawford House
23 Church Street
Hamilton HM 11
Bermuda
(441) 278-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9331

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ronald Cami, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accredited filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11, Bermuda

April 9, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Flagstone Reinsurance Holdings Limited (the “Company” or “we”). The meeting will be held on May 14, 2010, at 8:30 a.m. (local time) at The Mid Ocean Club, Tucker’s Town, St. George’s, Bermuda. Details of the business to be conducted at the Annual General Meeting can be found in the attached Notice of Annual General Meeting and the attached Proxy Statement.

In addition to the normal business to be conducted at our Annual General Meeting, including electing directors and ratifying the appointment of our independent auditors, we will be asking you to approve the change of our jurisdiction of incorporation from Bermuda to Luxembourg, a number of changes to our charter documents to facilitate this change, and a number of organizational matters required under Luxembourg law. We call this process, in which the Company will continue to exist as the same company but will discontinue its Bermuda existence and continue its corporate existence under a different name in Luxembourg as Flagstone Reinsurance Holdings, S.A., the “Redomestication”.

After careful consideration of this decision, our Board of Directors and management team believe that changing our place of incorporation to Luxembourg is in the best interests of the Company and its shareholders. Luxembourg is a major financial center known for its stability as well as its financial sophistication, and we believe this move will increase our strategic and capital flexibility while requiring no changes to our operating model or our long-term strategy. Luxembourg has a network of excellent relations with major developed and developing countries around the world. In addition to our listings on the New York Stock Exchange and the Bermuda Stock Exchange, this change in incorporation has the potential to make a listing of our common shares on a European exchange more attractive. This change will result in our holding and principal operating companies being in Europe and settles our identity as a European company. Given the presence of our investment management operations there, we will also benefit from our familiarity with the regulatory and legal environment and the ability to use our existing Luxembourg office as our new corporate holding company office.

Our reinsurance and insurance operations worldwide will continue to operate without material changes, and our principal operating company will remain in Switzerland. We do not expect the Redomestication to have any material change on our operations or financial results. Our common shares will continue to be listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSR” and on the Bermuda Stock Exchange. Flagstone will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002, and the corporate governance rules of the NYSE. Finally, the Company will continue to report its consolidated financial results in U.S. dollars using U.S. generally accepted accounting principles.

We encourage you to read the attached documents carefully. You should carefully consider “Risk Factors” beginning on page 12 for a discussion of risks related to the Redomestication proposals before voting.

Whether or not you plan to attend the Annual General Meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions. If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

I look forward to greeting those of you who are able to attend.

Sincerely,

/s/ David A. Brown
David A. Brown
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission, nor any similar authority in Bermuda or Luxembourg, has approved or disapproved of the securities to be issued in the transaction or determined if this Proxy Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The attached Proxy Statement is dated April 9, 2010. The Proxy Statement, accompanying proxy card, Notice of Annual General Meeting and Annual Report are first being mailed to shareholders on or about April 16, 2010.

NOTICE OF ANNUAL GENERAL MEETING

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11, Bermuda

NOTICE OF ANNUAL GENERAL MEETING
TO BE HELD ON MAY 14, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Flagstone Reinsurance Holdings Limited (the “Company” or “we”) will be held on May 14, 2010, at 8:30 a.m. local time for the following purposes:

1.	To elect four (4) Class C directors (David Brown, Stephen Coley, Dr. Anthony Knap, Ph.D and Peter F. Watson) to hold office until the 2013 Annual General Meeting of Shareholders or until their respective successors have been duly elected or appointed.
2.	To approve the appointment of Deloitte & Touche to serve as the Company’s independent auditor for fiscal year 2010 and until our 2011 Annual General Meeting of Shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.
3.	To approve amendments to the Performance Share Unit Plan.
4.	To consider and approve the Redomestication from Bermuda to Luxembourg, the authorizing of the Board of Directors to abandon or delay the Redomestication for any reason at any time prior to it becoming effective notwithstanding the approval of the Shareholders, and the granting of a power of attorney to each member of the Board of Directors (or such persons appointed attorney in Luxembourg) to appear before a Luxembourg public notary and to take all necessary steps and to sign all necessary documents to effect the Redomestication.
5.	If the Redomestication is approved, to approve the change of the Company’s corporate name to Flagstone Reinsurance Holdings, S.A.
6.	If the Redomestication is approved, to approve the Company’s corporate purpose.
7.	If the Redomestication is approved, to fix the Company’s registered office in Luxembourg.
8.	If the Redomestication is approved, to approve the Company’s Luxembourg articles of incorporation.
9.	If the Redomestication is approved, to approve the Company’s issued share capital.
10.	If the Redomestication is approved, to approve the Company’s authorized share capital.
11.	If the Redomestication is approved, to waive any preferential or pre-emptive subscription rights under Luxembourg law.
12.	If the Redomestication is approved, to allow the Company and its subsidiaries to acquire and own shares of the Company.
13.	If the Redomestication is approved, to approve the fiscal year of the Company.
14.	If the Redomestication is approved, to approve the date and time for future Annual General Meetings of Shareholders.
15.	If the Redomestication is approved, to confirm the appointment of the Company’s directors.
16.	If the Redomestication is approved, to confirm the Company’s independent auditor.
17.	If the Redomestication is approved, to elect the Company’s statutory auditor.
18.	If the Redomestication is approved, to acknowledge an independent auditors’ report for the Company.

19.	If there are insufficient votes at the time of the meeting to approve the Redomestication, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.
20.	To hear a report from the Chairman.

We refer to the proposals conditioned on approval of the Redomestication, i.e., proposals 5 through 18 above, as the “Luxembourg Organizational Proposals”. The Luxembourg Organizational Proposals, which authorize changes to our charter documents to facilitate the Redomestication and organizational matters required under Luxembourg law, are included solely to give effect to the Redomestication. See “Summary of the Redomestication — The Redomestication”.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS.

In addition, we will consider any other business as may properly come before the Annual General Meeting or any adjournment(s) thereof. The Company’s audited financial statements for the fiscal year ended December 31, 2009 will be presented at the Annual General Meeting. At the Annual General Meeting, shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 23, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. The Proxy Statement, this Notice of Annual General Meeting, the accompanying proxy card and the Annual Report are first being mailed to shareholders on or about April 16, 2010.

Shareholders are encouraged to complete, sign, date and return the enclosed proxy card in the return envelope furnished for that purpose. Please sign the accompanying proxy card exactly as your name appears on your share certificate(s). Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. If you later decide to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

By order of the Board of Directors

/s/ William Fawcett

William Fawcett
Corporate Secretary
Hamilton, Bermuda

FLAGSTONE REINSURANCE HOLDINGS LIMITED

i

This Proxy Statement incorporates by reference important business and financial information about Flagstone Reinsurance Holdings Limited from documents filed with the Securities and Exchange Commission (“SEC”) that have not been included herein or delivered herewith. This information is available without charge at the website that the SEC maintains at http://www.sec.gov, as well as from other sources. See “Where You Can Find More Information”. In addition you may request copies of the information incorporated by reference in this Proxy Statement from us, without charge, upon written request to Bank of New York Mellon Shareowner Services, PO Box 358015, Pittsburgh, PA 15252-8015, by e-mail at shrrelations@bnymellon.com, or upon oral request by phone at 1-877-296-3711 (1-201-680-6685 outside the U.S.). In order to receive timely delivery of those materials, you must make your requests no later than five business days before the date of the Annual General Meeting.

ii

PROXY STATEMENT

General

This Proxy Statement has information about the Annual General Meeting and was prepared by our management at the direction of Flagstone Reinsurance Holdings Limited’s Board of Directors (the “Board of Directors” or “Board”). This Proxy Statement is being mailed through the U.S. postal service to shareholders on or around April 16, 2010.

Except where the context otherwise requires or where otherwise indicated, (i) the term “Flagstone (Bermuda)” refers to Flagstone Reinsurance Holdings Limited, (ii) the term “Flagstone (Luxembourg)” refers to Flagstone Reinsurance Holdings, S.A. (the continuation of Flagstone (Bermuda) as a Luxembourg company), (iii) the term “Redomestication” refers to the change of Flagstone (Bermuda)’s jurisdiction of incorporation from Bermuda to Luxembourg, changes to Flagstone (Bermuda)’s charter documents to facilitate this change, and a number of organizational matters required under Luxembourg law in which Flagstone (Bermuda) will continue to exist as the same company but will discontinue its Bermuda existence and continue its corporate existence in Luxembourg as Flagstone (Luxembourg), (iv) the terms “we”, “us”, “our”, “Flagstone”, “Flagstone Reinsurance” and the “Company” refer, as applicable, to Flagstone (Bermuda) and its consolidated subsidiaries before the Redomestication and Flagstone (Luxembourg) and its consolidated subsidiaries after the Redomestication and (v) the term “Luxembourg Company Law” refers to the Law of August 10, 1915 on Commercial Companies, as amended.

Annual General Meeting

Date:	May 14, 2010
Time:	8:30 a.m. local time
Place:	The Mid Ocean Club, Tucker’s Town, St. George’s, Bermuda

Persons Making the Solicitation

Proxies in the form enclosed are being solicited by the Board of Directors. The persons named in the accompanying proxy card have been designated as proxies by the Board of Directors. Such persons designated as proxies serve as officers of the Company.

Board Recommendation

Your Board of Directors recommends you vote “For” all of the proposals.

QUESTIONS AND ANSWERS

Voting

Why did I receive this Proxy Statement?

The Company sent this Proxy Statement, together with the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on May 14, 2010. This Proxy Statement contains information about the items being voted on at the Annual General Meeting.

Who is entitled to vote?

Each holder of record of our shares on March 23, 2010, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting.

How many votes do I have?

Generally, each holder of a share on the record date will be entitled to one vote per share on each matter presented at the Annual General Meeting, except that the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares will be reduced to 9.9% of the voting power of our common shares. For a more detailed description of the operation of this rule, see “The Shareholder Meeting — Voting Securities and Record Date — Voting Rights”.

On the record date, there were 80,001,073 shares outstanding and entitled to vote at the Annual General Meeting. As of the record date, we believe together our directors, executive officers and affiliates hold 43.9% of our outstanding common shares. Some members of this group may have their voting rights reduced, and the group’s voting rights could be less than 43.9%.

What proposals are being presented at the Annual General Meeting?

We intend to present several proposals for shareholder consideration and approval at the Annual General Meeting in connection with both routine corporate matters and our Redomestication involving our discontinuance from Bermuda and our continuance as a Luxembourg company. These proposals are:

•	To elect four (4) Class C directors (David Brown, Stephen Coley, Dr. Anthony Knap, Ph.D and Peter F. Watson) to hold office until the 2013 Annual General Meeting of Shareholders or until their respective successors have been duly elected or appointed.
•	To approve the appointment of Deloitte & Touche to serve as the Company’s independent auditor for fiscal year 2010 and until our 2011 Annual General Meeting of Shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.
•	To approve amendments to the Performance Share Unit Plan.
•	To consider and approve the Redomestication from Bermuda to Luxembourg, the authorizing of the Board of Directors to abandon or delay the Redomestication for any reason at any time prior to it becoming effective notwithstanding the approval of the Shareholders, and the granting of a power of attorney to each member of the Board of Directors (or such persons appointed attorney in Luxembourg) to appear before a Luxembourg public notary and to take all necessary steps and to sign all necessary documents to effect the Redomestication.
•	If the Redomestication is approved, to approve the change of the Company’s corporate name to Flagstone Reinsurance Holdings, S.A.
•	If the Redomestication is approved, to approve the Company’s corporate purpose.
•	If the Redomestication is approved, to fix the Company’s registered office in Luxembourg.
•	If the Redomestication is approved, to approve the Company’s Luxembourg articles of incorporation.
•	If the Redomestication is approved, to approve the Company’s issued share capital.
•	If the Redomestication is approved, to approve the Company’s authorized share capital.

•	If the Redomestication is approved, to waive any preferential or pre-emptive subscription rights under Luxembourg law.
•	If the Redomestication is approved, to allow the Company and its subsidiaries to acquire and own shares of the Company.
•	If the Redomestication is approved, to approve the fiscal year of the Company.
•	If the Redomestication is approved, to approve the date and time for future Annual General Meetings of Shareholders.
•	If the Redomestication is approved, to confirm the appointment of the Company’s directors.
•	If the Redomestication is approved, to confirm the Company’s independent auditor.
•	If the Redomestication is approved, to elect the Company’s statutory auditor.
•	If the Redomestication is approved, to acknowledge an independent auditors’ report for the Company.
•	If there are insufficient votes at the time of the meeting to approve the Redomestication, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring valid proof of identification as a shareholder. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own shares of the Company as of the record date.

What should I do now to vote?

The meeting will take place on May 14, 2010. After carefully reading and considering the information contained in this Proxy Statement and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Submit your proxy by following the instructions on the enclosed proxy card as soon as possible so that your shares may be represented at the meeting.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy. If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted “FOR” each of the proposals described in this Proxy Statement and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.

May I change or revoke my vote after I return my proxy or voting instruction card?

You may change your vote in one of three ways at any time before it is exercised:

•	notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
•	submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or
•	if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

What constitutes a quorum?

The presence, in person or by proxy, of two or more of the holders representing in excess of 50% of the total shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?

Under Proposal 1, the nominees for election as directors at the Annual General Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. All other proposals require the affirmative “FOR” vote of a majority of those shares present, in person or by proxy, at the meeting and entitled to vote on the proposal.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Redomestication

What is the Redomestication?

In the Redomestication, the Company will discontinue its existence as a Bermuda company and continue as a Luxembourg company.

Why do we want to change our jurisdiction of incorporation from Bermuda to Luxembourg?

We believe that the Redomestication is in the best interests of Flagstone and our shareholders. This determination was based in part on our belief that the Redomestication will:

•	increase our strategic and capital flexibility;
•	build upon our existing European presence with few risks to our operating model or our long-term strategy; and
•	help reduce reputational, political, regulatory and financial risks to the Company.

We have chosen to redomesticate to Luxembourg, among other reasons, because it:

•	is a leading financial center with political, economic and regulatory stability;
•	has a sophisticated financial and regulatory environment;
•	has a network of excellent relations with major developed and developing countries around the world;
•	is party to an extensive network of commercial and tax treaties, significantly with the United States and certain members of the European Union;
•	settles our identity as a European company;
•	leverages our regulatory and legal familiarity with and office space in Luxembourg given the existing presence of our investment management operations there; and
•	potentially makes a listing of our common shares on a European exchange more attractive.

Will the Redomestication affect the Company’s current or future operations?

We believe that the Redomestication should have no material impact on how we conduct our day-to-day operations.

Will the Redomestication dilute my economic interest?

The Redomestication will not dilute your economic interest in the Company. Immediately after the Redomestication, the number of our issued and outstanding shares will be the same as the number of our issued and outstanding shares immediately before the Redomestication.

Will the Redomestication alter my rights with respect to shares I hold in the Company?

The completion of the Redomestication will change the governing law that applies to our shareholders from Bermuda law to Luxembourg law. Many of the principal attributes of our shares will be similar. There are, however, differences between your rights under Luxembourg law and under Bermuda law, and there are differences between our current Memorandum of Association and Bye-Laws and the proposed Luxembourg articles of incorporation (the “Articles”) that will apply to us after we continue as a Luxembourg company. We discuss these differences under “Proposal 4 — Approval of the Redomestication — Description of Flagstone (Luxembourg) Shares” and “Proposal 4 — Approval of the Redomestication — Comparison of Rights of Shareholders”. A copy of the English version of the Flagstone (Luxembourg) Articles is attached as Annex A to this Proxy Statement.

In addition, to mitigate certain potential adverse U.S. federal income tax consequences to U.S. shareholders, our current Bye-Laws reduce the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares. For a more detailed description of the operation of this rule, see “The Shareholder Meeting — Voting Securities and Record Date — Voting Rights”. After the Redomestication, each share will be entitled to one vote with no potential reduction in voting power. Thus, as a result of the Redomestication and the corresponding removal of the 9.9% voting limitation from the Company’s corporate documents, there may be an increase in the voting rights of certain U.S. shareholders and a dilution of the voting rights of other shareholders. This change will be undertaken for Luxembourg legal reasons and could result in adverse U.S. federal income tax consequences to U.S. shareholders controlling 10% or more of our common shares. See “Risk Factors — Tax Risk Factors — After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries”.

When do you expect the Redomestication to be completed?

Assuming the Redomestication is approved by the requisite shareholder vote, we expect to complete the Redomestication as soon as practicable following such approval. We expect to complete the Redomestication soon after the Annual General Meeting (the “Effective Time”). The Redomestication may be abandoned or delayed for any reason by our Board of Directors at any time prior to the Effective Time, even though the Redomestication may have been approved by our shareholders and all conditions to the Redomestication may have been satisfied.

What effect will the Redomestication have on my current shares?

If you hold shares in certificated form, you do not need to take any action as a result of the Redomestication. Your certificated shares will still be valid and continue to represent your interest in the Company.

If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should not need to take any action as a result of the Redomestication. Since the Redomestication will not impact the number of shares you own, we expect the account statements from your institution will look largely the same after the Redomestication.

If you hold direct registration shares, after the Redomestication the Company will be required to issue you certificated shares.

Can I trade shares between the date of this Proxy Statement and the Effective Time?

Yes. Our shares will continue to trade during this period.

After the Redomestication, will the shares still be listed on the New York Stock Exchange?

Yes. We will submit an application so that immediately following the Redomestication our shares will continue to be listed on the New York Stock Exchange under the symbol “FSR”, the same symbol under which our shares currently are listed.

What are the material tax consequences of the Redomestication?

The Company will not be subject to U.S. federal income tax as a result of the Redomestication. For U.S. federal income tax purposes, holders of Flagstone (Bermuda) shares will not recognize gain or loss solely as a result of the Redomestication. See “Proposal 4 — Approval of the Redomestication — Material Tax Considerations — Material U.S. Tax Consequences of the Redomestication”.

For Luxembourg tax purposes, holders of Flagstone (Bermuda) shares should not realize a taxable gain solely as a result of the Redomestication. See “Proposal 4 — Approval of the Redomestication — Material Tax Considerations — Material Luxembourg Tax Consequences of the Redomestication”.

Will there be Luxembourg withholding tax on any future dividends?

Regular dividends are, in principle, subject to a Luxembourg withholding tax of 15%. Any repurchase of shares or repayment of capital or share premium is, under certain circumstances, also subject to a 15% Luxembourg withholding tax, for example, if the Company has distributable reserves or profits generated post-Redomestication. If Flagstone (Luxembourg) were to make any such taxable payment, it would in principle be required to withhold at the 15% rate and remit the withheld amounts to the Luxembourg tax authorities.

However, it is our intention to make payments to shareholders in the form of share capital reductions and share premium reductions in such a way that no Luxembourg withholding tax is due. As such, we expect that a substantial amount of any potential future payments to be made by Flagstone (Luxembourg) may be exempt from Luxembourg withholding tax. Flagstone recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Flagstone (Luxembourg). See “Risk Factors — After the Redomestication, dividends you receive may be subject to Luxembourg dividend withholding tax and Luxembourg income tax” and “— Material Tax Consequences Relating to the Redomestication — Luxembourg Tax Considerations — Post-Redomestication Consequences to Flagstone (Luxembourg) Shareholders”.

SUMMARY OF THE REDOMESTICATION

This summary highlights selected information from this Proxy Statement. It does not contain all of the information that is important to you. For a better understanding of the Redomestication, and for a more complete legal description of the Redomestication, you should read carefully the entire Proxy Statement, including the annexes. The Articles, which are attached as Annex A to this Proxy Statement, will govern us after the completion of the Redomestication. We encourage you to read those documents.

The Company

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda
(441) 278-4300

The Company, a global reinsurance and insurance company, was incorporated under the laws of Bermuda in October 2005 and commenced operations in December 2005. The Company is currently organized into three business segments: Reinsurance, Lloyd’s and Insurance. Through our Reinsurance segment, we write primarily property, property catastrophe and short-tail specialty and casualty reinsurance. Through our Lloyd’s segment we primarily write property and short-tail specialty and casualty insurance and reinsurance for risks such as energy, hull and cargo, marine liability, engineering and aviation. Through our Insurance segment, we primarily write property insurance for homes, condominiums and office buildings in the Caribbean region. We diversify our risks across business lines by risk zones, each of which combines a geographic zone with one or more types of peril (for example, Texas Windstorm, Florida Hurricane or California Earthquake). The majority of our reinsurance contracts contain loss limitation provisions such as fixed monetary limits to our exposure and per event caps. We specialize in underwriting where sufficient data exists to analyze effectively the risk/return profile, and where we are subject to legal systems we deem reasonably fair and reliable.

The Redomestication

At the Annual General Meeting, we will be asking you to approve the change of our jurisdiction of incorporation from Bermuda to Luxembourg and to approve a number of organizational matters necessary to accomplish the Redomestication. The Redomestication will be effected by our discontinuing our existence as a Bermuda company, as provided in Section 132G of The Companies Act 1981 of Bermuda, and continuing our existence as a Luxembourg société anonyme (“S.A.”). We also will be asking you to approve a number of changes to our charter documents to facilitate the Redomestication and a number of organizational matters required under Luxembourg law. Under Luxembourg law, a number of these matters must be voted on separately, and so we will present multiple proposals (the “Luxembourg Organizational Proposals”) to be voted on at the Annual General Meeting. We have summarized these proposals below.

First, we will ask you to approve the Redomestication.

Second, Luxembourg law requires that a number of matters be specifically approved by shareholders, including our corporate purpose, our registered office, the Articles, our issued share capital, our authorized share capital, the waiver of preferential and pre-emptive subscription rights under Luxembourg law, the ability of the Company to purchase and hold its own shares, our fiscal year, our Annual General Meeting, our directors, our independent auditor, our statutory auditor and the acknowledgement of an auditors’ report.

We anticipate that the Redomestication will become effective as soon as practicable following approval of the shareholders, with the exact date and time being determined by our Board of Directors. Subject to filing the relevant documents with the Bermuda Registrar of Companies, the Redomestication will become effective upon the execution of the required notarial deed at the meeting to be held before the public notary in Luxembourg.

As of the record date for the Annual General Meeting, there were 80,001,073 shares outstanding.

Reasons for the Redomestication

We believe that the Redomestication is in the best interests of Flagstone and our shareholders. This determination was based in part on our belief that the Redomestication will:

•	increase our strategic and capital flexibility;
•	build upon our existing European presence with few risks to our operating model or our long-term strategy; and
•	help reduce reputational, political, regulatory and financial risks to the Company.

We have chosen to redomesticate to Luxembourg, among other reasons, because it:

•	is a leading financial center with political, economic and regulatory stability;
•	has a sophisticated financial and regulatory environment;
•	has a network of excellent relations with major developed and developing countries around the world;
•	is party to an extensive network of commercial and tax treaties, significantly with the United States and certain members of the European Union;
•	settles our identity as a European company;
•	leverages our regulatory and legal familiarity with and office space in Luxembourg given the existing presence of our investment management operations there; and
•	potentially makes a listing of our common shares on a European exchange more attractive.

Our reinsurance and insurance operations worldwide will continue to operate without material changes, and our principal operating company will remain in Switzerland. We do not expect the Redomestication to have any material change on our operations or financial results. Our common shares will continue to be listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSR” and on the Bermuda Stock Exchange. We will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002, and the corporate governance rules of the NYSE. Finally, we will continue to report our consolidated financial results in U.S. dollars using U.S. generally accepted accounting principles (“U.S. GAAP”).

Effects of the Redomestication

After the Redomestication, we will remain in existence as the same company, but as a Luxembourg company rather than a Bermuda company. You will continue to own an interest in the same company that will continue to conduct the same business operations as conducted by, and to own the same assets as owned by, it before the Redomestication. The number of shares you will own will be the same as the number of shares you owned immediately prior to the Redomestication, and your relative economic interest will be unchanged.

Upon completion of the Redomestication, we will continue to be responsible for our existing obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other outstanding rights. Immediately after the Redomestication, we will have issued and outstanding the same number of shares as we had issued and outstanding immediately before the completion of the Redomestication.

Upon completion of the Redomestication, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

Voting

To mitigate potential U.S. federal income tax consequences, our current Bye-Laws reduce the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares. After the Redomestication, each share will be entitled to one vote with no potential reduction in voting power. For a more detailed description of the operation of this rule and potential adverse U.S. federal income tax implications to shareholders resulting from its removal, see “The

Shareholder Meeting — Voting Securities and Record Date — Voting Rights” and “Risk Factors — Tax Risk Factors — After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries”.

Rights of Shareholders

The completion of the Redomestication will change the governing law that applies to our shareholders from Bermuda law to Luxembourg law. Many of the principal attributes of our shares will be similar. There are, however, differences between your rights under Luxembourg law and under Bermuda law, and there are differences between our current Memorandum of Association and Bye-Laws and the Articles that will apply to us after we continue as a Luxembourg company. We discuss certain of the main differences under “Proposal 4  — Approval of the Redomestication — Description of New Luxembourg Shares” and “Proposal 4  — Approval of the Redomestication — Comparison of Rights of Shareholders”. A copy of the English version of the Articles is attached as Annex A to this Proxy Statement.

Stock Exchange Listing

We will submit an application so that our shares will continue to be listed on the NYSE under the symbol “FSR”, the same symbol under which our shares currently are listed. Our shares are also currently listed on the Bermuda Stock Exchange, and we expect that they will continue to be listed on the Bermuda Stock Exchange after the Redomestication.

Accounting Treatment

Under U.S. GAAP, the assets and liabilities in our financial statements after the Redomestication will be reflected at their historical value in our financial statements at the time of the Redomestication.

Tax Considerations of the Redomestication

The Company will not be subject to U.S. federal income tax as a result of the Redomestication. For U.S. federal income tax purposes, holders of Flagstone (Bermuda) shares will not recognize gain or loss solely as a result of the Redomestication. See “Proposal 4 — Approval of the Redomestication — Material Tax Considerations — Material U.S. Tax Consequences of the Redomestication”.

For Luxembourg tax purposes, holders of Flagstone (Bermuda) shares should not realize a taxable gain solely as a result of the Redomestication. See “Proposal 4 — Approval of the Redomestication — Material Tax Considerations — Material Luxembourg Tax Consequences of the Redomestication”.

Please refer to “Proposal 4 — Approval of the Redomestication — Material Tax Considerations” for a description of certain material U.S. federal, Luxembourg and Bermuda tax consequences of the Redomestication to Flagstone Reinsurance shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of Flagstone Reinsurance shares and you should consult your own tax advisors regarding the particular U.S. (federal, state and local), Luxembourg, Bermuda and other non-U.S. tax consequences of the Redomestication and ownership and disposition of the Flagstone (Luxembourg) shares in light of your particular situation.

Selected Financial Data

The following table presents selected financial data for the Company. Statement of operations data and balance sheet data of the Company are derived from our audited consolidated financial statements which have been prepared in accordance with U.S. GAAP. The historical financial information may not be indicative of the Company’s future performance. The data should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s financial statements, related notes and other financial information incorporated by reference in this Proxy Statement.

	Years Ended December 31,				Period October 4, 2005 through December 31,
(in thousands, except per share data)	2009	2008	2007	2006	2005
Summary Statement of Operations Data:
Net premiums written	792,469	694,698	527,031	282,498	—
Net income (loss)	242,192	(187,302)	167,922	152,338	(12,384)
Net income (loss) per common share outstanding – Basic	2.87	(2.20)	2.05	2.17	(0.22)
Dividends declared per common share	0.16	0.16	0.08	—	—

	As at December 31,
Summary Balance Sheet Data:	2009	2008	2007	2006	2005
Total assets	2,566,768	2,215,970	2,103,773	1,144,502	548,356
Total investments, cash and cash equivalents and restricted cash	1,945,320	1,700,844	1,865,698	1,018,126	548,255
Long term debt	252,402	252,575	264,889	137,159	—
Loss and loss adjustment reserves	480,660	411,565	180,978	22,516	—
Shareholders’ equity	1,211,018	986,013	1,210,485	864,519	547,634
Book Value Per Common Share – Basic	14.56	11.61	14.17	12.08	9.91

As of January 1, 2007, we adopted SFAS No. 157, “Fair Value Measurements” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (currently FASB Accounting Standards Codification Topics on Fair Value Measurements and Disclosures and on Financial Instruments (see Item 8, Note 1 “Significant Accounting Policies” of our Annual Report on Form 10-K for the year ended December 31, 2009 for additional details regarding the adoption of the FASB Accounting Standards Codification)). As a result, substantially all of our investments are now carried at fair value with changes in fair value being reported as net realized and unrealized gains (losses) in our statement of operations. Prior to the adoption of these Topics, our available for sale investments were carried at fair value with changes in fair value reported as a component of other comprehensive income.

On January 12, 2007, we began to consolidate the operations of Mont Fort Re Ltd. in accordance with the FASB ASC Topic on Consolidation and on July 1, 2007, we began to consolidate the operations of Island Heritage Holdings Ltd. in accordance with the FASB ASC Topic on Consolidation.

On July 1, 2008, we began to consolidate the operations of Flagstone Reinsurance Africa Limited, on October 1, 2008, we began to consolidate the operations of Flagstone Alliance Insurance & Reinsurance PLC and on November 18, 2008, we began to consolidate the operations of Marlborough Underwriting Agency Limited in accordance with the FASB ASC Topic on Consolidation.

Pro Forma Selected Financial Data

Pro forma financial statements are not included in this Proxy Statement because no significant pro forma adjustments are required to be made to the historical statement of operations and balance sheet of the Company for the year ended and as of December 31, 2009. Those financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Market Price Information

On March 19, 2010, the last trading day before the public announcement of the Redomestication, the closing price of our shares on the NYSE was $11.15 per share.

Quorum

The presence, in person or by proxy, of two or more of the holders representing in excess of 50% of the total shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business. Abstentions will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. “Broker non-votes” (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Required Vote

Under our Bye-Laws, the Redomestication requires the approval of a majority of the shares present and voting on the proposals at the Annual General Meeting, whether in person or by proxy.

As of the record date, we believe our directors, executive officers and affiliates as a group held 43.9% of our outstanding common shares. Under our Bye-Laws, some members of this group may have their voting rights reduced, and the group’s voting rights could be less than 43.9%. See “Security Ownership of Certain Beneficial Owners, Management and Directors”.

Regulatory Matters

Prior to the Redomestication, we expect to move the location of certain U.K. subsidiaries within our company structure for which we will seek the approval of the U.K.’s Financial Services Authority (“FSA”) and Lloyd’s of London. We are not aware of any other governmental approvals or actions that are required to complete the Redomestication, other than compliance with U.S. federal and state securities laws and Bermuda and Luxembourg corporate law.

No Appraisal Rights

Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication. See “The Shareholder Meeting — Dissenter’s Right of Appraisal”.

RISK FACTORS

Before you decide how to vote on the Redomestication, you should consider carefully the following risk factors, in addition to the other information contained in this Proxy Statement and the documents incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the SEC.

COMPANY RISK FACTORS

The market for our common shares may differ after the Redomestication.

We intend to take steps to ensure that, immediately following the Redomestication, our common shares will continue to be listed on the NYSE under the symbol “FSR”; however, the market price, trading volume or volatility of our common shares could be different after the Redomestication.

After the Redomestication, there may be less demand for our shares if persons seek to avoid being a 10% U.S. Shareholder.

After the Redomestication, the voting power of any shareholder owning more than 9.9% of the Company’s shares will not be reduced to 9.9%, which could result in adverse tax consequences to U.S. holders controlling 10% or more of our shares. See “— After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries”. As a result, existing U.S. shareholders may sell a certain portion of their shares in the Company, and U.S. persons may, in general, purchase fewer shares in the Company than they might otherwise purchase, in order to avoid controlling 10% or more of our shares. This, in turn, could adversely impact our share price.

Following the Redomestication, we may be removed from certain stock indices and mutual funds, which we expect could have an adverse impact on our share price.

Stock indices and mutual funds often impose a variety of qualifications for a company’s inclusion that could be affected by the Redomestication. If our shares are removed as a component of certain stock indices or no longer meet the qualifications of certain mutual funds, institutional investors that are required to track the performance of such indices or the funds that impose those qualifications may be required to sell their shares, which we anticipate may adversely affect the price of our shares.

Legislative or regulatory action could materially and adversely affect us after the Redomestication or eliminate or reduce some of the anticipated benefits of the Redomestication.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Luxembourg, the United States and other jurisdictions following the Redomestication. Any future amendments to the current income tax treaties between Luxembourg and other jurisdictions, including the United States, could subject us to increased taxation and potentially significant expense. We cannot assure you that the Redomestication will eliminate the risk that these changes, if made, will apply to us.

As a Luxembourg company following the Redomestication, we will be required to comply with numerous Luxembourg and European Union laws and regulations as from time to time in effect, which may have a material and adverse effect on our financial condition and results of operations.

The Redomestication will result in additional direct and indirect costs, even if the Redomestication is not completed.

We will incur additional direct costs as a result of the Redomestication. Following the Redomestication, we will hold certain Board of Directors meetings, management meetings and annual general meetings in Luxembourg. We also expect to increase our presence in Luxembourg and incur costs and expenses, including professional fees, to comply with Luxembourg corporate and tax laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Redomestication, even if it is not approved or completed. The Redomestication also may negatively affect us by diverting attention of our management and employees from our operating business and by increasing other administrative costs and expenses.

As a Luxembourg company we will incur additional accounting and audit costs. We will be required to hire and incur the additional expense of a statutory auditor to audit the Company and its stand alone accounts, separate from the subsidiaries, which accounts will be prepared in accordance with Luxembourg Generally Accepted Accounting Principles (“Lux GAAP”) on an annual basis. The requirement to appoint the statutory auditor is in addition to the requirement of the Company to prepare consolidated financial statements under U.S. GAAP for SEC purposes. Should the Company, in the future, meet certain thresholds under Luxembourg law on a stand alone basis, it may be required to appoint an independent auditor to audit its stand alone accounts. If the Company is required to appoint such an independent auditor, it is released from its obligations to have a statutory auditor for its stand alone accounts.

In addition, the Company is required by Luxembourg law to prepare consolidated accounts under Lux GAAP (or IFRS). The consolidated accounts will be required to be audited by an independent auditor. The preparation of these consolidated accounts is in addition to the requirement of the Company to prepare consolidated financial statements under U.S. GAAP for SEC purposes. The Company will apply to the appropriate government authorities in Luxembourg for an exemption from the requirement to prepare consolidated accounts under Lux GAAP (or IFRS). Even if the exemption is granted, Luxembourg may require us to prepare a reconciliation of our shareholders’ equity and annual results between U.S. GAAP and Lux GAAP (or IFRS). Should the application for exemption not be successful, the preparation of consolidated accounts under U.S. GAAP will not release the Company from its legal obligation under Luxembourg Law to prepare consolidated accounts under Lux GAAP (or IFRS).

The Company may potentially therefore be required to prepare three sets of accounts and to have these three sets of accounts audited.

We may choose to abandon or delay the Redomestication.

We may abandon or delay the Redomestication at any time prior to it becoming effective by action of our Board of Directors, even after the Annual General Meeting. While we currently expect the Redomestication to take place as soon as practicable after obtaining shareholder approval of the Redomestication at the Annual General Meeting, our Board of Directors may delay the Redomestication for a significant time or may abandon the Redomestication after the Annual General Meeting because, among other reasons, of an increase in our estimated cost of the Redomestication or a determination by the Board of Directors that the Redomestication is no longer in the best interests of our shareholders or may not result in the benefits we expect.

TAX RISK FACTORS

After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries.

If the Company or any of its subsidiaries is characterized as a controlled foreign corporation (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, then any 10% U.S. Shareholder that owns, directly or indirectly through non-U.S. entities, shares of the Company or any of its non-U.S. subsidiaries (based on voting power) on the last day of the taxable year on which the Company or any of its non-U.S. subsidiaries (as the case may be) is a CFC, would be required to include in such 10% U.S. Shareholder’s U.S. federal gross income for the taxable year, as income subject to taxation at ordinary income tax rates, such 10% U.S. Shareholder’s pro rata share of the relevant company’s undistributed earnings and profits characterized as “subpart F income”. A “10% U.S. Shareholder” is a United States person (as defined in Section 957(c) of the Internal Revenue Code of 1986, as amended (the “Code”)) (“U.S. Person”) that owns (directly or indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the Company or any of its non-U.S. subsidiaries (as the case may be). Subpart F income includes passive investment income (such as interest, dividends and certain rent or royalties) and subpart F insurance income, which includes certain insurance underwriting income and related investment income. Additionally, a United States person (as defined in Section 7701(a)(30) of the Code) that sells or exchanges our common shares (including by way of repurchase or liquidation) and that was a 10% U.S. Shareholder at any time during the five-year period ending on the date of such disposition while the Company was characterized as a CFC may be taxable at dividend rates on any gain realized on the disposition to the extent of our current and accumulated earnings and profits attributable to such common shares.

Unlike the Bye-Laws of Flagstone (Bermuda), the Articles will not contain a provision reducing the voting power of any shareholder owning more than 9.9% of the Company’s shares to 9.9%. For a more detailed description of the operation of this rule, see “The Shareholder Meeting — Voting Securities and Record Date — Voting Rights”. Accordingly, no assurance can be given that Flagstone (Luxembourg) or any of its subsidiaries will not be, or become, a CFC after the Redomestication. Investors should consult their own tax advisors regarding the U.S. tax ramifications of owning shares of Flagstone (Luxembourg), and in particular regarding the manner in which ownership is computed for purposes of applying the CFC rules described above, and the potential U.S. tax ramifications of ownership of shares of Flagstone (Luxembourg) with an aggregate voting power of 10% or greater.

After the Redomestication, dividends you receive may be subject to Luxembourg dividend withholding tax and Luxembourg income tax.

Dividend withholding tax (currently at a rate of 15%) may arise in respect of dividends paid on Flagstone (Luxembourg) shares. A Luxembourg withholding tax levied at a rate of 15% is due on dividends and similar non-exempt distributions to Flagstone (Luxembourg)’s holders. Flagstone (Luxembourg) will be required to withhold at such rate from distributions to the shareholder and to pay such withheld amounts to the Luxembourg tax authorities.

Dividends and similar distributions paid to Flagstone (Luxembourg)’s shareholders may be exempt from Luxembourg dividend withholding tax if: (1) the shareholder is a qualifying corporate entity holding a stake of at least 10% of the total issued and outstanding share capital of Flagstone (Luxembourg) or a stake of such share capital with an acquisition price of at least €1.2 million; and (2) has either held this qualifying stake in the capital of Flagstone (Luxembourg) for an uninterrupted period of at least 12 months at the time of the payment of the dividend, or if it undertakes to continue to own such qualifying shareholding until such time as the entity has held the shares for an uninterrupted period of at least 12 months. Examples of qualifying corporate shareholders are taxable Luxembourg companies, certain taxable companies resident in other EU member states, capital companies resident in Switzerland subject to income tax and companies fully subject to a tax corresponding to Luxembourg corporate income tax that are resident in countries that have concluded a treaty for the avoidance of double taxation with Luxembourg. Residents of countries that have concluded a treaty for avoidance of double taxation with Luxembourg might claim application of a dividend withholding tax reduced rate (or exemption) depending on the applicable tax treaty.

Under current Luxembourg tax law, payments to shareholders in relation to a reduction of share capital or share premium are not subject to Luxembourg dividend withholding tax if certain conditions are met, including, for example, the condition that Flagstone (Luxembourg) does not have distributable reserves or profits generated post-Redomestication. If Flagstone (Luxembourg) has, at the time of the payment to shareholders with respect to their shares, distributable reserves or profits generated Post-Redomestication, a distribution of share capital or share premium will be recharacterized for Luxembourg tax purposes as a distribution of such reserves or earnings subject to withholding tax. While it is our intention to make payments to shareholders in a way that no Luxembourg withholding tax is due, we may not be able to do so or our ability to do so could be limited.

Flagstone recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Flagstone (Luxembourg).

The Redomestication may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe the Redomestication should permit us to maintain a competitive worldwide effective tax rate. However, we cannot provide any assurance as to what our worldwide effective tax rate will be after the Redomestication because of, among other things, uncertainty regarding the amount of business activities and profits in any particular jurisdiction in the future and the tax laws of such jurisdictions. Our actual worldwide effective tax rate may vary from our expectation and that variation may be material.

We will be subject to various Luxembourg taxes as a result of the Redomestication.

Although we do not expect Luxembourg taxes materially to affect our worldwide effective corporate tax rate, we will be subject to additional corporate taxes in Luxembourg as a result of the Redomestication. Luxembourg imposes corporate income tax plus municipal business tax and surcharges for Luxembourg resident companies at an effective tax rate, currently, of 28.59% (for companies registered in Luxembourg City). However, we should be entitled to a “participation relief” that in most cases will effectively eliminate any Luxembourg taxation on the dividends paid to us out of profits of our qualifying subsidiaries as well as on capital gains related to the sale of equity interests in our qualifying subsidiaries. We also will be subject to Luxembourg net wealth tax at the rate of 0.5% levied on the net assets of Flagstone (Luxembourg) except for equity interests in our qualifying subsidiaries. The net wealth tax charge can be reduced if a specific reserve is created and maintained for five years. However, the maximum reduction is limited to the corporate income tax due for the same year. In addition, we will be subject to Luxembourg indirect taxes (e.g., VAT). We currently are not subject to income, capital, net wealth or indirect taxes in Bermuda.

There could be adverse tax consequences if we fail to maintain sufficient presence in Luxembourg.

If the Company does not maintain sufficient presence in Luxembourg, the Luxembourg tax authorities may not be willing to confirm that the Company is a tax resident of Luxembourg. In such case, the Company may not be entitled to tax treaty benefits. In addition, a foreign jurisdiction may claim the right to tax Flagstone (Luxembourg) as if it were a tax resident of that foreign jurisdiction, and ultimately double taxation may result.

BERMUDA V. LUXEMBOURG SHAREHOLDER RIGHTS RISK FACTORS

Certain of your rights as a shareholder will change as a result of the Redomestication.

The completion of the Redomestication will change the governing law that applies to our shareholders from Bermuda law to Luxembourg law. There are differences between your rights under Luxembourg law and under Bermuda law, and there are differences between our current Memorandum of Association and Bye-Laws and the Articles that will apply to us after we continue as a Luxembourg company. We discuss these differences under “Proposal 4 — Approval of the Redomestication — Description of Flagstone (Luxembourg) Shares” and “Proposal 4 — Approval of the Redomestication — Comparison of Rights of Shareholders”. A copy of the English version of the Articles is attached as Annex A to this Proxy Statement.

In addition, to mitigate certain potential adverse U.S. tax consequences to U.S. shareholders, our current Bye-Laws reduce the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares. For a more detailed description of the operation of this rule, see “The Shareholder Meeting — Voting Securities and Record Date — Voting Rights”. After the Redomestication, each share will be entitled to one vote with no potential reduction in voting power. Thus, as a result of the Redomestication and the corresponding removal of the 9.9% voting limitation from the Company’s corporate documents, there may be an increase in the voting rights of certain U.S. shareholders and a dilution of the voting rights of other shareholders. This change will be undertaken for Luxembourg legal reasons and could create adverse tax consequences to certain U.S. shareholders. See “Risk Factors — Tax Risk Factors — After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries.”

These differences could cause our shares to be less attractive to you and other shareholders and could adversely impact the share price.

As a result of increased shareholder approval requirements, we may have less flexibility as a Luxembourg company than as a Bermuda company with respect to certain aspects of capital management.

Under Bermuda law, our directors may issue, without further shareholder approval, any shares authorized in our Memorandum of Association that are not already issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, our Board of Directors currently has the right, subject to statutory limitations, to declare and pay dividends on our shares without a shareholder vote. Luxembourg law will allow our shareholders to authorize share capital that can be issued by the Board of Directors without further shareholder approval, but this authorization will be limited to the amount fixed in the Articles, and the authorization given to the Board of Directors must be renewed by the shareholders every five years. The renewal requires a general meeting of shareholders deliberating in accordance with the requirements for amendments to the Articles. The increase of capital must be recorded in a notarial instrument, prepared at the request of the Board of Directors, within one month from the end of the subscription period or within three months from the day on which that period commenced. Luxembourg law grants pre-emptive rights to existing shareholders to subscribe for new issuances of shares where such shares are issued for cash. Shareholders will be asked to waive their pre-emption rights in relation to shares to be issued for cash. In addition, after the Redomestication, we will not be able to issue different classes of shares (including preferred shares) unless the shareholders approve them. If shareholders do not approve further extensions of the Board’s ability to issue shares without prior shareholder approval and free from shareholder pre-emption rights, or approve the issuance of different classes of shares, the Company’s capital flexibility could be adversely impacted.

Luxembourg law also reserves for approval by shareholders many corporate actions over which our Board of Directors currently has authority under Bermuda law. We cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, including the documents we incorporate by reference, contains, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting the Company’s common share price; the impact of volatility in the financial markets, including the duration of the economic crisis and the effectiveness of governmental solutions; the weakening economy, including the impact on our consumers’ businesses; fluctuations in interest rates; the effects of corporate bankruptcies on capital markets; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the insurance and reinsurance industries; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. In addition, the Company’s forward-looking statements about the Redomestication and its anticipated effects, operations, stock trading matters, and tax and financial matters could be affected by risks including that the Redomestication may not close, shareholders or regulators may not provide required approvals, the Company may encounter difficulties moving jurisdictions, tax and financial expectations might not materialize or might change, and Luxembourg corporate governance and regulatory schemes could prove different or more challenging than currently expected.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

THE SHAREHOLDER MEETING

Date, Time and Place

The Annual General Meeting of Shareholders will be held on May 14, 2010 at 8:30 a.m. local time at The Mid Ocean Club, Tucker’s Town, St. George’s, Bermuda.

We are first mailing this Proxy Statement and accompanying form of proxy to shareholders beginning on or about April 16, 2010.

Company’s Mailing Address

Flagstone Reinsurance Holdings Limited
Crawford House
Church Street
Hamilton HM 11
Bermuda
(441) 278-4300

Purpose of the Meeting

At the meeting, the Board of Directors will ask our shareholders to vote:

•	Proposal 1: To elect four (4) Class C directors (David Brown, Stephen Coley, Dr. Anthony Knap, Ph.D and Peter F. Watson) to hold office until the 2013 Annual General Meeting of Shareholders or until their respective successors have been duly elected or appointed.
•	Proposal 2: To approve the appointment of Deloitte & Touche to serve as the Company’s independent auditor for fiscal year 2010 and until our 2011 Annual General Meeting of Shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.
•	Proposal 3: To approve amendments to the Performance Share Unit Plan.
•	Proposal 4: To consider and approve the Redomestication from Bermuda to Luxembourg, the authorizing of the Board of Directors to abandon or delay the Redomestication for any reason at any time prior to it becoming effective notwithstanding the approval of the Shareholders, and the granting of a power of attorney to each member of the Board of Directors (or such persons appointed attorney in Luxembourg) to appear before a Luxembourg public notary and to take all necessary steps and to sign all necessary documents to effect the Redomestication.
•	Proposal 5: If the Redomestication is approved, to approve the change of the Company’s corporate name to Flagstone Reinsurance Holdings, S.A.
•	Proposal 6: If the Redomestication is approved, to change the Company’s corporate purpose.
•	Proposal 7: If the Redomestication is approved, to fix the Company’s registered office in Luxembourg.
•	Proposal 8: If the Redomestication is approved, to approve the Company’s Luxembourg articles of incorporation.
•	Proposal 9: If the Redomestication is approved, to approve the Company’s issued share capital.
•	Proposal 10: If the Redomestication is approved, to approve the Company’s authorized share capital.
•	Proposal 11: If the Redomestication is approved, to waive any shareholder preferential or pre-emptive subscription rights under Luxembourg law.
•	Proposal 12: If the Redomestication is approved, to allow the Company and its subsidiaries to acquire and own shares of the Company.
•	Proposal 13: If the Redomestication is approved, to approve the fiscal year of the Company.

•	Proposal 14: If the Redomestication is approved, to approve the date and time for future Annual General Meetings of Shareholders.
•	Proposal 15: If the Redomestication is approved, to confirm the appointment of the Company’s directors.
•	Proposal 16: If the Redomestication is approved, to confirm the Company’s independent auditor.
•	Proposal 17: If the Redomestication is approved, to elect the Company’s statutory auditor.
•	Proposal 18: If the Redomestication is approved, to acknowledge an independent auditors’ report for the Company.
•	Proposal 19: If there are insufficient votes at the time of the meeting to approve the Redomestication, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

The matters described in this Proxy Statement are the only matters that we know will be voted on at the Annual General Meeting. If other matters are properly presented at the Annual General Meeting, the proxy holders will vote your shares as they see fit.

Our Board of Directors has approved the proposals and recommends that you vote “FOR” all of the proposals.

Revocability of Proxy

You may change your vote in one of three ways at any time before it is exercised:

•	notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
•	submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or
•	if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Dissenter’s Right of Appraisal

The Board of Directors has not proposed for consideration at the Annual General Meeting any transaction for which the laws of Bermuda entitle shareholders to appraisal rights.

Persons Making the Solicitation

Proxies in the form enclosed are being solicited by the Board of Directors. The persons named in the accompanying proxy card have been designated as proxies by the Board. Such persons designated as proxies serve as officers of the Company.

We will pay the cost of solicitation of proxies. We have engaged Okapi Partners and BNY Mellon Shareowner Services as the proxy solicitors for the Annual General Meeting for an aggregate fee of approximately $42,500. In addition to the use of the mails, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from the ownership of our common shares or any nominee’s election to office, the Company is not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Annual General Meeting.

Voting Securities and Record Date

Record Date

Our Board of Directors has fixed the close of business on March 23, 2010 as the record date for the Annual General Meeting. Only holders of record of our shares on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. You will not be the holder of record of shares that you hold in “street name”. Instead, the depository (for example, Cede & Co.) or other nominee will be the holder of record of such shares.

Number of Shares Outstanding

On the record date of the Annual General Meeting, 80,001,073 shares were issued and entitled to be voted at the meeting.

Voting Rights

In general, and except as provided below, shareholders have one vote for each common share held by them. However, if the common shares of a shareholder are treated as “controlled shares” (generally, common shares held directly, indirectly through non-U.S. entities or constructively through certain relationships) of any U.S. Person (as defined in Section 957(c) of the Code) and such controlled shares constitute more than 9.9% of the votes conferred by the Company’s issued shares, the voting rights with respect to the controlled shares of that U.S. Person (a “9.9% U.S. Shareholder”) shall be limited to a voting power of 9.9% under a formula specified in the Bye-Laws. The reduction in votes is generally to be applied proportionately among all the controlled shares of the 9.9% U.S. Shareholder; provided, however, that the reduction shall first be effected by reducing the votes conferred on the common shares held directly by such 9.9% U.S. Shareholder. The reduction in the votes of the common shares held by a 9.9% U.S. Shareholder effected by the foregoing shall be allocated proportionately among the common shares held by the other shareholders so long as the allocation does not cause any U.S. Person to become a 9.9% U.S. Shareholder. The formula is applied repeatedly until the voting power of all 9.9% U.S. Shareholders has been reduced to 9.9%.

Principal Holders of Common Shares

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, we believe our directors, executive officers and affiliates beneficially owned 43.9% of the outstanding common shares. Under our Bye-Laws, some members of this group may have their voting rights reduced and the group’s voting rights could be reduced to less than 43.9%. See “Security Ownership of Certain Beneficial Owners, Management and Directors”.

Voting Procedures

Quorum

The presence, in person or by proxy, of two or more of the holders representing in excess of 50% of the total shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business. Holders of shares are entitled to vote on each matter to be voted upon by the shareholders at the Annual General Meeting in accordance with the voting rights afforded under Bye-Laws 4 and 30 of the Company.

Voting in Person or By Proxy

A proxy card is being sent to each record holder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Bermuda law and our Bye-Laws. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

If you have timely mailed a properly executed proxy card and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted “FOR” each of the proposals. If any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

You may abstain on any of the proposals by marking “ABSTAIN” with respect to any proposal.

The matters described in this Proxy Statement are the only matters that we know will be voted on at the Annual General Meeting. If other matters are properly presented at the Annual General Meeting, the proxy holders will vote your shares as they see fit.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You therefore are strongly urged to attend and vote at the meeting in person or by proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual General Meeting. Pursuant to Bermuda law, (i) common shares which abstain from voting on any matter are not included in the determination of the common shares voting on such matter but are counted for quorum purposes and (ii) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) are not included in the determination of the common shares voting on such matter but are counted for quorum purposes.

Member brokerage firms of the NYSE that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon certain proposals.

Vote Required for Approval

In accordance with our Bye-Laws, under Proposal 1, the nominees for election as directors at the Annual General Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. All other proposals require the affirmative “FOR” vote of a majority of those shares present at the meeting and entitled to vote on the proposal. A hand vote will be taken unless a poll is requested pursuant to the Bye-Laws.

PROPOSAL 1 — ELECTION OF CLASS C DIRECTORS

Our Bye-Laws provide for a classified Board of Directors of no fewer than ten (10) and no more than twelve (12) directors, divided into three (3) classes of as nearly equal size as possible. The Board of Directors currently consists of twelve (12) directors pursuant to a resolution of the Board of Directors. Each director will serve a three-year term. At the Annual General Meeting, our shareholders will elect the Class C directors, who will serve until the 2013 Annual General Meeting of Shareholders. Our incumbent Class A and Class B directors will serve until the 2012 and 2011 Annual General Meetings of Shareholders, respectively.

At its meeting on February 26, 2010, the Board of Directors nominated Messrs. Brown, Coley, Knap and Watson for re-election as Class C directors at the Annual General Meeting. Each of these directors has indicated that he will offer himself for re-election to the Board of Directors.

If any nominee shall prior to the Annual General Meeting become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended to or by the Board of Directors.

NOMINEES

David Brown
Stephen Coley
Dr. Anthony Knap, Ph.D.
Peter F. Watson

The respective ages, business experience, directorships and committee memberships for the nominees are set out in “Our Directors”. All of the nominees currently serve as directors of Flagstone (Bermuda).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR CLASS C DIRECTORS NAMED ABOVE

PROPOSAL 2 — AUDITOR’S PROPOSAL

Upon the recommendation of the Audit Committee, the Board of Directors proposes that the shareholders approve the appointment of Deloitte & Touche to serve as our independent auditor for the 2010 fiscal year until the 2011 Annual General Meeting of Shareholders. Deloitte & Touche has served as our independent auditor since October 2005. A representative from Deloitte & Touche will attend the Annual General Meeting and will be available to respond to any questions and make a statement if he or she so desires. Shareholders at the Annual General Meeting will also be asked to vote to refer the determination of the auditor’s remuneration to the Board of Directors.

The following sets forth the fees billed to us by Deloitte & Touche during the 2009 fiscal year:

Audit Fees

Aggregate audit fees billed to us by Deloitte & Touche for the fiscal years ended December 31, 2009 and 2008 were $3,057,559 and $3,612,671, respectively. Audit fees were for (a) the audit of our annual financial statements, (b) review of our quarterly financial statements, (c) statutory audits and (d) assistance with and review of documents filed with the SEC (including comfort letters and consents).

Audit-Related Fees

Audit-related fees billed to us by Deloitte & Touche for the fiscal years ended December 31, 2009 and 2008 were $123,718 and $98,640, respectively, for assurance and related services that are related to the audit and review of the financial statements (including technical consultations and services provided in relation to securities offerings) which are not reported as audit fees above.

Tax Fees

Fees billed to us by Deloitte & Touche for all tax-related services for the fiscal years ended December 31, 2009 and 2008 were $nil and $18,890, respectively. These fees were for professional services rendered for tax compliance.

All Other Fees

The aggregate fees billed by Deloitte & Touche for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2009 and 2008 were $106,772 and $157,927, respectively, which relate to other consents primarily for due diligence services. The Audit Committee has considered whether any information technology and non-audit consulting services provided by Deloitte & Touche could impair the independence of Deloitte & Touche. No such services were provided by Deloitte & Touche during 2009 or 2008 and thus the Audit Committee concluded that such services did not impair the auditor’s independence.

Pre-Approval Policies

The Audit Committee must pre-approve all audit services and permitted non-audit services performed for the Company by our auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. All engagements of Deloitte & Touche to provide audit, audit-related and tax services to the Company during 2009 and 2008 were pre-approved by the Audit Committee.

The Audit Committee is responsible for managing our relationship with our independent auditor. The Audit Committee has the sole authority to hire and employ our auditor. The Audit Committee regularly reviews the auditor’s work plan, bills and work product. Accordingly, it is our policy that all proposed engagements by our current audit firm must be approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT AUDITOR FOR THE 2010 FISCAL YEAR UNTIL THE 2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND THE REFERRAL OF THE DETERMINATION OF THE AUDITOR’S REMUNERATION TO THE BOARD OF DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 3 — PERFORMANCE SHARE UNIT PLAN AMENDMENTS

It is proposed, subject to shareholder approval, that the Company’s Performance Share Unit Plan (the “PSU Plan”) be amended to, among other things, (i) modify the treatment of Performance Share Units (“PSUs”) upon the retirement of an employee, (ii) permit Mark Byrne, Chairman of the Company, to receive PSUs and (iii) cancel PSUs if the Company is required to make a financial restatement due to a material misstatement and those PSUs were granted based upon the erroneous financial information.

Retirement Amendments

Currently, if an employee is 65 or older at the age of retirement, the employee’s PSUs are cancelled. However, at the end of the first performance period after the retirement, the retiree is paid in cash what they would have received had they been employed until the end of that performance period. For an employee that retires at 65 or over, the Board proposes to amend the PSU Plan so that PSUs are not cancelled and continue to vest as if the retiree were still employed.

Currently, an employee who retires before 65 but whose age plus years of service exceeds 60 keeps their PSUs but the reward factor used to determine the number of PSUs becomes fixed as of the most recent quarter prior to the retirement. The Board proposes to increase the age plus service requirement from 60 to 65. For such retirees, the Board also proposes that the retiree keeps their PSUs, and the PSUs vest as if the retiree were still employed.

Eligible Employee Amendment

The Board proposes to amend the PSU Plan to make Mark Byrne, Chairman of the Company, eligible to receive PSUs.

Clawback Amendment

The Board proposes to add a provision that would cancel PSUs if the Company is required to make a financial restatement due to a material misstatement and those PSUs were granted based upon the erroneous financial information.

Other Amendment

In addition, the Board proposes to make other changes that are reflected in the PSU Plan below.

Board Recommendation; Required Approval

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

Text of Amended PSU Plan

The text of the PSU Plan as proposed to be amended appears below.

Flagstone Reinsurance Holdings Limited
Performance Share Unit Plan

1.	PURPOSE

The purpose of this Plan is to advance the interests of the Company and its shareholders by providing PSUs as incentive compensation to certain key Employees of the Company and its subsidiaries, as well as, at the discretion of the Compensation Committee, employees of companies that provide operational support or other services to the Company.

2.	DEFINITIONS
2.1.	“Adverse Change in the Plan” is defined in paragraph 12.
2.2.	“Affiliates” includes any company ~~affiliated~~ 50% or more owned, directly ~~with West End Capital Management (Bermuda) Limited or Flagstone Reinsurance Holdings Limited~~ or indirectly, by the Company.

2.3.	“Board” means the Board of Directors of the Company.
2.4.	“Change in Control” is defined in paragraph 9.
2.5.	“Common Shares” shall mean common shares of the Company.
2.6.	“Company” means Flagstone Reinsurance Holdings Limited.
2.7.	“Compensation Committee” means the Compensation Committee of the Board.
2.8.	“Constructive Termination” is defined in paragraph 11.
2.9.	“Employee” means any person, including officers, employed by the Company or any Subsidiary of the Company. Such term shall also include directors of the Company or any Subsidiary of the Company. Such term shall also include, at the discretion of the Compensation Committee, employees of companies that provide operational support or other services to the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary or any successor. ~~Notwithstanding anything else contained herein, Mark Byrne shall not be considered an Employee for purposes of the Plan.~~
2.10.	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.11.	“Hostile Takeover Termination” is defined in paragraph 13.
2.12.	“Inter Vivos Designee” means any person or body of persons corporate or unincorporate, association, trust, partnership or similar entity or arrangement designated by an Employee to hold such PSUs granted to the Employee under the Plan and receive payments under the Plan during the life of the Employee.
2.13.	“Maximum Award” shall mean the maximum number of Common Shares that an Employee would be entitled to receive if all of the performance goals set forth in a particular PSU were satisfied over the Performance Period(s) set forth in such PSU.
2.14.	“Performance Period(s)” means the period(s) during which an employee must perform pursuant to the grant of a PSU; provided, however, that any such period must end on December 31 of the relevant fiscal year.
2.15.	“Plan” means this Flagstone Reinsurance Holdings Limited Performance Share Unit Plan.
2.16.	“PSU” means a Performance Share Unit.
2.17.	“Retire” means to resign from the Company to be Retired.
2.18.	“Retired” means not acting as an Employee, Officer, Director, or consultant to any insurance or reinsurance firm. The Committee may waive this provision at its sole discretion with respect to Clause 6.3.2, if it determines in its sole discretion that the Employee is not competing in any way with the Company or Affiliates.
2.19.	“Subsidiary”, as used herein, has the meaning assigned to the term “subsidiary company” in the Companies Act, 1981 of Bermuda.
2.20.	“Termination Without Cause” is defined in paragraph 10.
2.21.	“Term of Service” means the time between
2.21.1.	the date the Employee’s continuous employment with the Company or one or more Affiliates commenced, with the term of service of each employee of an Affiliate deemed to commence at the latest of December 20, 2005, or the date of acquisition of 50% or more by the Company of the ownership interest, or the date of the Employee’s actual commencement of service

and

2.21.2.	any date of separation from service, including for resignation, termination for Cause or not for Cause, or retirement.
3.	ADMINISTRATION OF THE PLAN
3.1.	Administration. The Plan shall be administered by the Compensation Committee. No member of the Compensation Committee shall be an Employee of the Company eligible to receive PSUs under the Plan or shall have been eligible within one year prior to his appointment to receive PSUs under the Plan or to receive awards under any other plan of the Company or any of its subsidiaries under which participants are entitled to acquire shares, share options or share appreciation rights of the Company or any of its subsidiaries.
3.2.	Powers of the Administrator. The Compensation Committee shall have exclusive authority to select the Employees to be granted PSUs, to determine the number of PSUs to be granted and the terms (including the performance goals and Performance Period(s)) of such PSUs and to prescribe the form of the instruments embodying such PSUs. The Compensation Committee shall be authorized to interpret the Plan and the PSUs granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any PSU grant instrument in the manner and to the extent the Compensation Committee deems desirable to carry it into effect. Any decision of the Compensation Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Compensation Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Compensation Committee. No member of the Company shall be liable for anything done, or for any failure to act, by him or by any other member of the Compensation Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.
~~3.3~~	~~Eligibility. PSUs may be granted only to Employees, excluding Employees whose employment contracts specify that they are not entitled to receive PSUs.~~
4.	AWARDS
4.1.	Type of Awards Under the Plan. Awards under the Plan shall be limited to PSUs.
4.2.	Maximum Number of PSUs and Maximum Number of Common Shares that may be Issued Pursuant to PSUs Under the Plan. The maximum number of PSUs that may be granted under the Plan shall not exceed 5,600,000 PSUs. The maximum number of PSUs that may be granted under the Plan to any one Employee shall be half the maximum number of PSUs that may be granted under the Plan to all Employees. The aggregate Maximum Awards that shall be issuable under the Plan shall not exceed 11,200,000 Common Shares. If a PSU is forfeited or otherwise cancelled, or if an Employee does not achieve the Maximum Award pursuant to a PSU, the Common Shares underlying such PSU shall become available for future grant under PSUs pursuant the Plan (unless the Plan has terminated).
5.	RIGHTS WITH RESPECT TO PSUs
5.1.	An Employee to whom PSUs are granted (and any person succeeding to such employee’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares issuable pursuant thereto until such Employee’s name is entered into the Register of Members of the Company and until the date of the issuance of a share certificate (whether or not delivered) ~~therefore~~ therefor. Except as provided in paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such share certificate is issued.

6.	PSUs

The grant of PSUs to an Employee will entitle him to receive, without payment to the Company, all or a portion of the Maximum Award, as determined by the Compensation Committee, if the terms and conditions specified herein and in the PSU are satisfied. Payment in respect of a PSU shall be made as provided in subparagraph 6.6. Each grant of PSUs shall be subject to the following terms and conditions:

6.1.	The Compensation Committee shall determine the number of PSUs to be granted to each Employee. PSUs may be issued in different classes or series having different terms and conditions.
6.2.	Subject to subparagraph 6.6, at the end of the Performance Period(s) specified in the grant of a PSU, an Employee shall be entitled to receive the Maximum Award if the performance objectives set forth in the grant of such PSU are attained in full. If the performance objectives specified in the grant are attained in part but not in full, the Compensation Committee, in its sole discretion, shall determine the percentage of the Maximum Award, if any, to which the Employee is entitled under the PSU.
6.3.	PSUs shall be cancelled if the Employee’s continuous employment with the Company or any of its subsidiaries or with any company that provides operational support or other services to the Company shall terminate for any reason prior to the end of the Performance Period(s), unless such termination results in Related Employment (as defined in paragraph 8), and except as otherwise specified in this subparagraph 6.3 or in subparagraphs 6.4 or 6.5. Notwithstanding the foregoing and without regard to subparagraph 6.2:
6.3.1.	if an Employee shall, while employed by the Company or any of its subsidiaries or by any company that provides operational support or other services to the Company or while engaged in Related Employment, die or become disabled (within the meaning of paragraph 7) prior to the end of the Performance Period(s), the PSUs granted to such Employee shall be cancelled at the end of the next ending Performance Period and he, or his legal representative, as the case may be, shall become entitled to receive a cash payment (determined in accordance with subparagraph 6.6) in respect of the Common Shares he would have received had he been in continuous employment with the Company through the end of such Performance Period and had the performance objectives, if any, that were imposed been achieved; or
6.3.2.	if an Employee shall retire ~~under an approved retirement program of the Company or a Subsidiary (or such other plan as may be approved by the Compensation Committee, in its sole discretion, for this purpose) prior to the end of the Vesting Period(s),~~ then:
6.3.2.1.	~~if~~ If at the time of ~~his~~ their retirement the Employee is 65 years old or older, the PSUs shall not be cancelled ~~at the end of the next ending Performance Period, and he shall become entitled to receive a cash payment (determined in accordance with subparagraph 6.6) in respect of the Common Shares he would have received had he been in continuous employment with the Company through the end of the Performance Period and had the performance objectives, if any, that were imposed been achieved,~~ on the Employee’s official retirement date, but they shall continue to vest and the Employee shall receive payments in cash or stock at the discretion of the Compensation Committee on schedule as described in subparagraph 6.6 or
6.3.2.2.	~~if~~ If at the time of ~~his~~ their early retirement, the sum of the Employee’s age plus years of service for the Company or any of its affiliates is greater than or equal to ~~60~~ 65 (sixty -five), the ~~multiplier for the unvested PSUs shall be fixed as of the most recent quarter close, and the PSUs will vest as scheduled on the grant certificate. This early retirement provision is at the sole judgment of the Compensation Committee and will not apply in circumstances where Employees are working for a competitor in any capacity at any point between their retirement from the Company and the PSU vesting date, or~~ PSUs shall not be cancelled on the Employee’s official retirement date, but shall continue to vest and the Employee shall receive payments in cash or stock at the discretion of the Compensation Committee on schedule as described in subparagraph

6.4, as they would have received had they been in continuous employment with the Company on that date, provided only that the Employee remains Retired on each vesting date. This early retirement provision will not apply where any conflicting provisions exist in an individual’s employment contract ~~exist, unless otherwise approved by the Compensation Committee; or~~;
6.3.2.3.	if at the time of ~~his~~ their retirement the Employee does not meet the criteria under section 6.3.2.2 and is less than 65 years old and ~~his~~ their retirement occurs before 24 months have elapsed since the grant of the PSUs, the PSUs shall be cancelled and the Employee shall become entitled to receive a cash payment (determined in accordance with subparagraph 6.6) in respect of one-ninth of the Common Shares ~~he~~ they would have received had ~~he~~ they been in continuous employment with the Company through the end of the next ~~ending~~ Performance Period and had the performance objectives, if any, that were imposed been achieved, or
6.3.2.4.	if at the time of ~~his~~ their retirement the Employee does not meet the criteria under section 6.3.2.2 and is less than 65 years old and ~~his~~ their retirement occurs after 24 months or more have elapsed since the grant of the PSUs, the PSUs shall be cancelled and the Employee shall become entitled to receive a cash payment (determined in accordance with subparagraph 6.6) in respect of two-ninths of the Common Shares ~~he~~ they would have received had ~~he~~ they been in continuous employment with the Company through the end of the next ~~ending~~ Performance Period and had the performance objectives, if any, that were imposed been achieved.
6.4.	If within 24 months after a Change in Control of the Company as defined in paragraph 9 and prior to the end of a Performance Period:
6.4.1.	there is a Termination Without Cause, as defined in paragraph 10, of the employment of an Employee;
6.4.2.	there is a Constructive Termination, as defined in paragraph 11, of the employment of an Employee; or
6.4.3.	there occurs an Adverse Change in the Plan, as defined in paragraph 12, in respect of an Employee, then:
6.4.3.1.	the Employee shall become entitled to receive:
6.4.3.1.1.	The Maximum Award multiplied by a fraction the numerator of which is the number of full months which have elapsed since the date of the PSU grant to the end of the first month in which occurs one of the events described in clauses 6.4.1, 6.4.2 or 6.4.3and the denominator of which is the total number of months in the Performance Period(s), plus
6.4.3.1.2.	If the number of Common Shares determined pursuant to subclause (1) above is less than the Maximum Award (such difference being referred to herein as the “Deficiency”), the Employee shall receive Common Shares equal to all or a portion of such Deficiency as follows:
6.4.3.1.2.1.	if the Compensation Committee shall have determined, prior to the Change in Control and based on the most recent performance status reports, that the performance objectives for the particular grant were being met at the date of the determination, the Employee shall receive Common Shares equal to the full Deficiency, and
6.4.3.1.2.2.	if the determination of the Compensation Committee was that the performance objectives for the particular grant were not being met at the date of such determination, the Compensation Committee shall at the time of such determination have also made a determination as to the percentage of the Deficiency as to which the Employee is entitled to receive Common Shares, but in no event shall such percentage be less than fifty percent (50%).
6.4.3.2.	Payment of any amount in respect of PSUs as described above in this subparagraph 6.4 shall be made as promptly as possible after the occurrence of one of the events described in clauses 6.4.1 through 6.4.3.
6.5.	Notwithstanding any other provision in the Plan, in the event of a Hostile Takeover Termination, the Employee shall immediately become entitled to the Maximum Award with respect to all PSUs granted to such Employee. Such Maximum Award shall be payable, in the sole discretion of the Compensation Committee, either by issuance of Common Shares or in cash based on the market price per Common Share as of the close of trading on the date of a Hostile Takeover Termination.
6.6.	Payment of any amount due to an Employee in respect of the PSUs shall be made by the Company as promptly as practicable or shall be deferred to such other time or times as the Compensation Committee shall determine, and may be made in cash, by issuance of Common Shares, or partly in cash and partly by issuance of Common Shares as determined by the Compensation Committee. The amount of cash, if any, to be paid in lieu of issuance of Common Shares shall be determined based on the market price per Common Share as of the close of trading on the date on which an Employee becomes entitled to payment, whether or not such payment is deferred. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Compensation Committee in its sole discretion. In the case of issuance of Common Shares to an Employee, such Employee’s services rendered to the Company shall be deemed to constitute full payment to the Company of the par value of such Common Shares.
7.	DISABILITY

For the purposes of this Plan, an Employee shall be deemed to be disabled if the Compensation Committee shall determine that the physical or mental condition of the Employee is such as would entitle him to payment of monthly disability benefits under any disability plan of the Company or a Subsidiary in which he is a participant.

8.	RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of an Employee by an employer which is neither the Company nor a Subsidiary provided: (i) such employment is undertaken by the individual and continued at the request of the Company or a Subsidiary; (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Compensation Committee, in its sole discretion, as Related Employment for the purposes of this paragraph 8. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was an officer or employee of the Company.

9.	CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control of the Company” shall occur if:

9.1.	Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), excluding the initial subscribers to the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s then outstanding shares; or
9.2.	the business of the Company for which the participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including shares of a Subsidiary of the Company).

10.	TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the Employee’s employment with the Company or a Subsidiary by the Company or the Subsidiary other than for (i) disability as described in paragraph 7 or (ii) Cause. “Cause” shall mean (a) a material breach by the Employee of any contract between the Employee and the Company or a Subsidiary; (b) the willful and continued failure or refusal by the Employee to perform any duties reasonably required by the Company or a Subsidiary, after notification by the Company or the Subsidiary of such failure or refusal, and failing to correct such behaviour within 20 days of such notification; (c) commission by the Employee of a criminal offence or other offence of moral turpitude; (d) perpetration by the Employee of a dishonest act or common law fraud against the Company or a Subsidiary or a client of either; or (e) the Employee willfully engaging in misconduct which is materially injurious to the Company or a Subsidiary, including without limitation, the disclosure of any trade secrets, financial models, or computer software to persons outside the Company or a Subsidiary without the consent of the Company or a Subsidiary. Notwithstanding anything herein to the contrary, if the Employee’s employment with the Company or a Subsidiary shall terminate due to a Change in Control of the Company as described in paragraph 9, where the purchaser, as described in such paragraph, formally assumes the Company’s obligations under this Plan or places the Employee in a similar or like plan with no diminution of the value of the grants, such termination shall not be deemed to be a “Termination Without Cause.”

11.	CONSTRUCTIVE TERMINATION

For purposes of this plan, a “Constructive Termination” shall mean a termination of employment with the Company or a Subsidiary at the initiative of the Employee that the Employee declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a Subsidiary and which follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the Employee makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 11 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this paragraph 11 on the basis of which the declaration of Constructive Termination is given.

12.	ADVERSE CHANGE IN THE PLAN

For purposes of this plan, an “Adverse Change in the Plan” shall mean:

12.1.	termination of the Plan pursuant to subparagraph 18(a);
12.2.	amendment of the Plan pursuant to paragraph 17 that materially diminishes the value of PSU grants, either to individual Employees or in the aggregate, unless there is substituted concurrently authority to grant PSUs of comparable value to individual Employees in the Plan or in the aggregate, as the case may be; or,
12.3.	in respect of any holder of a PSU a material diminution in his rights held under such PSU (except as may occur under the terms of the PSU as originally granted) unless there is substituted concurrently a PSU grant with a value at least comparable to the loss in value attributable to such diminution in rights.
13.	HOSTILE TAKEOVER TERMINATION

For purposes of this plan, a “Hostile Takeover Termination” shall mean an Adverse Change in the Plan as described in paragraph 12 or any termination (including, but not limited to, a Termination Without Cause as described in paragraph 10 or a Constructive Termination as described in paragraph 11) of an Employee’s employment with the Company or a Subsidiary of the Company at any time following a Change in Control of the Company, as described in paragraph 9, that was opposed by the two Board members nominated by Haverford (Bermuda) Ltd.

14.	DILUTION AND OTHER ADJUSTMENTS
14.1.	In the event of any change in the issued and outstanding Common Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, amalgamation, combination or exchange of Common Shares or other similar event, and if the Compensation Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Common Shares that may be issued pursuant to PSUs under the Plan pursuant to paragraph 6 or in any measure of performance, then such adjustment shall be made by the Compensation Committee and shall be conclusive and binding for all purposes of the Plan.
14.2.	Upon the declaration by the Board of Directors of the Company of a dividend in specie or in kind in favor of the holders of Common Shares in the Company, the Compensation Committee shall determine, in its sole discretion, if such dividend equitably requires an adjustment in the number or kind of PSUs that may be issued to an Employee under the Plan in lieu of a dividend payment.
15.	DESIGNATION OF BENEFICIARY/INTER VIVOS DESIGNEE BY EMPLOYEE
15.1.	An Employee may name in writing to the Compensation Committee, or such other person as the Compensation Committee may designate from time to time to receive such instructions, a beneficiary to receive any payment to which he may be entitled in respect of PSUs under the Plan in the event of his death. An Employee may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to an Employee’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.
15.2.	An Employee may name in writing to the Compensation Committee, or such other person as the Compensation Committee may designate from time to time such instructions, one or more Inter Vivos Designees and successor Inter Vivos Designees who shall be given the rights to all past, present and future grants or series of PSUs or to one or more specific grants or series of PSUs. An Employee may change the designation of any Inter Vivos Designee in the same manner and such designation shall revoke and supersede all earlier designations. In the event an Employee does not notify the Compensation Committee designating one or more Inter Vivos Designees, or no Inter Vivos Designee survives the Employee, the PSUs and any payment of shares in place of cash shall be given to the Employee.
16.	MISCELLANEOUS PROVISIONS
16.1.	No employee or other person shall have any claim or right to receive a grant of PSUs under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any Subsidiary.
16.2.	An Employee’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Employee’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Employee in the Plan shall be subject to any obligation or liability or such Employee.
16.3.	No Common Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable laws and Bermuda law.
16.4.	In the event the Company is required to make a financial restatement due to a material misstatement, any grant based upon the erroneous financial statement shall be void.

16.5.	~~16.4~~ The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares upon payment of a PSU that the Employee pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares.
16.6.	~~16.5~~ The Company reserves the right to withhold shares or deduct from the Employee payroll any taxes or social benefit costs to the Employee or the Company associated with the vesting or fulfillment of the PSUs.
16.7.	~~16.6~~ The expenses of the Plan shall be borne by the Company. However, if a grant of PSUs is made to an employee of a Subsidiary:
16.7.1.	~~16.6.1~~ if such grant results in payment of cash to the Employee, such Subsidiary shall pay to the Company an amount equal to such cash payment; and
16.7.2.	~~16.6.2~~ if the grant results in the issuance to the Employee of Common Shares, such Subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Compensation Committee, on the date such Common Shares are issued.
16.8.	~~16.7~~ The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.
16.9.	~~16.8~~ By accepting any grant or other benefit under the Plan, each Employee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Compensation Committee.
17.	AMENDMENT

The Plan may be amended at any time and from time to time by the Board in accordance with the bye-laws of the Company, but no amendment which increases the aggregate number of Common Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. For the avoidance of doubt, any action taken by the Compensation Committee pursuant to paragraph 14 does not require shareholder approval. No amendment of the Plan shall adversely affect any right of any Employee with respect to any previous grant without such Employee’s written consent.

18.	TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

18.1.	the adoption of a resolution of the Board terminating the Plan; or
18.2.	ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with paragraph 18 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any previous grant under the Plan.

19.	SHAREHOLDER ADOPTION

The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no grant shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders in the manner required by the laws of Bermuda.

20.	GOVERNING LAW

The Plan shall be governed by and construed and interpreted in accordance with the laws of Bermuda.

PROPOSAL 4 — APPROVAL OF THE REDOMESTICATION

General

On February 26, 2010, our Board of Directors adopted resolutions declaring it advisable to take steps to obtain shareholder approval to effect the Redomestication by way of continuance as a body corporate under the laws of Luxembourg and discontinuance in Bermuda. Our Board of Directors directed that approval of the Redomestication be submitted for consideration by our shareholders at the Annual General Meeting and recommended that shareholders approve the following proposals. Under Bermuda law and our Bye-Laws, the approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required for the approval of the resolutions approving the Redomestication.

Text of the Shareholder Resolution

The Shareholder Resolution approving the Redomestication is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon the recommendation of the Board, the Company discontinue as an exempted company in Bermuda and continue as a société anonyme under the laws of Luxembourg, as of the date (the “Effective Date”) determined by the Board or its duly authorized delegates, by transferring its registered and principal office and central administration to Luxembourg and changing its nationality to Luxembourg;

RESOLVED THAT, the Board may abandon or delay the discontinuance of the Company for any reason at any time prior to the Effective Date, notwithstanding the approval of the Shareholders; and further

RESOLVED THAT, each member of the Board of Directors (or such persons appointed attorney in Luxembourg) be hereby granted a power of attorney to appear before a Luxembourg public notary and to take all necessary steps and to sign all necessary documents to effect the Redomestication”.

Principal Reasons for the Redomestication

After careful consideration, we believe that the Redomestication is in the best interests of Flagstone and our shareholders. This determination was based in part on our belief that the Redomestication will:

•	increase our strategic and capital flexibility;
•	build upon our existing European presence and pose few risks to our operating model or our long-term strategy; and
•	help reduce reputational, political, regulatory and financial risks to the Company.

Strategic and Capital Flexibility

As a Luxembourg company, we expect to benefit from Luxembourg’s network of excellent relations and agreements with major developed and developing countries around the world. Despite our significant European presence, we believe we are primarily viewed as a Bermuda company and that the Redomestication will help us settle our identity as a European company. We believe the enhanced ability to market ourselves as a European company will be beneficial by, among other things, providing us better access to capital in the European market. For example, it may make a listing of our common shares on a European stock exchange more attractive.

Building on Existing European Presence and Few Risks to Our Operating Model and Long-Term Strategy

The Redomestication builds on our existing European presence. Our principal operating companies are in Europe, including our principal operating company in Switzerland, and our investment management operations are already in Luxembourg. Given the presence of our investment management operations, we will benefit from our familiarity with the regulatory and legal environment and the ability to use our existing Luxembourg office as our new corporate holding company office.

In addition, the Redomestication is not expected to materially impact our operations or our financial results. Our reinsurance and insurance operations worldwide will continue to operate without material changes. Our principal operating company will remain in Switzerland, and we will retain substantial and important underwriting capital in our Bermuda branch as well as some executive offices in Bermuda.

Reduces Reputation, Political, Regulatory and Financial Risks

By locating our holding company near our principal operating companies, we believe we will settle our identity as a European company. We believe the Redomestication decreases our exposure to political, regulatory and financial risks and will reinforce our reputation, which is important to our continuing business. Luxembourg itself is a leading financial center with political, economic and regulatory stability and a sophisticated financial and regulatory environment. In addition, Luxembourg benefits from being a member of the European Union and OECD. We believe this stability will increase our ability to focus on operating the business and minimize time spent responding to actual and potential political or regulatory changes.

In addition, the Redomestication will allow us to benefit from the extensive network of commercial and tax treaties that Luxembourg is party to, significantly with the United States and certain members of the European Union. We expect these treaties will provide greater predictability with respect to the tax environment in which our business operates.

Amendment or Termination

The Redomestication may be amended, modified or supplemented at any time before or after its adoption by our shareholders. Our Board of Directors may terminate the Redomestication and abandon or delay the Redomestication at any time prior to its effectiveness without obtaining the approval of our shareholders. After adoption, however, no amendment, modification or supplement may be made or effected that requires further approval by our shareholders without obtaining that approval.

Conditions to Consummation of the Redomestication

The Redomestication will not be completed unless the following conditions are satisfied or, if allowed by law, waived:

•	the Redomestication is approved by the requisite vote of our shareholders;
•	we are not subject to any governmental decree, order or injunction that prohibits the consummation of the Redomestication;
•	the required notarial deed effecting the Redomestication is validly executed before a Luxembourg public notary at a notarial meeting to be held in Luxembourg;
•	in accordance with Section 132G of The Companies Act 1981 of Bermuda, the following occurs: each of the directors of the Company swears a statutory declaration confirming the matters set out therein, each director and the Company sign an irrevocable deed poll as to service of process, the Company advertises its intention to discontinue in an appointed newspaper at least 14 days before the effective date of the Redomestication and a notice of discontinuance is filed with the Bermuda Registrar of Companies;
•	our Luxembourg common shares are authorized for listing on the NYSE, subject to official notice of issuance;
•	we receive an opinion from Baker & McKenzie LLP, in form and substance reasonably satisfactory to us, confirming the matters discussed under “— Material Tax Considerations — U.S. Federal Income Tax Considerations”;
•	we receive an opinion from Appleby, in form and substance reasonably satisfactory to us, confirming that the Annual General Meeting was validly constituted, that all quorum requirements for the Annual General Meeting were fulfilled and that all resolutions passed at the Annual General Meeting were validly and correctly passed in accordance with the requirements of Bermuda law and the Bye-Laws of the Company;
•	we receive an opinion from Appleby, in form and substance reasonably satisfactory to us, confirming the matters discussed under “— Material Tax Considerations — Bermuda Tax Considerations”;
•	we receive an opinion from Tax S. Arts S.à.r.l, in form and substance reasonably satisfactory to us, confirming the matters discussed under “— Material Tax Considerations — Luxembourg Tax Considerations”; and

•	we obtain all consents, rulings and approvals that are necessary, desirable or appropriate in connection with the Redomestication including approvals from the FSA and Lloyd’ s for the movement of certain U.K. subsidiaries within our corporate structure.

In addition, the Redomestication may be abandoned or delayed for any reason by our Board of Directors at any time prior to the Effective Time, even though the Redomestication may have been approved by our shareholders and all conditions to the Redomestication may have been satisfied.

Applicable Law

As of the effective date of the Redomestication, our legal jurisdiction of incorporation will be Luxembourg and the continuing corporation will no longer be subject to the provisions of Bermuda law. All matters of corporate law will be determined under Luxembourg law. We will continue to be subject to the reporting requirements of the Exchange Act. In addition, we will continue to be subject to the rules and regulations of the New York Stock Exchange.

Assets, Liabilities, Obligations, Etc.

Under Luxembourg law, as of the effective date of the Redomestication, all of our assets, property, rights, liabilities and obligations immediately prior to the Redomestication will continue to be our assets, property, rights, liabilities and obligations. Bermuda law will cease to apply to us upon our filing of the appropriate documents with the Bermuda Registrar of Companies and the execution of the notarial deed before the public notary in Luxembourg. If approved, we expect to complete the Redomestication soon after the Annual General Meeting.

Capital Stock

Once the Redomestication is completed, holders of our common shares will, in principle, continue to own one share for each share held before the Redomestication. The existing certificates representing the Company’s common shares will not be cancelled. Shortly after the effectiveness of the Redomestication, we will provide information on how to exchange your existing certificates for new certificates. Beneficial holders of shares held in “street name” will not be required to take any action.

Voting

To mitigate potential U.S. tax consequences, our current Bye-Laws reduce the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares. After the Redomestication, each share will be entitled to one vote with no potential reduction in voting power. For a more detailed description of the operation of this rule and potential U.S. tax implications resulting from its removal, see “The Shareholder Meeting — Voting Securities and Record Date — Voting Rights” and “Risk Factors — Tax Risk Factors — After the Redomestication, U.S. persons holding shares in Flagstone (Luxembourg) with an aggregate voting power of 10% or greater may be subject to current U.S. federal income tax with respect to certain income earned by Flagstone (Luxembourg) and its subsidiaries”.

Dividends

We paid four quarterly cash dividends in 2009 and four in 2008, at the rate of $0.04 per common share. Future declaration and payment of cash distributions, whether in the form of capital repayments, dividends or otherwise, following the completion of the Redomestication will depend upon circumstances prevailing at the time, but we anticipate that we will continue to pay to the holders an amount that is consistent with our recent practice. For a description of restrictions on dividends and capital returns imposed by Luxembourg law, see “— Material Tax Consequences Relating to the Redomestication — Luxembourg Tax Considerations — Post-Redomestication Consequences to Flagstone (Luxembourg) Shareholders”.

We expect that, post-Redomestication, payments to the holders will be done, mainly, through repayment of capital and share premium of Flagstone (Luxembourg) as well as of the pre-Redomestication retained earnings. Share premium can be repaid upon a decision by the Board of Directors or by a decision at a general meeting of the shareholders. Reduction of share capital must be approved by a shareholders’ meeting.

Assuming that post-Redomestication no newly generated distributable retained earnings or profits are recorded in the non-consolidated accounts (i.e., statutory accounts established under Lux GAAP) of Flagstone (Luxembourg), repayments of capital and share premium by the Company should not be subject to Luxembourg dividend withholding tax.

Business and Operations

The Redomestication, if approved, will effect a change in the legal jurisdiction of incorporation of Flagstone (Bermuda) as of the effective date thereof, but our business and operations will remain the same. We expect to retain our employees and office space in Bermuda. We expect our new Luxembourg offices will have staffing appropriate to a Luxembourg-based holding company and to strategic oversight of the Company. After the Redomestication, the Board of Directors expects to hold most of its in-person meetings in Luxembourg.

Management

When the Redomestication is completed, executive officers and directors of Flagstone (Bermuda) immediately prior to the completion of the Redomestication will be executive officers and directors of Flagstone (Luxembourg). Our directors will continue as directors during their respective assigned terms.

Accounting Treatment of the Redomestication

We will continue to report our financial results in U.S. dollars using U.S. GAAP.

The assets and liabilities of Flagstone (Luxembourg), the continuing entity, will be reflected at their historical value to Flagstone (Bermuda) in the Company’s consolidated financial statements. In addition, the Redomestication will not impact the Company’s capitalization.

Effective Time

If the Redomestication is approved by the requisite shareholder vote, we anticipate that the Redomestication will become effective promptly following such approval, with the exact date and time being determined by our Board of Directors. Subject to filing the relevant documents with the Bermuda Registrar of Companies, the Redomestication will become effective upon the execution of the required notarial deed at the meeting to be held before the public notary in Luxembourg. If approved, we expect to complete the Redomestication soon after the Annual General Meeting.

In the event the conditions to the Redomestication are not satisfied, the Redomestication may be abandoned or delayed, even after approval by our shareholders. In addition, the Redomestication may be abandoned or delayed for any reason by our Board of Directors at any time prior to the Effective Time, even though the Redomestication might have been approved by our shareholders and all conditions to the Redomestication might have been satisfied.

Board Recommendation; Required Vote

OUR BOARD OF DIRECTORS HAS APPROVED THE REDOMESTICATION AND HAS RECOMMENDED THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF ALL THE PROPOSALS RELATED TO THE REDOMESTICATION.

Under our Bye-Laws, the Redomestication requires the approval of a majority of the shares present and voting on the proposal at the Annual General Meeting, whether in person or by proxy. The adjournment proposal requires the approval of holders of the same majority.

Regulatory Matters

Prior to the Redomestication, we expect to move the location of certain U.K. subsidiaries within our company structure for which we will seek the approval of the FSA and Lloyd’ s of London. We are not aware of any other governmental approvals or actions that are required to complete the Redomestication, other than compliance with U.S. federal and state securities laws and Bermuda and Luxembourg corporate law.

No Appraisal Rights

Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication.

Share Compensation Plans

If the Redomestication is completed, we will continue our long-term incentive plan and other employee benefit plans and arrangements, and those plans and arrangements will be amended, if necessary, to reflect the Redomestication. Shareholder approval of the Redomestication also will constitute shareholder approval of these amendments.

Stock Exchange Listing

Our shares are listed on the NYSE. We will submit an application so that, immediately following the Redomestication, our shares will continue to be listed on the NYSE under the symbol “FSR”, the same symbol under which our shares currently are listed. Our shares are also currently listed on the Bermuda Stock Exchange, and we expect that they will continue to be listed on the Bermuda Stock Exchange after the Redomestication.

Effect on Shares

If you hold shares in certificated form, you do not need to take any action as a result of the Redomestication. Your certificated shares will still be valid and continue to represent your interest in the Company.

If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should not need to take any action as a result of the Redomestication. Since the Redomestication will not impact the number of shares you own, we expect that account statements from your institution will look largely the same after the Redomestication.

If you hold direct registration shares, after the Redomestication the Company will be required to issue you certificated shares.

Federal Securities Law Consequences; Resale Restrictions

Our common shares after the Redomestication will be freely transferable, except for restrictions applicable to certain “affiliates” of the Company under the Securities Act, as follows:

•	Persons who were not affiliates of the Company at the time of the effectiveness of the Redomestication and that have not been affiliated within 90 days prior to such time will be permitted to sell any common shares pursuant to Rule 144.
•	Persons who were affiliates of the Company at the time of the effectiveness of the Redomestication or were affiliates within 90 days prior to such time will be permitted to resell any common shares in the manner permitted by Rule 144.
•	Persons whose common shares are subject to transfer restrictions under the Securities Act will continue to be subject to the same restrictions after the Redomestication.

In computing the holding period of the common shares for the purpose of Rule 144(d), such persons will be permitted to “tack” the holding period of their common shares held prior to the Effective Time to the period beginning at the Effective Time.

Persons who may be deemed to be affiliates of the Company for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, the Company, and would generally not include shareholders who are not executive officers, directors or significant shareholders of the Company.

The Company will file certain post-effective amendments to existing effective registration statements of the Company concurrently with the completion of the Redomestication.

Upon consummation of the Redomestication, the common shares of the Company will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Interests of Certain Persons in the Redomestication

No person who has been a director or executive officer of the Company at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Redomestication, except for any interest arising from his or her ownership of securities of the Company. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of shares of the Company.

Material Tax Considerations Relating to the Redomestication

This section contains a general discussion of certain material tax consequences of: (1) the Redomestication; (2) post-Redomestication ownership and disposition of Flagstone (Luxembourg) shares; and (3) post-Redomestication operations of Flagstone.

The discussion under the caption “— U.S. Federal Income Tax Considerations” addresses (1) the material U.S. federal income tax consequences to the Company, U.S. holders (as defined below) and non-U.S. holders (as defined below) of the Redomestication, (2) the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of owning and disposing of Flagstone (Luxembourg) shares received in the Redomestication and (3) other U.S. federal income tax consequences to the Company of post-Redomestication operations.

The discussion under the caption “— Luxembourg Tax Considerations” addresses certain material Luxembourg tax consequences to: (1) shareholders resulting from the Redomestication and from owning and disposing of the Flagstone (Luxembourg) shares; and (2) the Company resulting from the Redomestication and from subsequent operations.

The discussion under the caption “— Bermuda Tax Considerations” addresses the Bermuda income tax consequences of the Redomestication.

The below discussion is not a substitute for an individual analysis of the tax consequences of the Redomestication, post-Redomestication ownership and disposition of Flagstone (Luxembourg) shares or post-Redomestication operations of Flagstone. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Luxembourg, Bermuda and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of Baker & McKenzie LLP as to (1) the material U.S. federal income tax consequences to the Company, U.S. holders and non-U.S. holders of the Redomestication, (2) the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of owning and disposing of Flagstone (Luxembourg) shares received in the Redomestication and (3) other U.S. federal income tax consequences to the Company of post-Redomestication operations. This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Redomestication or of holding and disposing of Flagstone (Luxembourg) shares, and does not address all tax considerations that may be relevant to Flagstone Reinsurance shareholders. In particular, the below discussion addresses tax consequences to holders who hold their Flagstone (Bermuda) shares, and who will hold their Flagstone (Luxembourg) shares solely as capital assets, which generally means as property held for investment. The below discussion does not address any tax consequences to Flagstone (Bermuda) or Flagstone (Luxembourg) shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;
•	tax-exempt entities;
•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
•	persons who have been, but are no longer, citizens or residents of the United States;
•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;
•	grantor trusts;
•	persons subject to the alternative minimum tax;
•	U.S. persons whose “functional currency” is not the U.S. dollar;
•	regulated investment companies and real estate investment trusts;
•	persons who received the Flagstone Reinsurance shares through exercise of employee share options or otherwise as compensation or through a tax qualified retirement plan;
•	persons who, at any time within the five-year period ending on the date of the Redomestication, have owned (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of Flagstone (Bermuda) entitled to vote; or
•	persons who, immediately after the Redomestication, will own (directly, indirectly or through attribution) 10% or more of the total combined voting power of all classes of shares of Flagstone (Luxembourg) entitled to vote.

This discussion is based on the Code, the Treasury regulations promulgated thereunder, which we refer to as the “Treasury Regulations”, judicial and administrative interpretations thereof and the Convention Between the Government of the Grand Duchy of Luxembourg and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital (the “Luxembourg-U.S. Tax Treaty”), in each case as in effect and available on the date of this Proxy Statement. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this Proxy Statement. The Company will not request a ruling from the United States Internal Revenue Service, which we refer to as the “IRS”, as to the U.S. federal tax consequences of the Redomestication, post-Redomestication ownership and disposition of Flagstone (Luxembourg) shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Flagstone (Bermuda) shares or, after the completion of the Redomestication, Flagstone (Luxembourg) shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;
•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of Flagstone (Bermuda) shares or, after the completion of the Redomestication, Flagstone (Luxembourg) shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a “Partnership”. If a Partnership is a beneficial owner of Flagstone (Bermuda) shares or Flagstone (Luxembourg) shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Flagstone (Bermuda) shares or Flagstone (Luxembourg) shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Redomestication and the ownership and disposition of Flagstone (Luxembourg) shares. For purposes of this tax discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material U.S. Tax Consequences of the Redomestication

The Redomestication will qualify as a Code Section 368(a)(1)(F) reorganization and/or result in an exchange of shares under Code Section 1036. The below discussion describes the consequences of the Redomestication’s qualification as a Code Section 368(a)(1)(F) reorganization and/or resulting in an exchange of shares under Code Section 1036.

The Company

The Company will not be subject to U.S. federal income tax as a result of the Redomestication. Moreover, the Company will continue to be treated as a foreign person for U.S. federal income tax purposes immediately after the Redomestication.

U.S. Holders

If the Redomestication is consummated, a U.S. holder who holds Flagstone (Bermuda) shares at the Effective Time will not recognize any gain or loss solely as a result of the Redomestication. The tax basis of the Flagstone (Luxembourg) shares held after the Redomestication will be equal to the basis of the Flagstone (Bermuda) shares held before the Redomestication. The holding period for U.S. holders with respect to their Flagstone (Luxembourg) shares held after the Redomestication will include the holding period for the corresponding Flagstone (Bermuda) shares held before the Redomestication. U.S. holders who hold their Flagstone (Bermuda) shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases and holding periods of the particular Flagstone (Luxembourg) shares held after the Redomestication.

Non-U.S. Holders

A non-U.S. holder will not be subject to U.S. federal income or withholding tax on gain realized, if any, with respect to such non-U.S. holder’s Flagstone (Bermuda) shares as a result of the Redomestication.

U.S. Tax Considerations Post-Redomestication to the Company

U.S. Income and Branch Profits Tax.  A foreign corporation deemed to be engaged in the conduct of a trade or business in the U.S. will be subject to U.S. federal income tax, as well as a branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under an applicable income tax treaty, as discussed below. Such tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation may be entitled to deductions and credits only if it timely files a U.S. federal income tax return. Whether a trade or business is being conducted in the United States is an inherently factual determination. Because the Code, Treasury Regulations and court decisions do not identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot assure you that the IRS will not contend successfully that Flagstone Reinsurance and/or certain of its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. Flagstone Reinsurance believes it and its non-U.S. subsidiaries have operated, and intends for Flagstone (Luxembourg) and its non-U.S. subsidiaries to continue to operate, in such a manner that they will not be considered to be conducting a trade or business within the United States for purposes of U.S. federal income taxation, except with regard to the Company’s business conducted through Lloyd’s of London (the “Lloyd’s Business”), which is governed by a negotiated closing agreement between the IRS and Lloyd’s of London, pursuant to which certain of Flagstone’s income related to the Lloyd’s Business is subject to U.S. tax. Flagstone (Bermuda) and certain of its non-U.S. subsidiaries have filed, and Flagstone Reinsurance intends for Flagstone (Luxembourg) and certain of its non-U.S. subsidiaries to file, protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

A corporation resident in Luxembourg will be entitled, under the Luxembourg-U.S. Tax Treaty, to the benefits of such treaty if the corporation: (1) is a “resident” of Luxembourg as defined under the “Residence” article of the Luxembourg-U.S. Tax Treaty, (2) qualifies as a “qualified resident” under the “Limitation on Benefits” article of the Luxembourg-U.S. Tax Treaty and (3) satisfies any other requirements in the Luxembourg-U.S. Tax Treaty applicable to a specific treaty benefit being claimed. The Company expects that it will satisfy the factual criteria necessary to meet these requirements and therefore be entitled to the benefits of the Luxembourg-U.S. Tax Treaty. Assuming Flagstone (Luxembourg) is entitled to benefits under the Luxembourg-U.S. Tax Treaty, it will not be subject to U.S. federal income tax on any business income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States, and then only on income attributable to that permanent establishment. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Flagstone Reinsurance intends to continue to conduct its activities so as not to have a permanent establishment in the United States, although we cannot assure you that it will achieve this result. Some of Flagstone (Luxembourg)’s non-U.S. subsidiaries may also be entitled to the benefits of a tax treaty between the United States and the country where those subsidiaries are resident. In those cases, the non-U.S. subsidiaries may have analogous protections against U.S. taxation.

Foreign corporations also are subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” (such as dividends and certain interest on investments) derived from sources within the United States, to the extent such amounts are not effectively connected with the foreign corporation’s conduct of a trade or business in the United States. The tax rate is subject to reduction by applicable treaties.

U.S. subsidiaries of Flagstone Reinsurance are and will continue to be subject to taxation in the United States on their worldwide income at regular corporate rates.

Sections 482 and 845 of the Code give the IRS broad authority to reallocate income, deductions and credits from certain transactions (in the case of Section 845 of the Code, reinsurance transactions). Flagstone Reinsurance believes that all agreements it or its subsidiaries have entered into, and that all agreements Flagstone (Luxembourg) or its subsidiaries intend to enter into, whether with related or unrelated parties, have and will continue to have arm’s-length terms. Nevertheless, no assurance can be given that the Internal Revenue Service will not assert its authority under Sections 482 or 845 of the Code in a manner that would increase the tax liability of Flagstone (Luxembourg)’s U.S. subsidiaries.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Flagstone (Luxembourg)’s Bermuda subsidiaries is 4% for direct, non-life insurance premiums and 1% for reinsurance and direct, life insurance premiums. The excise tax is waived, pursuant to the Convention Between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, with Protocol and Memorandum of Understanding, signed October 2, 1996, as amended by Diplomatic Notes signed April 8, 1997 (the “Switzerland-U.S. Tax Treaty”), with respect to U.S. premiums paid to insurers and reinsurers that are resident in Switzerland to the extent those risks are not reinsured with a non-U.S. reinsurer which is not entitled to the benefits of a U.S. treaty that waives the excise tax. Flagstone (Luxembourg)’s primary Swiss subsidiary will be exempt from the excise tax per its closing agreement with the IRS, to the extent the risks are not reinsured with a company which does not have an exemption.

Post-Redomestication Consequences to U.S. Holders

Receiving Distributions on Flagstone (Luxembourg) Shares.  Subject to the discussion below under “—Special Rules—Controlled Foreign Corporations”, “— Special Rules — Related Person Insurance Income”, and “— Special Rules — Passive Foreign Investment Company Provisions”, U.S. holders will be required to include in gross income the gross amount of any distribution received on the Flagstone (Luxembourg) shares to the extent that the distribution is paid out of Flagstone (Luxembourg)’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, to which we refer as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Flagstone (Luxembourg) shares are regularly tradable on the NYSE (or certain other stock exchanges) and/or Flagstone (Luxembourg) qualifies for benefits under the Luxembourg-U.S. Tax Treaty, and Flagstone (Luxembourg) is not a passive foreign investment company, it will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances.

Dividends from Flagstone (Luxembourg) will not be eligible for the dividends-received deduction under the Code, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Flagstone (Luxembourg) will be applied first to reduce the U.S. holder’s tax basis in its Flagstone (Luxembourg) shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such Flagstone (Luxembourg) shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Flagstone (Luxembourg) shares, and any such U.S. holders are urged to consult their own tax advisors with regard to such rules.

Subject to complex limitations, Luxembourg withholding tax, if any, on dividends paid will be treated for U.S. federal tax purposes as a foreign tax creditable against the U.S. federal income tax liability of a U.S. holder. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisor to determine whether and to what extent a credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Dispositions of Flagstone (Luxembourg) Shares.  Subject to the discussion below under “— Special Rules — Related Person Insurance Income” and “— Special Rules — Passive Foreign Investment Company Provisions”, U.S. holders of Flagstone (Luxembourg) shares will recognize capital gain or loss for U.S. federal income tax purposes on the taxable disposition of Flagstone (Luxembourg) shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Flagstone (Luxembourg) shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses is subject to limitations.

Post-Redomestication Consequences to Non-U.S. Holders

Consequences of Owning Flagstone (Luxembourg) Shares.  A non-U.S. holder will not be subject to U.S. federal income or withholding tax on dividends from Flagstone (Luxembourg) unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

Consequences of Disposing of Flagstone (Luxembourg) Shares.  A non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Flagstone (Luxembourg) shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Post-Redomestication — Special Rules

Classification of Flagstone (Luxembourg) or its Non-U.S. Subsidiaries as Controlled Foreign Corporations.  A foreign corporation is considered a controlled foreign corporation, or “CFC”, if 10% U.S. Shareholders own (directly, indirectly through non-U.S. entities or by application of the constructive ownership rules of Section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. A “10% U.S. Shareholder” is a United States person (as defined in Section 957(c) of the Code) (“U.S. Person”) that owns (directly or indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year and owns shares in that CFC directly or indirectly through foreign entities on the last day of the foreign corporation’s taxable year in which it is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share (based on its actual direct and indirect, through foreign entities, ownership) of the CFC’s “subpart F income,” even if the subpart F income is not distributed. Subpart F income generally includes, among other things, investment income such as dividends, interest and capital gains, and income from insuring certain risks. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% U.S. Shareholders on any day during the taxable year of such corporation, if certain premium tests are met. A portion of the income of Flagstone (Luxembourg)’s non-U.S. insurance and reinsurance subsidiaries would be considered subpart F income if such subsidiaries were CFCs. In addition, a non-U.S. insurance subsidiary of Flagstone (Luxembourg) may be considered a CFC under the RPII rules discussed below. For purposes of taking into account insurance income, the Subpart F inclusion would be limited to the current-year earnings and profits of that non-U.S. subsidiary reduced by the shareholder’s pro rata share, if any, of certain prior-year deficits in earnings and profits related to activities generating insurance income or “foreign personal holding company income” as defined in Sections 953(a) and 954(c) of the Code (including most types of investment income).

Unlike the Bye-Laws of Flagstone (Bermuda), the Articles will not contain a provision reducing the voting power of any shareholder holding more than 9.9% of Flagstone (Luxembourg) shares to 9.9%. Accordingly, no assurance can be given that Flagstone (Luxembourg) or any of its subsidiaries will not be, or become, a CFC after the Redomestication. Investors should consult their own tax advisors regarding the U.S. tax ramifications of owning shares of Flagstone (Luxembourg), and in particular regarding the manner in which ownership is computed for purposes of applying the CFC rules, and the potential U.S. tax ramifications of ownership of shares of Flagstone (Luxembourg) with an aggregate voting power of 10% or greater.

Related Person Insurance Income

Generally.  The CFC rules described above also apply (with certain modifications) to certain insurance companies that earn related person insurance income, to which we refer as “RPII”. For purposes of applying the CFC rules to foreign corporations that earn RPII, a foreign corporation will be treated as a CFC if RPII Shareholders collectively own (directly, indirectly through foreign entities or by application of the constructive ownership rules) 25% or more of the stock of the corporation by vote or value. The term “RPII Shareholder” means any U.S. Person that owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of the foreign corporation’s stock. The term “RPII CFC” means any CFC that earns RPII.

RPII is defined as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is an “RPII Shareholder” of the foreign corporation or a “related person” with respect to such RPII Shareholder. Subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

For purposes of the RPII rules, “related person” means a person that controls or is controlled by the RPII Shareholder or that is controlled by the same person or persons that control the RPII Shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation. In the case of a partnership, trust or estate, control means the ownership, directly or indirectly, of more than 50% (by value) of the beneficial interests in such partnership, estate or trust.

If none of the exceptions described below applies, each U.S. Person that owns shares in Flagstone (Luxembourg) (and therefore, indirectly in its non-U.S. insurance subsidiaries) on the last day of the tax year in which a non-U.S. subsidiary is an RPII CFC would be required to include in such U.S. Person’s gross income for U.S. federal income tax purposes such U.S. Person’s share of RPII of that non-U.S. subsidiary for the U.S. Person’s taxable year that includes the end of that non-U.S. subsidiary’s taxable year. This inclusion generally would be determined as if such RPII were distributed proportionately only to such U.S. Persons holding shares on that date. The inclusion would be limited to the current-year earnings and profits of that non-U.S. subsidiary reduced by the shareholder’s pro rata share, if any, of certain prior-year deficits in earnings and profits. Even if one or more of the exceptions to the RPII rules applies, the general CFC rules described earlier may still apply to require 10% U.S. Shareholders to include in income their pro rata share of RPII, among other things.

RPII Exceptions.  The special RPII rules described above will not apply to a non-U.S. subsidiary of Flagstone (Luxembourg) if: (1) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, at all times during that non-U.S. subsidiary’s taxable year directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of that non-U.S. subsidiary (the “20% Ownership Exception”); (2) RPII, determined on a gross basis, is less than 20% of that non-U.S. subsidiary’s gross insurance income for the taxable year (the “20% Gross Income Exception”); (3) that non-U.S. subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements; or (4) that non-U.S. subsidiary elects to be treated as a U.S. corporation for U.S. tax purposes. Flagstone Reinsurance has not made and does not intend to make either of the elections in (3) and (4). However, Flagstone Reinsurance expects Flagstone (Luxembourg) and its non-U.S. subsidiaries to qualify for the 20% Gross Income Exception and for the 20% Ownership Exception. Flagstone (Luxembourg) will not always be able to determine the identities of all of its shareholders or direct or indirect insureds. Accordingly, it is possible that the IRS will assert that 20% or more of the vote or value of the shares of a non-U.S. insurance subsidiary of Flagstone (Luxembourg) are owned by insureds of that non-U.S. subsidiary of Flagstone (Luxembourg) or their related persons or that RPII constitutes 20% or more of the gross insurance income of that insurance subsidiary for the taxable year, and that Flagstone (Luxembourg) may be unable to prove otherwise.

Computation of RPII.  In order to determine how much RPII each of its non-U.S. insurance subsidiaries has earned in each taxable year, Flagstone (Luxembourg) may obtain and rely upon information from its insureds and reinsureds to determine whether any of the insureds or reinsureds is an RPII Shareholder or is related to an RPII Shareholder. Flagstone (Luxembourg) may not be able to determine whether any of the underlying insureds of the insurance companies to which its non-U.S. subsidiaries provides insurance or reinsurance are RPII Shareholders or related persons with respect to such shareholders. Consequently, Flagstone (Luxembourg) may not be able to determine accurately the gross amount of RPII earned by its non-U.S. subsidiaries in a given taxable year. Flagstone (Luxembourg) may also seek information from its shareholders to determine whether direct or indirect owners of Flagstone (Luxembourg)’s shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent Flagstone (Luxembourg) is unable to determine whether a direct or indirect owner of shares is a U.S. Person, Flagstone (Luxembourg) may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all shareholders identified as U.S. Persons.

Uncertainty as to Application of RPII.  Treasury Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these Treasury Regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Flagstone (Luxembourg) is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including. . .  regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise”. In addition, we cannot assure you that the IRS will not challenge any determinations by Flagstone (Luxembourg) as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. U.S. holders should consult their tax advisors as to the effects of these uncertainties.

Other Rules Applicable to CFCs, including RPII CFCs

Basis Adjustments for CFC Rules, including RPII.  A U.S. shareholder’s tax basis in its Flagstone (Luxembourg) shares will be increased by the amount of any subpart F income that the shareholder includes in income, including any RPII included in income by an RPII Shareholder. Any distributions made by Flagstone (Luxembourg) out of previously taxed subpart F income, including RPII income, will be exempt from further U.S. income tax in the hands of the U.S. shareholder. The U.S. shareholder’s tax basis in its Flagstone (Luxembourg) shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Information Reporting.  Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (1) a person who is treated as an RPII Shareholder, and (2) certain 10% U.S. Shareholders.

Dispositions of Shares and Code Section 1248.  Section 1248 of the Code provides that if a United States person (as defined in Section 7701(a)(30) of the Code) sells or exchanges stock in a foreign corporation and such person was a 10% U.S. Shareholder at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the disposition will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Section 1248 of the Code also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder was a 10% U.S. Shareholder during the five-year period ending on the date of the disposition or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing Treasury Regulations do not address whether section 1248 of the Code would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is an RPII CFC. U.S. holders should consult their tax advisors regarding the effects of these rules on a disposition of shares.

Passive Foreign Investment Company Provisions

The treatment of U.S. holders of Flagstone (Luxembourg) shares in some cases could be materially different from that described above if, at any relevant time, Flagstone (Bermuda) or Flagstone (Luxembourg) were a passive foreign investment company, which we refer to as a “PFIC”.

For U.S. tax purposes and subject to exceptions as specified in the Code and Treasury Regulations for certain corporations, a foreign corporation will be classified as a PFIC for any taxable year if either: (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes); or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, a look-through rule applies and the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. In addition, the PFIC statutory provisions also contain an express exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business.

Flagstone Reinsurance believes that it is not a PFIC, and has not been a PFIC in any prior taxable year. Flagstone Reinsurance further believes that Flagstone (Luxembourg) will not be a PFIC following the Redomestication. The tests for determining PFIC status are applied annually, and it is difficult to predict accurately future income and assets relevant to this determination. In addition, there are currently no Treasury Regulations regarding the application of the PFIC provisions to an insurance company and Treasury

Regulations or pronouncements interpreting or clarifying these rules may be forthcoming. Accordingly, no assurance can be given that the IRS would not challenge this position or that a court would not sustain such challenge.

If Flagstone (Luxembourg) should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Flagstone (Luxembourg) shares, although there can be no assurance that it will be able to do so in a timely and complete manner.

U.S. holders of Flagstone (Luxembourg) shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Information Reporting and Backup Withholding

If the Redomestication is consummated, U.S. holders that own at least five percent (of total voting power or total value) of Flagstone (Bermuda) immediately before the Redomestication will be required to file a Section 368(a) statement. Other information reporting could also apply to the Redomestication. Shareholders of Flagstone (Bermuda) should consult their own tax advisor about the information reporting requirements that could be applicable as a result of the Redomestication.

Dividends on Flagstone (Luxembourg) shares paid within the United States or through certain U.S.-related intermediaries are subject to information reporting unless the holder is a corporation, other exempt recipient or non-U.S. holder who establishes foreign status. Dividends subject to information reporting are subject to backup withholding (currently at a rate of 28%) unless the payee furnishes the payor with a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Flagstone (Luxembourg) shares within the United States or through certain U.S.-related intermediaries. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

If a U.S. holder of Flagstone (Luxembourg) shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

In order for a non-U.S. holder to not be subject to backup withholding tax on a subsequent disposition of Flagstone (Luxembourg) shares, or dividends paid on those shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption.

Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH FLAGSTONE REINSURANCE SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Luxembourg Tax Considerations

Scope of Discussion

This summary is based on the laws of the Grand-Duchy of Luxembourg, including the Income Tax Act of December 4, 1967, as amended, the Municipal Business Tax Act of December 1, 1936, as amended and the Net Wealth Tax Act of October 16, 1934, as amended, to which we jointly refer as the “Luxembourg tax law”, existing and proposed regulations promulgated thereunder, and published judicial decisions and administrative pronouncements, each as in effect on the date of this Proxy Statement or with a known future effective date. This discussion does not generally address any aspects of Luxembourg taxation other than income tax, corporate income tax, municipal business tax, withholding tax and net wealth tax. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Redomestication or of holding and disposing of shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. The Luxembourg corporate income tax and dividend withholding tax consequences in relation to the Redomestication and post-Redomestication ownership and disposition of Flagstone (Luxembourg) shares and certain other matters have been confirmed with the Luxembourg Direct Tax authorities. However, there can be no assurance that the Luxembourg tax authorities will not challenge any of the Luxembourg tax consequences described below; in particular, changes in law and/or administrative practice, as well as changes in relevant facts and circumstances, may alter the tax considerations described below.

For purposes of this discussion, a “Luxembourg holder” is any beneficial owner of shares that for Luxembourg income tax purposes is:

•	an individual resident of Luxembourg under article 2 of the Luxembourg Income Tax Act, as amended; or
•	a corporation or other entity taxable as a corporation that is organized under the laws of Luxembourg under article 159 of the Income Tax Act, as amended.

A “non-Luxembourg holder” of shares is a holder that is not a Luxembourg holder. For purposes of this summary, “holder” or “shareholder” means either a Luxembourg holder or a non-Luxembourg holder or both, as the context may require.

This discussion does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and shareholders should consult their own tax advisors as to the Luxembourg tax consequences of the Redomestication and the ownership and disposition of Flagstone (Luxembourg) shares. The summary applies only to shareholders who will own Flagstone (Luxembourg) shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their shares in the capital of Flagstone (Luxembourg) by virtue of an office or employment.

Material Luxembourg Tax Consequences of the Redomestication

The Company

Although the Company will become subject to Luxembourg tax as a result of the transactions constituting the Redomestication, the Redomestication transaction itself will not trigger any Luxembourg corporate income taxes on the Company, except that the transfer of the statutory seat of the Company to Luxembourg should be subject to a flat registration duty of €75.

Shareholders

No Luxembourg tax should become due for holders as a result of the Redomestication.

Material Luxembourg Tax Considerations Post-Redomestication to Flagstone

The Company will become a Luxembourg tax resident entity upon the Redomestication, and it will therefore be subject to Luxembourg corporate income tax, municipal business tax, withholding tax, and net wealth tax. We intend, however, to take actions to prevent the Company from being required to pay a substantial amount of any of the aforementioned taxes.

Corporate Income Tax / Municipal Business Tax

A Luxembourg resident company is subject to corporate income tax and municipal business tax on its worldwide income. Qualifying dividend income and net capital gains on the sale of qualifying investments in subsidiaries generally are exempt from corporate income tax and municipal business tax under Luxembourg’s “participation exemption”. Consequently, qualifying dividends received by Flagstone (Luxembourg) from its subsidiaries and capital gains from sales by Flagstone (Luxembourg) of investments in its subsidiaries should be exempt from corporate income tax and municipal business tax.

Net Wealth Tax

A Luxembourg resident company is subject to net wealth tax on its worldwide wealth. Qualifying investments in subsidiaries generally are exempt from net wealth tax. Consequently, the fair market value of qualifying investments held by Flagstone (Luxembourg) should be exempt from net wealth tax.

Capital Contribution Tax / Registration duties

The issuance of shares and increases in the capital of Luxembourg corporations is subject to a Luxembourg flat registration duty of €75. Registration duties may be levied on the registration of certain debt instruments in Luxembourg at a rate equal to 0.24% of the nominal value of the debt. Flagstone (Luxembourg), however, has no obligation to register such debt instruments and does not intend to do so. Thus, only the flat registration duty should be imposed.

Post-Redomestication Consequences to Flagstone (Luxembourg) Shareholders

The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to ownership, sale or other disposition of shares in Flagstone (Luxembourg).

Luxembourg Income Tax on Dividends and Similar Distributions

A non-Luxembourg holder will not be subject to Luxembourg income taxes on dividend income and similar distributions in respect of shares in Flagstone (Luxembourg) unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Luxembourg by such non-Luxembourg holder. However, dividends and similar distributions are generally subject to Luxembourg withholding tax. See “Luxembourg Withholding Tax — Distributions to Shareholders”.

A Luxembourg resident individual holder will be subject to Luxembourg income taxes on dividend income and similar distributions in respect of shares in Flagstone (Luxembourg). Luxembourg income tax will be levied on 50% of the gross amount of the dividends, under certain conditions, at progressive rates. Taxable dividends are also subject to dependence insurance contribution levied at a rate of 1.4%. A Luxembourg resident corporation may benefit from the Luxembourg participation exemption with respect to dividends received if certain conditions are met. If the conditions with respect to the Luxembourg participation exemption are not met, the aforementioned 50% exemption may also apply to dividends received by a Luxembourg resident corporation.

Luxembourg Wealth Tax

A non-Luxembourg holder will not be subject to Luxembourg wealth taxes unless the holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Luxembourg by such non-Luxembourg holder.

Luxembourg resident individual holders are not subject to Luxembourg wealth tax.

A Luxembourg corporate entity holder will be subject to Luxembourg net wealth tax in respect of the shares held in the capital of Flagstone (Luxembourg) unless such shares form a stake of at least 10% of the total issued share capital of Flagstone (Luxembourg) or have a cost price of at least €1,200,000.

Luxembourg Capital Gains Tax upon Disposal of Shares

A non-Luxembourg holder will be subject to Luxembourg income taxes for capital gains in the following cases (among others):

•	The holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Luxembourg by such non-Luxembourg holder. In such case, the non-Luxembourg holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to Corporate Income Tax and Municipal Business Tax; or
•	At any time within a five-year period prior to the disposal of shares in the Company, the holder’s shares and those held by close relatives belong to a substantial shareholding of more than 10% of the total issued share capital of Flagstone (Luxembourg) and the shares sold have been disposed of within a period of six months following their acquisition, provided no provisions of a treaty for the avoidance of double taxation can be invoked to override this domestic law result.

A Luxembourg resident individual holder will be subject to Luxembourg income taxes for capital gains in the following cases:

•	If the shares (1) represent the assets of a business or (2) were acquired for speculative purposes (i.e., disposed of within six months after acquisition), then any capital gain will be taxed at ordinary income tax rates and subject to dependence insurance contribution levied at a rate of 1.4%; and
•	Provided that the shares do not represent the assets of a business, and the Luxembourg resident individual has disposed of them more than six months after their acquisition, then the capital gains are taxable at half the overall tax rate if the shares belong to a substantial participation (i.e., shareholding representing more than 10% of the share capital, owned by the Luxembourg resident individual or together with his spouse/partner and dependent children, directly or indirectly at any time during the five years preceding the disposal). In this case, the capital gains would also be subject to dependence insurance contribution levied at a rate of 1.4%.

A Luxembourg corporate entity holder will be subject to Luxembourg corporate income taxes for capital gains unless (a) the holder’s shares form a stake of at least 10% of the total issued share capital in Flagstone (Luxembourg) or have a cost price of at least €6,000,000 and (b) such qualifying shareholding has been held for an uninterrupted period of at least 12 months or the Luxembourg corporate entity holder undertakes to continue to own such qualifying shareholding until such time as the entity has held the shares for an uninterrupted period of at least 12 months.

Luxembourg Withholding Tax — Distributions to Shareholders

A Luxembourg withholding tax of 15% is due on dividends and similar distributions to Flagstone (Luxembourg)’s holders (subject to the exceptions discussed under “Exemption from Luxembourg Withholding Tax — Distributions to Shareholders”). Absent an exception, Flagstone (Luxembourg) will be required to withhold at such rate from distributions to the shareholder and pay such withheld amounts to the Luxembourg tax authorities.

Exemption from Luxembourg Withholding Tax — Distributions to Shareholders

Dividends and similar distributions paid to Flagstone (Luxembourg)’s Luxembourg and non-Luxembourg holders may be exempt from Luxembourg dividend withholding tax if: (1) the shareholder is a qualifying corporate entity holding a stake of at least 10% of the total issued and outstanding share capital of Flagstone (Luxembourg) or acquired the holder’s shares for at least €1,200,000; and (2) the shareholder has either held this qualifying stake in the capital of Flagstone (Luxembourg) for an uninterrupted period of at least 12 months at the time of the payment of the dividend or if such shareholder undertakes to continue to own such qualifying shareholding until such time as the entity has held the shares for an uninterrupted period of at least 12 months. Examples of qualifying corporate shareholders are taxable Luxembourg companies, certain taxable companies resident in other EU member states, capital companies resident in Switzerland subject to income tax and companies fully subject to a tax corresponding to Luxembourg corporate income tax that are resident in countries that have concluded a treaty for the avoidance of double taxation with Luxembourg. Residents of countries that have concluded a treaty for avoidance of double taxation with Luxembourg might claim application of a reduced rate on or exemption from dividend withholding tax, depending on the terms of the relevant tax treaty.

Under current Luxembourg tax law, payments to shareholders in relation to a reduction of share capital or share premium are not subject to Luxembourg dividend withholding tax if certain conditions are met, including, for example, the condition that Flagstone (Luxembourg) does not have distributable reserves or profits generated post-Redomestication. If Flagstone (Luxembourg) has, at the time of the payment to shareholders with respect to their shares, distributable reserves or profits generated post-Redomestication, a distribution of share capital or share premium will be recharacterized for Luxembourg tax purposes as a distribution of such reserves or earnings subject to withholding tax. We expect that a substantial amount of any potential future payments to be made by Flagstone (Luxembourg) may be exempt from Luxembourg withholding tax.

Reduction of Luxembourg Withholding Tax — Distributions to Shareholders

Pursuant to the provisions of the EU Parent Subsidiary Directive, the aforementioned Luxembourg dividend withholding tax may be eliminated under certain circumstances. In addition, pursuant to the provisions of certain bilateral treaties for the avoidance of double taxation concluded between Luxembourg and other countries, and under certain circumstances, the aforementioned Luxembourg dividend withholding tax may be reduced, but only with respect to corporate direct investment dividends. Luxembourg has entered into bilateral treaties for the avoidance of double taxation with:

Austria;

Azerbaijan;

Belgium;

Brazil;

Bulgaria;

Canada;

China;

Czech Republic;

Denmark;

Estonia;

Finland;

France;

Georgia;

Germany;

Greece;

Hong Kong;

Hungary;

Iceland;

India;

Indonesia;

Ireland;

Israel;

Italy;

Japan;

Latvia;

Lithuania;

Malta;

Malaysia;

Mauritius;

Mexico;

Moldavia;

Mongolia;

Morocco;

The Netherlands;

Norway;

Poland;

Portugal;

Romania;

Russia;

San Marino;

Singapore;

Slovak Republic

Slovenia;

South Africa;

South Korea;

Spain;

Sweden;

Switzerland;

Thailand;

Trinidad and Tobago;

Tunisia;

Turkey;

United Arab Emirates;

United Kingdom;

United States of America;

Uzbekistan;

Vietnam.

U.S. Holders.  The Luxembourg-U.S. Tax Treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Luxembourg withholding tax on dividends for the portion exceeding 15% in respect of portfolio dividends, i.e. dividends distributed on shareholdings of less than 10% of the total issued share capital of the dividend paying entity. Given that the domestic Luxembourg withholding tax rate is 15%, no further reductions can be obtained in respect of these portfolio dividends received by a U.S. holder.

Credit of Luxembourg Withholding Tax on Dividends and Other Distributions

Luxembourg Holders.  Subject to the satisfaction of certain conditions and assuming, in the case of corporate holders, that the participation exemption does not apply, only half of the gross amount of a dividend distributed to a Luxembourg corporate or individual holder will be subject to Luxembourg corporate income tax or Luxembourg income tax. All or part of the withholding tax levied can in principle be credited against the applicable tax.

THE LUXEMBOURG TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH FLAGSTONE REINSURANCE SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Bermuda Tax Considerations

The Redomestication will not result in any income tax consequences under Bermuda law to Flagstone (Bermuda), Flagstone (Luxembourg) or their shareholders.

Description of Flagstone (Luxembourg) Shares

Introduction

The following is a summary of the rights of holders of shares in Flagstone (Luxembourg) after the Redomestication. These rights will be set out in the Articles or are provided by applicable Luxembourg law. These rights may differ from those shareholders’ rights typically provided for in Bermuda or any of the States in the United States.

This summary is not exhaustive and does not contain all information that may be important to you. For complete information, you should read the Articles, which are attached to this Proxy Statement as Annex A. Pursuant to Luxembourg Law, the Company is required to also prepare its Articles in one of the official languages of Luxembourg. The Company will therefore have an English version of its Articles and a French version of its Articles, which together shall constitute the Articles of the Company. In the event of any discrepancies between the English version and the French version of the Articles, the Articles will provide that the English version will prevail. By approving the English version of the Articles, shareholders will be deemed to have approved the appropriate French translation.

General

Flagstone (Luxembourg) will be a joint stock corporation (société anonyme) organized pursuant to the laws of Luxembourg. Flagstone (Luxembourg) will be registered in Luxembourg under an allocated registration number in the Registre du Commerce et des Sociétés (the Luxembourg registrar of Companies).

Share Capital and Shares

Flagstone (Luxembourg) will have an authorized share capital of US$3,000,000 divided into 300,000,000 shares with a par value of US$0.01 each.

The issued share capital of Flagstone Reinsurance as at March 19, 2010, is US$849,852.19 divided into 84,985,219 shares with a par value of US$0.01 each (the “Shares”) of which 4,984,146 shares are held as treasury shares. All Shares currently in issue are fully paid up.

The authorized share capital will be fixed by the Articles. Any amendments to the articles of incorporation of a Luxembourg company must be performed (except where authority is otherwise given to the board of directors of the company in the articles) at an extraordinary general meeting of the shareholders of the company held in the presence of a Luxembourg notary. See “— General Meetings and Voting of Shareholders”.

Shares are issued in registered form only. Flagstone (Luxembourg) will be entitled to treat the registered holder of any Share as the absolute owner thereof and will not be bound to recognize any equitable claim or other claim or interest in such Share on the part of any other person.

In the event that Shares are recorded in the Register on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such systems, professionals or other depositories, being referred to hereinafter as “Depositories”) or of a sub-depository designated by one or more Depositories, the Company (subject to it having received from the Depository with whom those Shares are kept in account a certificate in proper form) will permit those persons to exercise the rights attaching to those Shares, including admission to and voting at general meetings, and will consider those persons to be the shareholders.

The Board of Directors is generally and unconditionally authorized for a period of five years from the date of the Redomestication to issue shares up to a maximum of the authorized but unissued share capital of Flagstone (Luxembourg). Such issue may include an issue of shares pursuant to the PSU Plan or the RSU Plan, which are the Company’s current share incentive plans, or as a consequence of the obligations of Flagstone (Luxembourg) pursuant to the Warrant described under “Proposal 4 — Approval of the Redomestication — Description of Flagstone (Luxembourg) Shares — Warrant”. Shares may be issued for cash, as compensation, for contribution in kind, upon conversion of shareholders’ claims, or by incorporation of profits or distributable reserves, including the incorporation of share premium into capital. Pursuant to the Articles, the shareholders of Flagstone (Luxembourg) have waived their statutory pre-emptive rights to the issue of new Shares for cash by the Board of Directors.

Shares in Flagstone (Luxembourg) may be issued either at par, or at a premium and with such rights and restrictions (whether in regard to dividend, voting, return of capital, or otherwise) as Flagstone (Luxembourg) may direct by special resolution passed at an extraordinary general meeting held in the presence of a Luxembourg notary, or as may be determined by the Board of Directors pursuant to the five year authority to issue authorized Shares.

Share Certificates

Shares will be issued in certificated form.

In the case where shares are held through a Depository, such as a securities settlement system, a certificate will be issued to the Depository whose name appears in the share register.

Repurchase of Shares and Article 49-2 of the Luxembourg Company Law

Flagstone (Luxembourg) is generally authorized by shareholders for a period of five years, pursuant to a resolution passed at the annual general meeting of shareholders, to (i) make open market purchases, or (ii) make offers for repurchase. Flagstone (Luxembourg) is further authorized to repurchase Shares, and force shareholders to sell, in circumstances where the acquisition of the Company’s own Shares is necessary to prevent imminent harm to the Company.

Repurchased Shares may be cancelled or held as treasury shares.

The Company may generally only repurchase Shares on the open market or by offer for repurchase, provided that:

•	The maximum price which may be paid for each Share shall not exceed the fair market value (as defined below);
•	The maximum number of Shares to be repurchased does not exceed the number of Shares available for repurchase as set out in the authorizing shareholders resolution;
•	The minimum price which may be paid for each Share shall not be less than the par value of each Share, being US$0.01;
•	The acquisitions, including the Shares previously acquired by the Company and held by it may not have the effect of reducing the net assets of the Company below the limits set forth in Luxembourg Company Law; and
•	The authority granted by the shareholders to the Company to repurchase its Shares, unless revoked, varied or renewed, shall not exceed five years.

The Company may only exercise the option to repurchase Shares, and force a shareholder to sell, if it reasonably determines in good faith, based on the opinion of counsel, that Share ownership, directly, indirectly, or constructively, by any holder is likely to result in imminent harm to the Company. Imminent harm is described in the Articles as adverse tax consequences or materially adverse legal or regulatory treatment to Flagstone (Luxembourg) or any of its subsidiaries. Time periods are provided for in the Articles for a shareholder whose Shares may be so repurchased by the Company to remedy such matter prior to the enforcement of the option by Flagstone (Luxembourg). Upon any such repurchase, the shareholder must receive at least the fair market value for each Share so repurchased.

The fair market value of a Share is defined in the Articles as:

(a) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such Shares on such exchange (or in such quotation system), or, if such Shares are listed on (or quoted in) more than one exchange (or quotation system) the average closing sale price of the Shares on the principal securities exchange (or quotation system) on which such Shares are traded, or, if such Shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotation for such Shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such Shares is sent or (b) if no such closing sales or prices are available because such Shares are not publicly traded, the value per Share as determined by an independent valuation and approved by the Board.

Transfer and Transmission of Shares

Other than with respect to the procedures for the transfer of fungible shares in the event that such shares are held by a Depository, a shareholder may transfer all or any part of his Shares by written instrument of transfer.

Any restrictions on transfer set out in the Articles will not be imposed in any circumstances that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange or automatic quotation system on which the Shares are listed or traded, provided that the Company may decline to register transfers in accordance with the Articles and resolutions of the Board, after a settlement has taken place.

Any person becoming entitled to a Share as a result of the death or bankruptcy of any Holder will execute an instrument of transfer in writing in the form acceptable to Flagstone (Luxembourg) (along with any other evidence as may be required by the Board) after which the applicable transferee will be registered as the new holder of the Shares in the register kept by Flagstone (Luxembourg).

Alteration of Share Capital

Flagstone (Luxembourg) may by Special Resolution:

•	increase the number of authorized shares; and
•	consolidate its shares into a fewer number of outstanding shares; and
•	subdivide its shares into a larger number of outstanding shares.

Any alteration to the share capital of the Company will require an appropriate amendment to the Articles.

Dividends

Subject to the Luxembourg Company Law, interim dividends may be declared by the Board of Directors of the Company. The declaration of interim dividends is subject to the approval of shareholders at the next general meeting of shareholders. Where the payments made on account of interim dividends exceed the amount of dividends subsequently approved by the shareholders at the general meeting, they shall, to the extent of the overpayment, be deemed to have been paid on account of the next dividend.

The shareholders may declare dividends at a general meeting of shareholders, but the dividend may not exceed the amount recommended by the Board of Directors. Dividends may only be declared from the distributable reserves available to the Company.

Share premium will be available for repayment to the shareholders of Flagstone (Luxembourg) in the discretion of the Board of Directors.

Dividends may be paid in (1) cash, in the form of a check, or by warrant or (2) wholly or partly in kind, by the distribution of assets (in particular, paid up shares, debentures or debenture stock) to shareholders.

No dividend or other moneys payable in respect of a Share will bear interest against Flagstone (Luxembourg) unless otherwise provided by the rights attached to the Share.

Regular dividends are, in principle, subject to a Luxembourg withholding tax of 15%. Any repurchase of shares or repayment of capital or share premium is, under certain circumstances, also subject to 15% Luxembourg withholding tax, for example, to the extent the Company has distributable reserves or profits generated post-Redomestication. If Flagstone (Luxembourg) were to make any such taxable payment, it would, in principle, be required to withhold at the 15% rate and remit the withheld amounts to the Luxembourg tax authorities. See “Risk Factors — After the Redomestication, dividends you receive may be subject to Luxembourg dividend withholding tax and Luxembourg income tax” and “— Material Tax Consequences Relating to the Redomestication — Luxembourg Tax Considerations — Post-Redomestication Consequences to Flagstone (Luxembourg) Shareholders”.

The Luxembourg-U.S. Tax Treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Luxembourg withholding tax on dividends for the portion exceeding 15% in respect of portfolio dividends, i.e. dividends distributed on shareholdings of less than 10% of the total issued share capital of the dividend paying entity. Given that the domestic Luxembourg withholding tax rate is 15%, no further reductions can be obtained in respect of these portfolio dividends received by a U.S. holder. See “—Material Tax Considerations Relating to the Redomestication — Luxembourg Tax Considerations —  Material Luxembourg Tax Considerations Post-Redomestication to Flagstone — Post-Redomestication Consequences to Flagstone (Luxembourg) Shareholders — Reduction of Luxembourg Withholding Tax — Distributions to Shareholders”.

However, it is our intention to make payments to shareholders in the form of share capital reductions and share premium reductions in such a way that no Luxembourg withholding tax is due. As such, we expect that a substantial amount of any potential future payments to be made by Flagstone (Luxembourg) may be exempt from Luxembourg withholding tax. Flagstone recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving share capital, share premium and dividend payments from Flagstone (Luxembourg). See “Risk Factors — After the Redomestication, dividends you receive may be subject to Luxembourg dividend withholding tax and Luxembourg income tax”.

General Meetings and Voting of Shareholders

Votes of shareholders may be given at general meetings of Flagstone (Luxembourg), either personally or by proxy. Subject to the rights and restrictions for the time being attached to any Shares by the Articles or any applicable law, every shareholder present, whether in person or by proxy, will have one vote for each Share carrying voting rights, of which the shareholder is the registered holder.

The annual general meeting of Flagstone (Luxembourg) will be held on the second Thursday of the month of May at 2:00 p.m. (CET). If this is not a business day, then such meeting will be held on the next business day. Notice of such annual general meeting will be given to shareholders at least 10 clear days prior to the meeting being held. For at least fifteen days prior to the annual general meeting, each shareholder may obtain a copy of the financial statements for the preceding financial year at the office of Flagstone (Luxembourg) and inspect all documents required by Luxembourg Company Law to be made available for inspection.

In addition to the annual general meeting, Flagstone (Luxembourg) may also call for ordinary general meetings and extraordinary general meetings. Ordinary and extraordinary general meetings must be called on at least 10 days notice. An extraordinary general meeting is required for any meeting to amend the Articles (or other item specified in the Articles requiring a Special Resolution or super majority vote). At an extraordinary general meeting, a quorum requires at least two shareholders and shareholders together holding more than one half of the issued Shares of Flagstone (Luxembourg). An extraordinary general meeting held for the purposes of amending the Articles must be held in the presence of a Luxembourg notary. Any Special Resolution to be passed at an extraordinary general meeting will be validly passed by a majority of two-thirds of the Shares present or represented at the meeting. Any resolution requiring a super majority resolution will be passed by the applicable super majority vote at an extraordinary general meeting as specified in the Articles. At ordinary general meetings, quorum requires two persons being entitled to vote, and a resolution may be passed by a simple majority of shares present or represented at such meeting.

Distributions on Dissolution of Flagstone (Luxembourg)

Any voluntary dissolution of Flagstone (Luxembourg) will take place in accordance with the provisions of Luxembourg law. Flagstone (Luxembourg) may only be placed into voluntary dissolution if shareholders vote in favor of such dissolution by means of a Special Resolution passed at an extraordinary general meeting of shareholders. In the event of a dissolution of Flagstone (Luxembourg), the dissolution will be carried out by one or more liquidators appointed by the general meeting of shareholders, which will determine their powers and remuneration within the Luxembourg Company Law.

If upon dissolution the assets available for distribution among the shareholders are insufficient to repay the whole of the paid up or credited as paid up share capital, the assets will be distributed so that, as nearly as possible, the losses will be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the dissolution on the Shares held by them respectively.

If in a dissolution the assets available for distribution among the shareholders are more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the dissolution, the excess will be distributed among the shareholders in proportion to the capital at the commencement of the dissolution paid up or credited as paid up on the Shares held by them respectively.

After the payment of all debts and any charges against Flagstone (Luxembourg) and of the liquidation expenses, the net liquidation proceeds will be distributed to the shareholders to achieve on an aggregate basis the same economic result as the distribution rules set for dividend distributions.

If Flagstone (Luxembourg) is dissolved, the liquidators, with the sanction of a Special Resolution, may divide among the shareholders in specie or kind the whole or any part of the assets of Flagstone (Luxembourg) (whether they will consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division will be carried out as between the shareholders. The liquidators may vest the whole or any part of such assets in trusts for the benefit of the shareholders as the liquidator determines, but so that no shareholder will be compelled to accept any assets upon which there is a liability.

Classification of the Board of Directors

The Board of Directors will consist at all times of no less than 10 and no more than 12 directors, divided into 3 classes as nearly equal as possible in size, each of whom will hold office for a term determined by the shareholders, (such term not to exceed six years) or, in the absence of such determination, for a three-year term. Directors may be re-elected at the end of any such term.

Shareholders’ Agreement

Flagstone (Bermuda) and certain shareholders who acquired our Shares prior to the date of our initial public offering (the “Existing Shareholders”) are parties to the Shareholders’ Agreement. The Shareholders’ Agreement permits persons who hold at least five million of our Shares to request registration for a public offering of Shares. We have agreed to use our best efforts to cause the prompt registration of such Shares but may postpone the filing of a registration statement in connection with such public offering for up to three months from the date of the request if we determine in good faith that the registration would reasonably be expected to have an adverse effect on any proposal or plan by us or any of our subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any stock purchase, amalgamation, merger, consolidation, tender offer, reorganization, or similar transaction or if an underwritten public offering is contemplated in which the Shares proposed to be registered would be included. If the number of Shares to be sold in the requested offering is limited by the managing underwriter, then the number of Shares requested to be registered will be allocated, pro rata, among the requesting shareholders. The Existing Shareholders are currently entitled to request up to three demand registrations.

Additionally, the Shareholders’ Agreement provides that, if at any time we propose to register any of our Shares under the Securities Act, we will offer the Existing Shareholders the opportunity, subject to certain conditions, to include their Shares in such registration statement. We are generally required to pay all expenses associated with any demand or “piggyback” registrations.

Warrant

The Company has granted to Haverford (Bermuda) Ltd. (“Haverford”) a Warrant to purchase Shares. The Warrant is exercisable during the month of December 2013. The Warrant entitles the holder to purchase 8,585,747 Shares, at an exercise price of $14.80 per share (subject to adjustment for share splits, dividends declared and similar events). Haverford may transfer the Warrant only to certain of its affiliates.

Restrictions on Transfer of Shares or Warrants

The FSA regulates the acquisition of “control” of any U.K. person, such as Marlborough, authorized under the Financial Services and Markets Act 2000 (“FSMA”). Similarly, Lloyd’s approval is required prior to acquiring control of a Lloyd’s managing agent. Any company or individual that (together with its or his/her associates) directly or indirectly acquires 10% or more of the shares of a U.K. authorized insurance company or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or its parent company, would be considered to have acquired “control” for the purposes of FSMA, as would a person who had significant influence over the management of such authorized insurance company or its parent company by virtue of the person’s shareholding or voting power in either. A purchaser of 10% or more of Flagstone (Luxembourg)’s Shares would therefore be considered to have acquired “control” of Marlborough. Under FSMA, any person proposing to acquire “control” over a U.K. authorized insurance company must notify the FSA of that person’s intention to do so and obtain the FSA’s prior approval. The FSA would then have three months to consider that person’s application to acquire “control”. In considering whether to approve such application, the FSA must be satisfied both that the acquirer is a fit and proper person to have such “control” and that the interests of consumers would not be threatened by such acquisition of “control”. Failure to make the relevant prior application would constitute a criminal offense, whereas a failure to obtain Lloyd’s approval could result in Lloyd’s taking action against the relevant managing agent.

Lloyd’s also regulates the acquisition of control over Lloyd’s corporate members, such as Flagstone Corporate Name Limited. The test for acquisition of control is the same as that described above in relation to FSMA. Accordingly, any person who proposed to acquire 10% or more of the ordinary shares in Flagstone Corporate Name Limited or a parent company, including Flagstone (Luxembourg), would have to obtain the prior approval of Lloyd’s.

The restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Shares is BNY Mellon Shareowner Services, whose principal executive office is located at 1 Wall Street, New York, NY 10004.

Listing

Flagstone (Bermuda)’s Shares are currently listed on the NYSE under the symbol “FSR” and Flagstone (Luxembourg)’s Shares will continue to be listed on the NYSE after the Redomestication under the same symbol. The Shares are also currently listed on the Bermuda Stock Exchange, and we expect that they will continue to be listed on the Bermuda Stock Exchange after the Redomestication. Other than for our Shares, there is no market for any other shares we may offer.

SHAREHOLDERS ARE ADVISED TO REVIEW THE ARTICLES OF FLAGSTONE (LUXEMBOURG) (ATTACHED TO THIS PROXY STATEMENT AS ANNEX A TO SUPPLEMENT THE SUMMARIZED INFORMATION PROVIDED IN THIS PROXY STATEMENT.

SHAREHOLDERS ARE ALSO REFERRED TO THE SECTION IN THIS PROXY STATEMENT ENTITLED “COMPARISON OF RIGHTS OF SHAREHOLDERS” FOR FURTHER INFORMATION.

Comparison of Rights of Shareholders

Your current rights as a shareholder are governed by Bermuda law, our Memorandum of Association and our Bye-Laws. After the Redomestication, your rights will be governed by Luxembourg law and our Articles.

Many of the principal features of our Bermuda shares and Luxembourg shares will be similar. There are differences, however, between your rights under the civil law system of Luxembourg and your rights under the corporate statutory and common law of Bermuda, which is modeled on certain provisions of the corporate statutory law of England and Wales and in respect of which the common law of England and Wales is highly persuasive authority as to questions of Bermuda law. In addition, there are differences between our current Bermuda Memorandum of Association and Bye-Laws and the Articles. The following discussion is a summary of the material changes in your rights that will result from the Redomestication.

This summary is not complete and does not cover all of the differences between Luxembourg law and Bermuda law affecting companies and their shareholders or all the differences between our Bermuda Memorandum of Association and Bye-Laws and the Articles. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions described. The Articles are attached to this Proxy Statement as Annex A. For information as to how you can obtain our Bermuda Memorandum of Association and Bye-Laws, see “Incorporation of Certain Information by Reference”.

	Flagstone (Bermuda)	Flagstone (Luxembourg)
Authorized and Issued Shares	Authorized share capital: US$3,000,000, divided into 300,000,000 shares with a par value of US$0.01 each. Issued share capital: 84,985,219. Outstanding share capital: 80,001,073.	Authorized share capital: US$3,000,000, divided into 300,000,000 shares with a par value of US$0.01 each. Issued share capital: 84,985,219. Outstanding share capital: 80,001,073.
Voting	One vote per share, except our Bye-Laws reduce the total voting power of any U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares.	One vote per share.
Preferred Shares	The Board of Directors can issue preferred shares on such terms and conditions as it may determine and having such voting rights, dividend rates, return of capital, conversion rights or other provisions as may be fixed by the Board of Directors without any further shareholder approval.	The issuance of any preferred shares requires an amendment to the Articles. See “Amendments to the Bye-Laws and Articles of Association”.

	Flagstone (Bermuda)	Flagstone (Luxembourg)
Variation of Rights	If, at any time, the share capital of Flagstone (Bermuda) is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not Flagstone (Bermuda) is being wound-up, be varied with (i) the consent in writing of the holders of three-fourths of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of shares of the class. At this latter meeting, the necessary quorum will be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue for further shares ranking pari passu therewith.	Except as set out below, provisions regarding Variation of Rights under the Articles are similar to corresponding provisions under Flagstone (Bermuda)’s Memorandum of Association and Bye-Laws.
Where the share capital of Flagstone (Luxembourg) is divided into different classes of shares, any variation of the rights attached to any class of shares must be made by means of a super majority vote of 75% passed at a meeting of the shareholders of the affected class.
Should the change to the rights of the shares of that class require an amendment to the Articles of Flagstone (Luxembourg), then a Special Resolution passed at an extraordinary general meeting of all of the shareholders must be obtained for such amendment. See “Amendment to the Articles”.
Pre-emptive Rights and Advance Subscription Rights	None.	The Articles authorize the Board of Directors to issue shares up to the authorized share capital of Flagstone (Luxembourg) for a period of five years and shareholders waive their statutory pre-emption rights during this period. Thereafter shares issued for cash will be offered on a pre-emptive basis to shareholders in proportion to the capital represented by their shares unless the shareholders once again waive their pre-emption rights for another period up to a maximum of five years.

Flagstone (Bermuda)	Flagstone (Luxembourg)
Minority Rights	Not applicable.	If Flagstone (Luxembourg) loses three-fourths of its corporate capital, it must be dissolved if such dissolution is approved by 25% of the votes cast at a general meeting of shareholders convened for that purpose.
Shareholders holding together 20% of the issued capital are entitled, while a shareholders’ meeting is in session, to require a postponement of that meeting for up to 4 weeks. Any such postponement will annul any decision taken at the meeting.
In addition to the auditors already appointed for Flagstone (Luxembourg) (see “Auditors”), the commercial court in Luxembourg, in exceptional circumstances and upon application of shareholders holding together 20% of the issued capital of Flagstone (Luxembourg), may appoint one or more auditors to audit the accounts of the company.
Shareholders, holding together at least 10% of the issued share capital, are entitled to require the Board of Directors to convene a meeting of shareholders with the agenda indicated by them. Such meeting must be held within one month of the said request. In addition, shareholders holding together at least 10% of the issued share capital are entitled to require the Board of Directors to add further items on the agenda of a meeting of shareholders.
Legal Reserve	Not applicable.	Flagstone (Luxembourg) is required to allocate a sum of at least five percent (5%) of its annual net profits to a legal reserve, until such time as the legal reserve amounts to ten percent (10%) of the nominal value of its issued share capital.
If and to the extent that this legal reserve falls below the ten percent (10%) amount, the company will again allocate a sum of at least five percent (5%) of its annual net profits to restore the legal reserve to the minimum amount.

Flagstone (Bermuda)	Flagstone (Luxembourg)
Dividends and Other Distributions	The Board may, subject to the Bye-Laws and the Companies Act 1981 of Bermuda, declare a dividend to be paid to the members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.
The Board may fix any date as the record date for determining the members entitled to receive any dividend.
Flagstone (Bermuda) may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
The Board may declare and make such other distributions (in cash or in specie) to the members as may be lawfully made out of the assets of Flagstone (Bermuda).	Shareholders of Flagstone (Luxembourg) may by resolution declare dividends in accordance with the respective rights of shareholders in proportion to the number of shares held by them. Dividends may not exceed the amount recommended by the Board.
Any share premium created upon the issuance of shares will be available for repayment to the shareholders pursuant to the discretion of the Board.
A meeting of shareholders declaring a dividend may direct, with the recommendation of the Board, that the dividend be paid entirely or in part by the distribution of assets (including paid up shares, debentures or debenture stock of any other company).
The Company may make such other distributions (in cash or in specie) to the shareholders as may be lawfully made out of the assets of Flagstone (Luxembourg).
The Board may declare and pay interim dividends upon fulfillment of the requirements set forth in the Law. Such dividends may be declared and paid in relation to any class of shares or in relation to all classes (if the company creates other classes of shares), provided that the shares of any particular class must rank equally for dividends. Where the payments made on account of interim dividends exceed the amount of the dividend subsequently approved by the shareholders at the general meeting, they shall, to the extent of the overpayment, be deemed to have been paid on account of the next dividend.

Flagstone (Bermuda)	Flagstone (Luxembourg)
Repurchase of Shares	Flagstone (Bermuda) may purchase its own shares for cancellation or to hold as treasury shares.
If Flagstone (Bermuda) reasonably determines in good faith that share ownership, directly, indirectly or constructively is likely to result in adverse tax consequences or materially adverse legal or regulatory treatment to Flagstone (Bermuda), it has the option to purchase the minimum number of shares which is necessary to avoid or cure such adverse consequences or treatment.	Flagstone (Luxembourg) is authorized by the shareholders to purchase its own shares for cancellation or to hold as treasury shares for a period of five years, where such shares are repurchased (i) in open market purchases, or (ii) by offer to shareholders. Flagstone (Luxembourg) is further authorized to repurchase its own shares in circumstances where the acquisition of the Company’s own shares is necessary to prevent imminent harm (as such term is defined in the Articles) to the Company.
Quorum and Voting Rights	At any general meeting of members, two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in Flagstone (Bermuda) throughout the meeting will form a quorum for the transaction of business.
Generally, members resolutions may be passed by a simple majority. Directors are elected by a plurality vote.
Except as provided for in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted at a general meeting of shareholders, each being: (i) a shareholder; (ii) a proxy for a shareholder; or (iii) a duly authorized representative of a corporate shareholder, constitutes a quorum for such general meeting.
Where any Special Resolution is to be passed at an extraordinary general meeting of shareholders for an amendment to the Articles (or other item specified in the Articles requiring a super majority vote), the quorum requires in addition to the requirements set out above, the presence, in person or by proxy, of shareholders holding at least one half of the issued share capital.
If the appropriate quorum is not present, the meeting shall be dissolved. A second meeting may be convened at which one shareholder present in person or by proxy shall be a quorum.
Any Ordinary Resolution, including the election of directors, at an ordinary general meeting will be passed by a vote in favor by a simple majority of the shares present or represented at the meeting.
Any Special Resolution at an extraordinary general meeting will be passed by a majority of two-thirds of the shares present or represented at the extraordinary general meeting.
Any item requiring a super majority vote will be passed by the appropriate percentage as required by the super majority vote.

	Flagstone (Bermuda)	Flagstone (Luxembourg)
Shareholders’ Written Resolutions	A written resolution signed by all of the members at the date of the resolution who would be entitled to attend a meeting and vote on such resolution is as valid as if it had been passed at a meeting of shareholders called for the purposes of passing such a resolution (except for resolutions passed to remove an auditor or director from office before the expiration of his term of office).	Not permitted.
Supermajority Voting	The variation of any rights that may be attached to a class of shares requires the consent in writing of the holders of not less than 75% of the issued shares of that class or a resolution passed at a general meeting of the holders of shares of that class by a simple majority of the votes cast at which meeting quorum requires at least two persons holding or represented by proxy at least one-third of the issued shares of the class.
	Flagstone (Bermuda) may merge with another entity with the approval of 75% of votes cast at a meeting of members at which a quorum is present.	The unanimous consent of the shareholders is required in an extraordinary general meeting to approve the following matters:
• the change of the domicile of Flagstone (Luxembourg), as effected through a continuation of its corporate seat and effective place of management; and
• any increase in the shareholders’ commitments.
The affirmative vote of at least two-thirds of the votes cast is required in an extraordinary general meeting to approve the following matters:
• the increase or the reduction of Flagstone (Luxembourg)’s share capital;
• any matter requiring the passing of a Special Resolution; and
• any other amendment to the Articles. See “Amendment to Articles”.
The affirmative vote of at least 75% of the votes cast is required in an extraordinary general meeting to approve the following matters:
• a variation of rights of any class of shares, in which case a vote of 75% of the vote present or represented of that class of shares is required;
• the sale, lease or exchange of a substantial part of the Company’s assets;
• a merger, de-merger or amalgamation; and

	Flagstone (Bermuda)	Flagstone (Luxembourg)

  •

an amendment, variation, or deletion of a clause in the Articles of the Company, but only where such amendment, variation or deletion relates to a clause dealing with a matter requiring a super majority resolution.

Election of Directors	Directors are elected at the annual general meeting of the members or at any special general meeting of the members called for that purpose.
Only persons for whom a written notice of nomination signed by members holding in the aggregate not less than fifteen percent (15%) of the issued and outstanding paid up share capital eligible to vote at the meeting at that time has been delivered to the registered office of Flagstone (Bermuda) for the attention of the Secretary not later than five days after notice or public disclosure of the date of such meeting is given or made available to members are eligible for appointment or election as a Director at any meeting.
Directors are elected by plurality voting which means that the persons who have been nominated for election as Directors who receive the highest number of “For” votes cast out of all of the nominated persons will be elected as directors of the Company.	Directors are elected at a general meeting.
The Board may elect to nominate directors for election by shareholders, by placing the names for nomination on the agenda of the meeting.
Should shareholders wish to nominate any person for election as a director, shareholders holding at least 10% of the issued and outstanding paid up share capital of the Company who are eligible to vote at the meeting must deliver to the registered office of Flagstone (Luxembourg), not later than five days after notice of, or public disclosure of the meeting, a written notice of nomination nominating such person for election as director at the meeting.
Shareholders holding together at least 10% of the issued share capital of Flagstone (Luxembourg) are entitled to require the Board of Directors to convene a meeting of shareholders with the agenda indicated by them or may add any item to the agenda of a meeting called (see “Minority Rights”), which item may include the nomination and election of a director.
There is no plurality of voting in Luxembourg. Directors are elected to office if sufficient votes are cast by shareholders in favor of the election of such Director as is required for the passing of the appropriate shareholders resolution, see “Election of Directors” above.
Vacancies in the Board of Directors	The office of director is vacated if the director:	The office of director is vacated if the director:
	• is removed from office pursuant to the Bye-Laws or is prohibited from being a director by law;	• is prohibited from being a director by law;
	• is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;	• is or becomes bankrupt, or makes an arrangement or composition with his creditors generally;

	Flagstone (Bermuda)	Flagstone (Luxembourg)
	• is or becomes of unsound mind or dies; or	• is or becomes of unsound mind or dies; or
	• resigns his office by notice in writing.	• resigns his office by notice in writing.
The Board has the power to appoint any person as a director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any director.
A director cannot appoint an alternate director, and no director may appoint another director to represent him or vote on his behalf at any meeting of the Board of Directors or at any Committee meeting.	The Board may provisionally appoint a person as a director to fill a vacancy. A director so appointed holds office only until the next annual general meeting unless re-appointed at such annual general meeting.
Shareholders holding together at least 10% of the issued share capital can nominate a person to be appointed as a director, by requiring the Company to place the nomination on the agenda of the general meeting and requiring the Company to call a general meeting. At the general meeting, the nominated person can be appointed as a director by Ordinary Resolution at the meeting (see “Election of Directors”).
Board of Directors	The Board consists of no fewer than ten (10) directors and no more than a maximum of twelve (12) directors. Flagstone (Bermuda) currently has 12 directors.	The Board will be composed of no fewer than ten (10) directors and no more than a maximum of twelve (12) directors as the Board may from time to time determine, who shall be elected by shareholders except in the case of vacancy.
Term of Office of Directors	Three-year terms.	Three-year terms.
Quorum for Board and Committee Meetings	Quorum for a meeting of the Board is a majority of the directors then in office, present in person or represented by a duly authorized representative, provided that at least two directors are present in person.	Quorum for a meeting of the Board is a majority of the directors then in office, present in person, or represented by a duly authorized representative provided that at least two directors are present.
Removal of Directors	Members entitled to vote for the election of directors may, at any special general meeting remove any director, but only for cause.
	If a director is removed from the Board for cause, the members may fill the vacancy at the meeting at which such director is removed.	The shareholders may vote on an Ordinary Resolution at a general meeting to remove any director from office without cause.
Special Shareholder Meetings / Extraordinary General Meeting	The Chairman, any two directors, or the Board of Directors is required to convene a special general meeting whenever in their judgment such a meeting is necessary.	The Board of Directors is required to convene an extraordinary general meeting of shareholders at the request of shareholders holding not less than 10% of registered shares (see “Minority Rights”).

	Flagstone (Bermuda)	Flagstone (Luxembourg)
Liquidation/ Dissolution	Upon liquidation, members are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to special rights of any other class of shares.	Any dissolution of Flagstone (Luxembourg) will be carried out by one or more liquidators appointed at a meeting of shareholders.
After payment of all debts and any charges against Flagstone (Luxembourg) and the liquidation expenses, the net liquidation proceeds are distributed to the shareholders to achieve on an aggregate basis the same economic result as the distribution rules set for dividend distributions.
Distributions in specie are allowed if such distributions are contemplated by the appointed liquidators and within the powers granted to them.
Amendments to the Bye-Laws and Memorandum of Association	Amendments to the Memorandum of Association and Bye-Laws require:	Amendments to the Articles require an extraordinary general meeting where at least one half of the issued capital is represented, two shareholders are present and at least two-thirds of the capital present at such meeting votes in favor of the amendments. Where the amendment, deletion or variation of the Articles relates to a clause dealing with a super majority resolution requirement, the amendment, variation or deletion will require that at least 75% of the capital present at such meeting votes in favor of the amendment.
The approval of the Board of Directors for amendments to the Articles is not necessary.

  •

the approval of the majority of holders present at the general meeting at which two or more persons are present in person or by proxy representing in excess of 50% of the total issued voting shares, and

• the prior approval of at least seventy five per cent (75%) of the directors in office.
Transfer Agent and Registrar	BNY Mellon Shareowner Services.	BNY Mellon Shareowner Services.
Listing	New York Stock Exchange / Bermuda Stock Exchange.	New York Stock Exchange / Bermuda Stock Exchange.

Flagstone (Bermuda)	Flagstone (Luxembourg)
Limitation of Liability and Indemnification	The directors, Secretary and other officers (such term to include any person appointed to any committee by the Board) while acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) while acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, are indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Flagstone (Bermuda) shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Flagstone (Bermuda) shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty. Each member agrees to waive any claim or right of action such member might have, whether individually or by or in the right of Flagstone (Bermuda), against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Flagstone (Bermuda) or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.	Flagstone (Luxembourg)’s limitations on liability and indemnification will be substantially the same as Flagstone (Bermuda)’s.
Flagstone (Luxembourg) may not indemnify a director or officer for criminal liability, gross negligence, willful misconduct, or an intentional breach of his statutory duties.
The directors and other officers (such term to include any person appointed to any committee by the Board) while acting in relation to any of the affairs of Flagstone (Luxembourg), any subsidiary thereof, and the liquidator or trustees (if any) while acting in relation to any of the affairs of Flagstone (Luxembourg) or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of Flagstone (Luxembourg) from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Flagstone (Luxembourg) shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Flagstone (Luxembourg) shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud, dishonesty, gross negligence or willful misconduct. Each member agrees to waive any claim or right of action such member might have,

	Flagstone (Bermuda)	Flagstone (Luxembourg)
whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Flagstone (Luxembourg) or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty.
Accounting Principles for SEC Reporting Purposes	U.S. dollars and U.S. GAAP.	U.S. dollars and U.S. GAAP.

PROPOSAL 5 — CHANGE OF OUR CORPORATE NAME

General

In connection with the Redomestication, the shareholders must approve the Company’s new corporate name. The Articles provide that our new corporate name will be “Flagstone Reinsurance Holdings, S.A.”

On February 26, 2010, our Board of Directors approved a resolution declaring it advisable that the corporate name be changed to Flagstone Reinsurance Holdings, S.A.

As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing, and which contains the proposed new Article 2 to the Articles, is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the Company’s corporate name be changed to Flagstone Reinsurance Holdings, S.A.”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and we will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 5. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 6 — APPROVAL OF OUR CORPORATE PURPOSE

General

In order to effect the Redomestication under Luxembourg law, the shareholders of a Luxembourg corporation are required specifically to approve the purposes for which the corporation has been organized. Our Memorandum of Association currently enumerates various purposes for which we are established. The Articles provide that our main purpose is to act as a holding company that owns participations in and manages our various subsidiary companies as well as other companies. We believe that this change, which is intended to conform our purpose more closely with Luxembourg standard practice, will not limit the activities in which we reasonably would expect to engage.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the purposes for which we would be continued under Luxembourg law as set forth in the Articles be as set forth below in the form of the proposal. Our Board of Directors directed that approval of our corporate purpose be submitted for consideration by our shareholders at the Annual General Meeting.

As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing, and which contains the proposed new Article 4 to the Articles, is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the object clause of the Company is to read as follows:

“The object of the Company is the holding of participations, in any form whatsoever, in other Luxembourg companies or foreign companies, the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or otherwise of stocks, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its portfolio. The Company may also hold interests in partnerships.

The Company may borrow in any form and proceed to the issuance of bonds and debentures. In a general fashion it may grant assistance to affiliated companies, take any controlling and supervisory measures and carry out any operation, which it may deem useful in the accomplishment and development of its purposes.

The Company may further carry out any commercial, industrial or financial operations, as well as any transactions on real estate or on movable property.

The Company may give guarantees and other forms of security and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations or undertakings, or the obligations of any other company or person, where such guarantee is indirectly or directly in the best interests of and for the corporate benefit of the Company.

The Company shall have all such powers and shall be entitled to take all such action and enter into any type of contract or arrangement as are necessary for the accomplishment or development of its objects.”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and we will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 6. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 7 — LUXEMBOURG REGISTERED OFFICE

General

Under Luxembourg law, the shareholders of a Luxembourg corporation are required to approve the registered office of Flagstone (Luxembourg).

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that upon consummation of the Redomestication our principal place of business shall be fixed in Luxembourg at 37 Val St André, L-1128, Luxembourg, Grand Duchy of Luxembourg. While we may maintain offices in Bermuda, it is important that formal steps, including this resolution, be taken to confirm that our principal place of business will be in Luxembourg.

Our Board of Directors directed that approval of Luxembourg as our registered office be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the Company’s registered office be fixed in Luxembourg at 37 Val St André, L-1128, Luxembourg, Grand Duchy of Luxembourg;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 7. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 8 — APPROVAL OF THE ARTICLES OF INCORPORATION

General

Under Luxembourg law, the shareholders of a Luxembourg corporation are required to approve the form of the corporation’s articles of incorporation.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the Articles in the form of Annex A to this Proxy Statement be approved as our Articles following the Redomestication. Pursuant to Luxembourg Law, the Company is required to also prepare its Articles in an official language of Luxembourg. The Company will therefore have an English version of its Articles and a French version of its Articles, which together shall constitute the Articles of the Company. In the event of any discrepancies between the English version and the French version of the Articles, the Articles will provide that the English version will prevail. By approving the English version of the Articles, shareholders will be deemed to have approved the appropriate French translation. See “Proposal 4 — Approval of the Redomestication —  Description of Flagstone (Luxembourg) Shares” and “Proposal 4 — Approval of the Redomestication —  Comparison of Rights of Shareholders” for a summary of the significant differences between our current Memorandum of Association and Bye-Laws and the Luxembourg Articles as well as summary comparison of Bermuda and Luxembourg law.

Our Board of Directors directed that approval of the form of the Articles be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the Articles of Incorporation, in the form of the version attached as Annex A to the Proxy Statement and their French translation (collectively, the “Articles”) be adopted as the Articles of Incorporation of the Company, to the exclusion of and in place of the existing Memorandum of Association and Bye-Laws of the Company;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 8. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 9 — APPROVAL OF ISSUED SHARE CAPITAL

General

In order to effect the Redomestication under Luxembourg law, the shareholders of a Luxembourg corporation are required to approve the corporation’s issued share capital.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that any issued Flagstone (Bermuda) common shares be included in the issued share capital of Flagstone (Luxembourg).

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, on the Effective Date, the Company shall have an issued share capital of US$849,852.19 represented by 84,985,219 fully paid shares each with a nominal value of US$0.01 and with such rights and obligations as set forth in the Articles;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 9. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 10 — APPROVAL OF AUTHORIZED SHARE CAPITAL

General

In order to effect the Redomestication under Luxembourg law, the shareholders of a Luxembourg corporation are required to approve the corporation’s authorized share capital.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the authorized share capital upon the Redomestication shall remain US$3,000,000 represented by 300,000,000 shares, each with a nominal value of US$0.01.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, on the Effective Date the Company shall have an authorised share capital of US$3,000,000 represented by 300,000,000 shares, each with a nominal value of US$0.01;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 10. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 11 — WAIVER OF PREFERENTIAL OR PRE-EMPTIVE SUBSCRIPTION RIGHTS

General

In order to include the authority of the Board of Directors to issue new shares as is prescribed in the Articles, under Luxembourg law, the shareholders are required to waive the pre-emptive right to purchase new common shares of the corporation issued for cash and acknowledge and approve the Board report attached as Annex B to the Proxy Statement which identifies certain factors that the Board will consider in setting the issue price for new shares issued for cash.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that shareholders waive any pre-emptive subscription rights that they may be entitled to under Luxembourg law.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, any preferential or pre-emptive subscription rights provided for by Luxembourg law, for the issue of shares within the authorised share capital are waived and it is agreed to suppress and waive any preferential pre-emptive subscription rights provided for by Luxembourg law and authorise the Board to proceed to issue shares or any securities or instruments giving rights to shares (by subscription, conversion, exchange or otherwise) within the authorised unissued share capital against contributions in cash, in kind, by way of incorporation of available premium or reserves into shares or otherwise pursuant to the terms and conditions determined by the Board or its delegate(s) while waiving, suppressing or limiting any preferential or pre-emptive subscription rights as provided under Luxembourg law to existing shareholders in the case of issues of shares within the authorised share capital, for a period starting on the Effective Date and ending on the fifth anniversary of the day of publication of the notarial deed recording the Redomestication before a Luxembourg notary in the official gazette of Luxembourg, the Mémorial; and FURTHER RESOLVED in relation thereto, that the report by the Board pursuant to article 32-3 (5) of Luxembourg Company law on the circumstances and proposed issue price of shares against cash without preferential subscription rights as presented to the shareholders be and is hereby acknowledged and approved;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 11. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 12 — APPROVAL OF THE ABILITY OF
THE COMPANY TO PURCHASE ITS OWN SHARES

General

Under Article 49-2 of the Luxembourg Law, in order for a corporation or its wholly-owned subsidiaries to be able to acquire or own ordinary shares of the corporation the shareholders must grant the applicable authority to the Company to repurchase such ordinary shares.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that shareholders approve any acquisition or ownership of shares of Flagstone (Luxembourg) by Flagstone (Luxembourg) or any of its wholly-owned subsidiaries.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the Company, be and is hereby generally authorized from time to time to purchase, acquire, receive and/or hold shares in the Company in conformity with the Articles and the Luxembourg Company law and with all other applicable laws and regulations, such authorization commencing on the Effective Date provided that:

•	The maximum number of shares hereby authorized to be purchased shall not exceed the number of fully paid up issued shares in the Company;
•	The maximum price which may be paid for each share shall be the Fair Market Value;
•	The minimum price which may be paid for each share shall be the par value of US$0.01;
•	This authority, (unless previously revoked, varied or renewed) shall expire on the fifth anniversary of the date of the meeting held before a Luxembourg notary for the purposes of recording the Redomestication of the Company, except in relation to the purchase of shares the contract for which was conducted before such date and which will or may be executed wholly or partly after such date;
•	The acquisitions, including the shares previously acquired by the Company and held by it, and shares acquired by a person acting in his own name but on the Company’s behalf, may not have the effect of reducing the net assets of the Company below the amount mentioned in Article 72-1 of the Luxembourg Company Law.
•	This authority relates only to (i) one or more market purchases, (being a purchase of shares by the Company of shares offered for sale by any shareholder on the open market on which the shares are traded), as the Board of Directors shall determine, and (ii) purchases effected in circumstances where an offer on similar terms has been made by the Company to sell up to the same number of shares of each shareholder appearing on the register of shareholders immediately before the offer was made (or as soon as, according to the Directors, may be practicable) other than shareholders who have consented in writing to the offer not being extended to them, and each shareholder concerned has either (a) accepted the offer in writing, (b) declined the offer in writing, or (c) failed to respond to the offer within the time allowed to do so under the terms of the offer. Pursuant to, and in conformity with Article 49-2(2) of the Law and in conformity with all the applicable laws and regulations, the Board be authorized to repurchase such shares in the Company as the Board of Directors may elect the Company should repurchase, but only in circumstances where the acquisition of the Company’s own shares is necessary to prevent imminent harm to the Company as such circumstances are described more fully in the Articles.

That for Luxembourg Law purposes, the shares bought back in terms of this Resolution be cancelled by the Company or held as treasury shares, and if such shares are cancelled, any one director (or such directors duly elected attorney) be hereby appointed to appear before a public notary in Luxembourg for the purposes of amending the Articles to reflect the changes resulting from any cancellation of any shares bought back in accordance with the terms of this resolution and for the purposes of recording any transactions effected pursuant to this resolution in or several notarial deeds.”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 12. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 13 — APPROVAL OF FISCAL YEAR

General

Under Luxembourg law, the shareholders must approve Flagstone (Luxembourg)’s fiscal year.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that shareholders approve our fiscal year to run from January 1 to December 31 of each calendar year.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, for statutory purposes the accounting year of the Company will be from 1st January of each year to 31st December of the same year;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 13. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 14 — APPROVAL OF ANNUAL GENERAL MEETING

General

Under Luxembourg law, the shareholders of a corporation must approve the date and time of the Company’s annual general meeting.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that shareholders approve the annual general meeting date beginning in 2011 to be held on the second Thursday of the month of May at 2:00 p.m. (CET) of each year and if such day is a legal holiday in Luxembourg, on the next following normal business day.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and effective upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date for any annual general meeting for 2011 or thereafter, the annual general meeting of the shareholders of the Company shall be held on the second Thursday of the month of May at 2:00 p.m. (CET) of each year and if such day is a legal holiday in Luxembourg, on the next following normal business day;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 14. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 15 — CONFIRMATION OF DIRECTORS

General

In order to effect the Redomestication under Luxembourg law, the shareholders must confirm the appointment of the Company’s directors, including the directors elected under Proposal 1. Our Articles will provide for a classified Board of Directors, divided into three (3) classes as nearly equal in size as possible. Each director will serve a three-year term.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that shareholders confirm all the directors serving as directors immediately prior to the Effective Date of the Redomestication as continuing directors of the Company after the Redomestication as members of the same the class as they were previously serving in.

The respective ages, business experience, directorships and committee memberships for the nominees are set out in “Our Directors”. All of the nominees currently serve as directors.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, upon recommendation of the Board and effective as of the Effective Date, the Board shall be composed of no fewer than ten (10) members or such number in excess thereof up to a maximum of twelve (12) members. The Directors elected to the Board shall be divided into three (3) classes as nearly equal as possible (Class A, Class B and Class C). The initial Class A Directors shall serve for a term expiring at the Annual General Meeting of the Shareholders in 2012; the initial Class B Directors shall serve for a term expiring at the Annual General Meeting of Shareholders to be held in 2011 and the initial Class C Directors shall serve for a term expiring at the Annual General Meeting of Shareholders to be held in 2013. Directors shall be elected or appointed, save for the initial appointments, for a full three-year term, as the case may be, to succeed those whose terms expire at such Annual General Meeting according to the Class of Director. Each Director shall hold office for the term for which he is elected or until his successor is elected or appointed or until his office is otherwise vacated. The following persons (or the applicable successor of any such person in place thereof) be and each of them hereby is appointed as a Director of the Company for a term ending at the time stated above for such Class of Director:

Name	Profession	Professional Address	Date of Birth	Place of Birth	Class A,B,C
Mark J. Byrne	Insurance	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda	November 21, 1961	USA	A
Stewart Gross	Investment Asset Management	375 Park Avenue, 11th Floor New York, NY 10152 USA	August 29, 1959	New York, NY, USA	A
Anthony P. Latham	Insurance	Wyngates, Pennymead Drive, East Horsley, Surrey KT24 5AH United Kingdom	April 23, 1950	Dorking, United Kingdom	A

Name	Profession	Professional Address	Date of Birth	Place of Birth	Class A,B,C
E. Daniel James	Investment Asset Management	399 Park Ave, 15th Floor New York, NY 10022 USA	January 27, 1965	Bronx, NY, USA	A
Gary Black	Insurance	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda	October 5, 1945	Poplar Bluff, MO, USA	B
Thomas Dickson	Investment Advisory	311 California Street, Suite 750 San Francisco, CA 94104 USA	October 22, 1962	New York, NY, USA	B
Jan Spiering	Accounting	The Kitson Group of Companies, The Kitson Building, 5 Reid Street, Hamilton HM11 Bermuda	November 20, 1951	Jakarta, Indonesia	B
Wray T. Thorn	Investment Asset Management	One Bryant Park, 38th Floor New York, NY 10036 USA	June 1, 1971	St. Petersburg, FL, USA	B
David A. Brown	Insurance	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda	October 12, 1957	Warrington, United Kingdom	C
Stephen Coley	Consulting	Crawford House, 23 Church Street, Hamilton HM 11, Bermuda	March 1, 1945	California, USA	C
Dr. Anthony Knap	Ocean Sciences	Bermuda Institute of Ocean Sciences, 17 Biological Station, Ferry Reach, St. George’s GE 01 Bermuda	November 7, 1949	Ruislip, United Kingdom	C
Peter F. Watson	Professional Liability Insurance	12 Between the Walls, Pembroke HM 06 Bermuda	September 24, 1942	Montreal, Canada	C

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 15. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 16 —  CONFIRMATION OF INDEPENDENT AUDITOR

In order to effect the Redomestication under Luxembourg law, the shareholders must separately confirm Deloitte & Touche as Flagstone (Luxembourg)’s independent auditor of its consolidated accounts after the Redomestication. See “Proposal 2 — Auditor’s Proposal” for a discussion of the fees billed to us by Deloitte & Touche during the 2009 fiscal year.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the shareholders confirm Deloitte & Touche as the independent auditor of Flagstone (Luxembourg) after the Redomestication. The independent auditor will be responsible for auditing the consolidated accounts of the Company.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, the mandate of Deloitte & Touche as the current independent auditors of the Company is terminated and Deloitte & Touche, is appointed as the independent auditor of the Company for the period starting on the date of the recording of the present resolution by notarial deed in Luxembourg and ending at the general meeting of shareholders approving the financial statements of the Company for the year ending 31st December 2010;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 16. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 17 — ELECTION OF STATUTORY AUDITOR

General

For SEC reporting purposes, we prepare periodic consolidated financial statements for the Company together with its consolidated subsidiaries in U.S. dollars pursuant to U.S. GAAP and have our annual financial statements audited by an independent auditor. After the Redomestication, Luxembourg law will require that we also annually produce financial statements for the Company on a stand-alone basis pursuant to Lux GAAP and have the Company audited by a statutory auditor.

Under Luxembourg law, our shareholders must elect a firm to audit Flagstone (Luxembourg) and its statutory financial statements. In the event the Luxembourg Organizational Proposals are approved and the Redomestication is effective, our Board of Directors has recommended that Deloitte S.A. be elected as Flagstone (Luxembourg)’s statutory auditor.

If the Redomestication is approved, the election of Deloitte S.A. as Flagstone (Luxembourg)’s statutory auditor for 2010 requires the affirmative vote of a majority of the votes present at the Annual General Meeting. The election of Deloitte S.A. is subject to, and effective only upon, the effectiveness of our discontinuance from Bermuda and continuance to Luxembourg on the Effective Date of the Redomestication.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the shareholders confirm Deloitte S.A. as the statutory auditor of the Company after the Redomestication.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, effective immediately upon the Redomestication becoming effective under the laws of Luxembourg on the Effective Date, Deloitte S.A. is appointed as the statutory auditor of the Company for the period starting on the date of the recording of the present resolution by notarial deed in Luxembourg and ending at the general meeting of shareholders approving the statutory financial statements of the Company for the year ending 31st December 2010;”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 17. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

PROPOSAL 18 — ACKNOWLEDGEMENT OF AUDITORS’ REPORT

General

At the Annual General Meeting we will present for acknowledgement by the shareholders a report (the “Luxembourg Auditors’ Report”) prepared by a reputable public accounting firm. The Luxembourg Auditors’ Report will reflect the net asset value of the Company on a stand-alone basis shortly before the Redomestication. Because Luxembourg law requires that the Luxembourg Auditors’ report reflect as nearly as possible the net asset value at the time of Redomestication, the Luxembourg Auditors’ Report will not be prepared until just shortly before the Annual General Meeting.

On February 26, 2010, our Board of Directors adopted a resolution declaring it advisable that the shareholders acknowledge the Luxembourg Auditors’ Report to be presented at the Annual General Meeting.

Our Board of Directors directed that this resolution be submitted for consideration by our shareholders at the Annual General Meeting. As required under our Bye-Laws, we are conditioning approval of this proposal on the acknowledgment of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Shareholder Resolution

The Resolution approving the foregoing is as follows:

“Now, therefore, it is hereby RESOLVED THAT, the Auditors’ Report, the conclusion of which reads as set forth below, (the blanks to be filled in at the Annual General Meeting) be and is hereby acknowledged:

“Based on the verification procedures applied as described above, nothing has come to our attention that causes us to believe that the net asset value of the Company, as calculated on the basis of the pro forma balance sheet, is not at least equal to the total amount of the Shareholders’ equity of the Company (including the share capital and the accumulated reserves) amounting to USD [•  ];”

*  *  *

This Shareholder Resolution will not be presented to the Annual General Meeting if “Proposal 4 —  Approval of the Redomestication” is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Redomestication and will not proceed with the Luxembourg Organizational Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 18. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under our Bye-Laws, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

OUR DIRECTORS

The table below sets forth the names, ages and positions of the current directors of the Company:

Name	Age	Positions
Mark J. Byrne	48	Chairman of the Board of Directors
David A. Brown	52	Chief Executive Officer, Deputy Chairman and Director
Gary Black	64	Director
Stephen Coley	65	Director
Thomas Dickson	47	Director
Stewart Gross	50	Director
E. Daniel James	45	Director
Anthony P. Latham	59	Director
Dr. Anthony Knap	60	Director
Jan Spiering	58	Director
Wray T. Thorn	38	Director
Peter F. Watson	67	Director

The Board of Directors consists of twelve (12) directors and is divided into three equal classes (A, B and C). At each Annual General Meeting, certain directors shall be elected or appointed for a full three-year term to succeed those whose terms expire at such meeting. Each director shall hold office for the term for which he is elected or until his successor is elected or appointed or until his office is otherwise vacated.

Class C Directors with terms expiring at the 2010 Annual General Meeting

David Brown has served as Chief Executive Officer of Flagstone since October 2005. Mr. Brown is also a director of Island Heritage, an indirect majority-owned subsidiary of the Company and Haverford. From September 2003 until October 2005, Mr. Brown served as the Chief Executive Officer of Haverford and as the Chief Operating Officer of Flagstone Capital Management, a wholly-owned subsidiary of the Company. Mr. Brown joined Centre Solutions (Bermuda) Limited (“Centre Solutions”) in 1993, and was its President and Chief Executive Officer at the time of his retirement in 1998. Prior to joining Centre Solutions, Mr. Brown was a Partner with Ernst & Young in Bermuda. Mr. Brown is the non-executive Chairman of the Bermuda Stock Exchange and a Director and Trustee for the Schroder Family Trusts. Mr. Brown led the team which analyzed, structured and negotiated the acquisition of Merastar Insurance Company in 2004. As Chairman of Merastar, Mr. Brown led the board’s oversight of the successful turn-around strategy. At Centre Solutions, Mr. Brown was responsible for the global operations of a group with over $7 billion in assets and offices in several countries. During his ten years with Ernst & Young, Mr. Brown specialized in insurance and was involved in the liquidation of numerous insurance companies in Bermuda, the U.K. and the U.S. Mr. Brown is a Fellow of the Institute of Chartered Accountants in England & Wales and a Member of both the Institute of Chartered Accountants of Bermuda and the Canadian Institute of Chartered Accountants. Mr. Brown’s extensive experience, credentials and qualifications in the reinsurance industry, in corporate finance, strategic planning and international operations led the Company to believe that he should be proposed for re-election.

Stephen Coley has been a director since January 2006. Mr. Coley is a Director Emeritus of McKinsey & Company. During his more than 28 years of active client service with McKinsey, Mr. Coley led a wide variety of successful business strategy and organization efforts, principally serving technology and basic industrial clients, and led McKinsey’s corporate growth practice. In addition, Mr. Coley served for 10 years on McKinsey’s Investment Committee, which oversees employee profit sharing investments and partner alternative investment vehicles, and served as the committee’s chairman from 2000 to 2004. Mr. Coley received an M.B.A., with distinction, from Harvard Business School, where he was named a Loeb Fellow in finance. Mr. Coley has a B.S. in electrical engineering from Duke University. Mr. Coley currently serves on the boards of directors of Dycom Industries and Underwriters Laboratories. He also serves on the Duke University Pratt School of Engineering Board of Visitors and as a Board Advisor to Havell Capital

Management, a money management firm in New York City. Mr. Coley’s extensive experience, credentials and qualifications in finance led the Company to believe that he should be proposed for re-election.

Dr. Anthony Knap, Ph.D., has been a director since December 2005. Dr. Knap serves as President, Director and Senior Research Scientist of the Bermuda Institute of Ocean Sciences, which he joined in 1978. In 1994, Dr. Knap founded the Risk Prediction Initiative, a partnership between the science community and the reinsurance industry providing essential information between natural disasters and changing climate. Dr. Knap’s principal research interests are climate change, environmental science, atmosphere/ocean interactions, effects of chemicals on the marine environment as well as relationships between ocean health and human health. Dr. Knap holds a number of professorships, and serves on numerous expert panels and committees in his field. Dr. Knap received his Ph.D. in oceanography in 1978 from the University of Southampton, U.K. Mr. Knap’s extensive background in environmental science, natural disasters and changing climate, as well as his credentials and qualifications in the reinsurance industry, led the Company to believe that he should be proposed for re-election.

Peter F. Watson was appointed director in September 2007. Mr. Watson was most recently a consultant to Attorney’s Liability Assurance Society (Bermuda) Ltd. (“ALAS”), a mutual insurance company formed in Bermuda to provide professional liability insurance for large U.S. law firms. Mr. Watson served as President and Chief Executive Officer of ALAS from 2002 to December 31, 2007. Prior to joining ALAS in 1998, Mr. Watson’s career was with Price Waterhouse, initially in London and Montreal and, since 1975, in Bermuda where he also served as senior partner of the firm. In his later years with Price Waterhouse, Mr. Watson was responsible for managing the worldwide professional indemnity program for the firm. Mr. Watson is a past president and a Fellow of the Institute of Chartered Accountants of Bermuda and a member of the Institute of Chartered Accountants of Ontario and of the Ordre des comptables agree du Quebec. Mr. Watson’s extensive experience, credentials and qualifications in accounting and in the insurance industry led the Company to believe that he should be proposed for re-election.

Class B Directors with terms expiring at the 2011 Annual General Meeting

Gary Black has been a director since June 2006. He was Chief Claims Executive and Senior Vice President of OneBeacon Insurance Company, a subsidiary of White Mountains Insurance Group, until his retirement in 2006. Prior to joining OneBeacon in January of 2004, Mr. Black spent 35 years with Fireman’s Fund Insurance Companies where he was an Executive Vice President and President of the Claims Division. At Fireman’s Fund his responsibilities included claims, corporate administration, general counsel, staff counsel and systems. He received his B.A. degree from Southwest Baptist University and is a Chartered Property Casualty Underwriter. Mr. Black’s extensive experience, credentials and qualifications in the insurance industry led the Company to believe that he should serve as a director.

Thomas Dickson has been a director since December 2005. Mr. Dickson is Chief Executive Officer and Founder of Meetinghouse LLC, a private firm that provides investment advisory and management services and advice and support to management for underwriting, ratings, capital management and actuarial functions. Mr. Dickson currently serves as President and Chief Executive Officer of Haverford Investment Management (GP) Limited and Haverford Investment Advisors (Cayman) Limited (“HCP”), a private equity fund specializing in investments in insurance, reinsurance and specialty finance started in August 2005. Mr. Dickson served as President and Chief Executive Officer of The Centre Group and as its Chief Underwriting Officer. At the time, The Centre Group held assets in excess of $9 billion and capital in excess of $1 billion. He joined The Centre Group at the time of its establishment in 1988 and, prior to assuming responsibilities as Chief Underwriting Officer, served in a variety of business production and underwriting capacities in Bermuda and New York. Mr. Dickson holds a bachelor’s degree with honors from Stanford University and a Masters Degree from the Johns Hopkins School of Advanced International Studies. Mr. Dickson’s extensive experience, credentials and qualifications in insurance, reinsurance and specialty finance led the Company to believe that he should serve as a director.

Jan Spiering has been a director since December 2005. From February 1979 to June 2002, Mr. Spiering served as a member of Ernst & Young, becoming the Chairman and Managing Partner of Ernst & Young Bermuda. During his tenure at Ernst & Young, Mr. Spiering was a member of the firm’s Global Advisory Counsel, founding member of the International Investment Committee, and was Chairman of the firm’s

Offshore Fund’s Group. He retired from Ernst & Young in 2002, and currently serves on the board of directors for WP Stewart & Co Ltd. and various private companies. Mr. Spiering is a Fellow of the Institute of Chartered Accountants in England & Wales and the Institute of Chartered Accountants of Bermuda and is a Member of the Canadian Institute of Chartered Accountants. Mr. Spiering’s extensive experience, credentials and qualifications in accounting and corporate finance led the Company to believe that he should serve as a director.

Wray T. Thorn has been a director since October 2006. Mr. Thorn is a Senior Managing Director at Marathon Asset Management, LP, a global alternative investment and asset management company, where he has worked since 2005. Mr. Thorn is a senior member of the investment management team responsible for identifying, evaluating, structuring and managing private debt and equity investments for Marathon’s family of investment funds. Mr. Thorn has spent the majority of his career identifying, financing and investing in private equity transactions, including management buyout transactions, acquisition and expansion strategies, growth programs, shareholder transitions and financial restructurings. Prior to joining Marathon, Mr. Thorn was a Director with Fox Paine & Company, LLC, and had also been a Principal and founding member of Dubilier & Company, LLC. Mr. Thorn began his career in the financial analyst program at Chemical Bank, where he worked in the acquisition finance group, arranging and structuring senior and subordinated debt financings for the firm’s private equity clients. Mr. Thorn is a graduate of Harvard University with an A.B. in Government, cum laude. Mr. Thorn’s extensive experience, credentials and qualifications in corporate finance led the Company to believe that he should serve as a director.

Class A Directors with terms expiring at the 2012 Annual General Meeting

Mark J. Byrne has been our Chairman since October 2005. Mr. Byrne also serves as Chairman of Haverford, an affiliate of the Company due to common ownership (see “Certain Relationships and Related Transactions”), and Chairman of Island Heritage Holdings Ltd. (“Island Heritage”), an indirect majority-owned subsidiary of the Company. Mr. Byrne founded Flagstone Capital Management (Bermuda) Limited (formerly known as West End Capital Management (Bermuda) Limited and referred to herein as “Flagstone Capital Management”), a wholly-owned subsidiary of the Company, in 1998. Prior to starting Flagstone Capital Management, Mr. Byrne served as Managing Director at Credit Suisse First Boston, responsible for Global Fixed Income Arbitrage in London and Tokyo. Mr. Byrne also held management positions at PIMCO and Salomon Brothers and has 20 years experience in the fixed income and derivative business. Mr. Byrne has invested at early stages in several insurance companies and has served on the boards of directors of several insurance companies, including three public companies: White Mountains Insurance Group Ltd., Terra Nova Bermuda Holding Ltd. and Markel Corp. He holds a Bachelors degree from Dartmouth College and an M.B.A. from the Tuck School of Business at Dartmouth. Mr. Byrne’s extensive experience, credentials and qualifications in the reinsurance industry, in corporate finance, strategic planning and international operations led the Company to believe that he should serve as a director.

Stewart Gross has been a director since January 2006. Mr. Gross is a Managing Director and member of the Investment Committee of Lightyear Capital, a private equity firm investing in companies in the financial services industry. Prior to joining Lightyear in April 2005, Mr. Gross spent 17 years at Warburg Pincus where he was a Managing Director and member of the Executive Management Group. Mr. Gross has been a primary investor in many highly successful companies, including RenaissanceRe Holdings Ltd. Mr. Gross is currently a director of SkillSoft Corporation, BAE Systems and Yodlee (a private company). Mr. Gross received an A.B., magna cum laude, from Harvard College and an M.B.A. from Columbia Business School where he was elected to Beta Gamma Sigma. Mr. Gross’ extensive experience, credentials and qualifications in corporate finance and the financial services industry led the Company to believe that he should serve as a director.

E. Daniel James has been a director since December 2005. Mr. James is a founding partner and head of North America of Trilantic Capital Partners. He joined Trilantic Capital Partners in 1995. Prior to joining Trilantic Capital Partners, he was a member of the Lehman Brothers M&A Group, based in London and New York. In 1988, Mr. James joined Lehman Brothers’ Financial Institutions Group. He is currently a director of Blount International, Inc. and Phoenix Brands LLC. He holds a B.A. in chemistry, with honors, from the College of the Holy Cross. Mr. James’ extensive experience, credentials and qualifications in the financial services industry led the Company to believe that he should serve as a director.

Anthony P. Latham has been a director since November 2008. Mr. Latham currently serves as Chairman of the board of directors of Pool Reinsurance Limited, the U.K. government-backed terrorism damage reinsurer. He also serves as the Chairman of the board of directors of Pool Reinsurance (Nuclear) Limited. He is Deputy Chairman of the board of directors of Codan A/S and Codan Forsikring A/S in Denmark where he chairs the audit committee. He is also a Director of Realty Insurance Limited, of Ecclesiastical Insurance Group plc and Ecclesiastical Insurance Office plc as well as a Director of Torus Insurance (U.K.) Limited. Mr. Latham is a former member of the Group Executive of RSA Group plc where he held a variety of senior executive roles over a period of 17 years. RSA Group plc is an international insurance group, listed on the London Stock Exchange. Prior to his employment at RSA Group plc, Mr. Latham worked for an international insurance brokerage firm for 19 years. Mr. Latham’s extensive experience, credentials and qualifications in the reinsurance industry led the Company to believe that he should serve as a director.

EXECUTIVE OFFICERS

Name	Age	Positions
Mark J. Byrne(1)	48	Chairman of the Board of Directors
David A. Brown(2)	52	Chief Executive Officer, Deputy Chairman and Director
Patrick Boisvert	36	Chief Financial Officer
William Fawcett	47	General Counsel
David Flitman	39	Chief Actuary
Venkateswara Rao Mandava	48	Chief Information Officer
Gary Prestia	48	Chief Underwriting Officer – North America
Brenton Slade	39	Chief Marketing Officer
Guy Swayne	46	Chief Underwriting Officer – International
Frédéric Traimond	41	Chief Operating Officer

(1)	See biography of Mr. Byrne under “Our Directors”.
(2)	See biography for Mr. Brown under “Our Directors”.

Patrick Boisvert was appointed as Chief Financial Officer in November 2008. Prior to his appointment as Chief Financial Officer, Mr. Boisvert had previously served various roles within the Flagstone Group: CFO and Group Finance Director of Flagstone Reassurance Suisse SA, a subsidiary of the Company, since July 2008, and Group Chief Accounting Officer and Treasurer from February 2006 until July 2008. From February 2005 to February 2006, he was CFO of Flagstone Capital Management which was acquired by the Company in March 2006, where he had responsibility for all finance aspects of a hedge fund manager with approximately $1 billion dollars under management. Prior to joining Flagstone, he was Vice President Fund Administration for BISYS Hedge Fund Services (now part of Citigroup). Mr. Boisvert began his career with Ernst & Young in Montreal, Canada. He holds a Bachelor in Accounting from Universite du Quebec a Trois-Rivieres, is a member of the C.F.A. Institute and a member of the Canadian Institute of Chartered Accountants.

William Fawcett has served as our General Counsel since June 2008. A US and UK qualified attorney with over twenty years of international experience, Mr. Fawcett is responsible for the oversight and management of legal functions throughout the Flagstone Group. Prior to joining Flagstone, he served as the Chief Legal Officer of AXA’s North American P&C operations. He holds a Bachelor of Arts degree from Colgate University and a Juris Doctor from the University of the Pacific, McGeorge School of Law.

David Flitman joined Flagstone as Chief Actuary in early 2006. Mr. Flitman has worked in the reinsurance industry for over 15 years offering a depth of experience in risk management. Prior to joining us he was Chief Actuary and Senior Vice President for ACE Tempest Reinsurance where he managed Actuarial, Claims, Development, and Infrastructure. He began his career in 1993 as an Actuarial Analyst with Insurance Services Office. Moving on to WR Berkley Group where he became Assistant Vice President and Chief Actuary for Berkley Mid-Atlantic Group managing the department responsible for Actuarial, Information Management, and Reporting and Regulatory Filing. Mr. Flitman also worked at XL Reinsurance America as an Assistant Vice President and Senior Pricing Actuary where he priced all lines of Property and Casualty. Mr. Flitman earned his Bachelor’s of Science from St. John School of Actuarial Science, Risk Management, and Insurance in New York. He is an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, and a Fellow of the Casualty Actuarial Society.

Venkateswara Rao Mandava joined Flagstone Capital Management in April 2004. He is currently the Group Chief Information Officer and also has a primary responsibility for our India operations. Over the past 25 years, Mr. Mandava held multi-disciplinary roles between Research, Analytics & Development, Technology Management, Fixed Income Trading and Investment Management at various organizations globally, including Vanderbilt, Credit Suisse, Barclays Capital, E*Trade, and American Century. Mr. Mandava received a Ph.D. in Computer Science from Vanderbilt University, Nashville, Tennessee.

Gary Prestia has served as our Chief Underwriting Officer-North America since December 2005. Mr. Prestia has more than 25 years’ experience in the insurance and reinsurance industry in senior underwriting and executive management positions successfully navigating across the underwriting cycles. From 1998 through 2004, Mr. Prestia served as an executive officer of Converium AG (“Converium”), becoming President of Converium North America, with responsibility for all legal entities and staff in the U.S. and Canada. As Senior Vice President and Chief Underwriting Officer of Converium, he was responsible for property catastrophe, property non-catastrophe, motor, marine and third-party liability (excluding professional liability and workers’ compensation). In early 2005, Mr. Prestia joined Alea North America as Chief Executive Officer of the North American Reinsurance Division. Prior to 1998, Mr. Prestia held senior underwriting positions at Transatlantic Re. Mr. Prestia received his CPCU and ARe professional designations from the American Institute for Chartered Property and Casualty Underwriters and Bachelor of Business Administration undergraduate degree and graduate work at St. Johns University School of Risk Management and Insurance in New York.

Brenton Slade is the Chief Marketing Officer of Flagstone, responsible for investor relations, capital market initiatives, and firm marketing. Mr. Slade has been at Flagstone since its founding in 2005 assisting in the formation. Prior to Flagstone, Mr. Slade worked with several members of the Executive Management at West End Capital Management in the role of Director of Business Development, beginning in 2003. Before joining West End Capital, Mr. Slade was a Vice President at Agora Capital (an XL Capital affiliate). Mr. Slade has a degree in Economics and Politics from the University of Western Ontario.

Guy Swayne has served as our Chief Underwriting Officer-International since December 2005. Mr. Swayne has extensive experience in the industry worldwide and brings a depth of expertise in underwriting, business development, and leadership to the Company. Prior to joining the Company, Mr. Swayne was Chief Underwriting Officer — International with ACE Tempest Reinsurance Ltd. where he managed the International Catastrophe underwriting unit. Mr. Swayne joined Ace in January 2000 and has held senior positions including Executive Vice President, ACE Financial Solutions International (AFSI) — Bermuda where he managed AFSI offices in London, Dublin, and Melbourne. In London he became President of ACE Financial Solutions Europe (AFSE) where he established and developed the European office reporting directly to the President and Chief Executive Officer in Bermuda. Mr. Swayne was instrumental in many key elements associated with a start-up operation, including business plan and budget development, hiring underwriting teams, business production and program completion.

Frédéric Traimond was appointed Group Chief Operating Officer of the Company on November 14, 2008. Prior to his appointment as Group COO, since August 2007, Mr. Traimond had served as COO of Flagstone Reassurance Suisse SA. Mr. Traimond is also a member of the Boards of Directors of various entities within the Flagstone Group. Before joining Flagstone Group, Mr. Traimond worked for 15 years for AXA Group, primarily in Switzerland. His last position was Chief Risk Officer of AXA-Winterthur, where most notably he was responsible for the Economic Capital studies, including Swiss Solvency Test, Asset-Liability Management, reinsurance strategy and reserve review. For the 8 years preceding holding that position, he was the chief management officer for the Non-Life subsidiary of AXA Switzerland. Mr. Traimond is a full member of the IAF (Institut des Actuaires Français) and SAA (Swiss Association of Actuaries).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below the transactions we entered into with parties that are related to our Company during the year ended December 31, 2009. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Policies and Procedures for Related Party Transactions

The Company adopted a written Code of Conduct and Ethics on June 16, 2006 which specifies the Company’s policy relating to conflicts of interest. The Code of Conduct and Ethics defines a “conflict of interest” as any situation in which the private interest of any director, board observer or employee of the Company interferes in any way (or even appears to interfere) with the interests of the Company as a whole. Under the Code of Conduct and Ethics, an individual who becomes aware of a potential conflict of interest must report this conflict to the Chairman of the Audit Committee for consideration by the Audit Committee. The Audit Committee will determine whether a conflict of interest exists on a case-by-case basis and will memorialize its determinations and the reasons behind such determinations. The Audit Committee will ensure that the directors voting on an issue are informed, disinterested and independent with respect to that issue. If the Audit Committee determines that a conflict of interest exists, then the director, board observer or employee shall not participate, directly or indirectly, in the matter or activity that has given rise to such conflict of interest unless expressly approved by the Audit Committee. The Audit Committee Charter requires the Audit Committee to review and discuss with management the reasonableness of the price, terms and conditions for all related party transactions. The transaction described below has been reviewed by Audit Committee in accordance with this mandate.

•	On March 6, 2009, the Company entered into a Share Purchase Agreement with the Company’s Chairman Mark Byrne to acquire 100% of the issued and outstanding common voting shares of IAL 7X Leasing Limited (“IAL 7X”) for a cash purchase price of $10,000. IAL 7X owned, as its principal asset, a delivery slot for a Dassault Falcon 7X aircraft (“7X Purchase Agreement”). Mr. Byrne and the Company agreed that upon delivery of the aircraft, the Company would either sell the aircraft or retain it as determined by the Board of Directors according to the Company’s needs at that time. The parties further agreed that any gain on disposition or delivery would be split 85% to Mr. Byrne and 15% to the Company, and any loss would be borne 100% by Mr. Byrne. On July 29, 2009, the Company elected to sell the aircraft back to Dassault Falcon Jet Corp by terminating the 7X Purchase Agreement. In accordance with the agreement between Mr. Byrne and the Company, the Company paid Mr. Byrne $0.3 million, representing 85% of the gain on disposition of $0.35 million.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The named executive officers, Messrs. Brown, Boisvert, Flitman, Prestia and Swayne, are compensated according to the terms of their employment contracts, which are described below. The Compensation Committee of the Board of Directors has determined that these five officers are the “Named Executive Officers”.

Our executive compensation programs are designed to encourage our executive officers to think and act like, and over time to themselves become, shareholders of the Company. We want our executive officers to take appropriate risks with our capital in order to generate returns for our shareholders but at the same time to share the downside risk if those risks cause poor performance or even loss. Through our performance management and rewards processes and programs, we endeavor to create an environment that fosters and rewards:

•	finding and assuming attractively priced risk;
•	managing our overall risk exposure to mitigate loss;
•	ensuring we have optimal capital to run our business;
•	working hard and cooperating with colleagues; and
•	providing excellent service to clients and colleagues.

We foster an attitude of shared risk-taking between our executive officers and our shareholders by providing a significant portion of our executive officers’ incentive compensation through equity-based awards. We emphasize “at risk” pay tied to performance as the majority of total compensation potential. We evaluate and reward our executive officers based on dynamic factors such as whether they are willing and able to challenge existing processes, adapt to sudden or frequent changes in priorities and capitalize on “windows of opportunity”.

Our Compensation Committee reviews and approves all of our compensation policies.

Executive Compensation Policy

Overview

The Company’s performance-driven compensation policy consists of the following three components:

•	base salary (and, in some cases, housing allowance or mortgage subsidy);
•	annual cash bonuses; and
•	long-term incentive awards (in the form of Performance Share Units or “PSUs”).

We use short-term compensation (base salaries and annual cash bonuses) and long-term compensation (PSUs) to achieve our goal of driving long-term growth in diluted book value per share. The long-term compensation element, the PSUs, are designed to emphasize the performance measures our executive officers need to address in order to deliver shareholder value. The PSUs awarded to our Named Executive Officers vest over three years (except for the special 2009 series discussed below). PSUs issued prior to December 2008 may have converted into a quantity of shares ranging from zero to two based upon the Company’s achievement of diluted return on equity goals over the three-year period. The factor with respect to the PSUs granted after December 2008 ranges between 0.5 and 1.5, depending on the diluted return on equity goals achieved during the vesting period. In the future, the Company may award to Named Executive Officers PSUs which have a different index with a portion of the award tied more closely to the performance of a specific business unit for which a Named Executive Officer is responsible. However, a portion would also remain tied to the Company’s achieving diluted return on equity goals. The Compensation Committee of the Board of Directors of the Company reviews its assumptions in relation to the PSUs on a quarterly basis.

We carefully determine the percentage mix of compensation structures we think is appropriate for each of our Named Executive Officers. This is not a mechanical process, and we use our judgment and experience and work with our Named Executive Officers to determine the appropriate mix of compensation for each individual. The number of PSUs each Named Executive Officer receives is based on the expectations we have for the individual and, over time, on their performance against those expectations. The mix of short-term and long-term compensation may sometimes be adjusted to reflect an individual’s need for current cash compensation. While we expect all Named Executive Officers to receive the majority of their compensation in PSUs, family size or geographical location could mean an executive officer needs a larger and more predictable amount of current cash compensation than a peer. In such circumstances, instead of issuing PSUs the Company typically pays cash compensation equal to approximately one-third to two-thirds of the product of the number of PSUs foregone and the fair value per share of the Company’s common shares at the time of the grant. This practice is designed to reward the executive officer for shared risk-taking.

During fiscal 2009, none of the Named Executive Officers participated in the Amended and Restated Flagstone Reinsurance Holdings Limited Restricted Share Unit Plan (the “RSU Plan”).

Base salary typically will constitute a minority portion of the total compensation of our Named Executive Officers. We set salary to provide adequate cash compensation to support a reasonable standard of living, so that our Named Executive Officers are prepared to have “at risk” the portion of their compensation received in PSUs. We anticipate that if the Company meets its diluted return on equity goals the Named Executive Officers will receive significantly more long-term value (in some cases a multiple) from their PSUs than from their annual cash bonuses.

Named Executive Officer Performance Assessment.

In connection with its annual compensation determination process, the Compensation Committee engages in a performance assessment of each of the Named Executive Officers, focusing on each executive’s relative contribution during the fiscal year, and if applicable, the level of achievement of any specific individual goals tasked to a Named Executive Officer for such fiscal year. The Compensation Committee principally uses a qualitative assessment, including factors such as our progress towards implementing our key strategic and operational initiatives, our investments in and improvements of technology and our key decision support tools, such as our exposure-based underwriting models, our efforts to improve the strength of our control and operating environments, and our efforts to attract, retain, and motivate our global workforce. With respect to Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer presents the Compensation Committee with his assessment of each other executive’s relative performance with respect to the above-mentioned categories for such fiscal year.

Base salary

Base salary is used to recognize particularly the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2009 base salaries of the Named Executive Officers, the Compensation Committee and management considered a number of factors, including the seniority of the individual, the functional role of the individual’s position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment and the limited number of well-qualified candidates available in Bermuda and Switzerland. For purposes of determining competitive compensation levels for our Named Executive Officers in Bermuda, we subscribed to the PricewaterhouseCoopers Bermuda International Compensation Survey in 2009, an independent local market annual survey. In addition, we informally consider competitive market practices with respect to the salaries of our Named Executive Officers. We speak with recruitment agencies and review annual reports on Form 10-K, proxy statements or similar information of other Bermuda and Swiss reinsurance companies with market capitalizations greater than $500.0 million and less than $3.0 billion, in particular Aspen Insurance Holdings Ltd., Endurance Specialty Holdings Ltd., Allied World Assurance Company Holdings, Ltd, Montpelier Re Holdings Ltd. and Platinum Underwriters Holding Ltd. We do not use compensation consultants at this time.

The salaries of the Named Executive Officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. The leading factor in determining increases in salary level is the employment market in Bermuda and, solely in respect of Mr. Boisvert, Switzerland for senior executives of insurance and reinsurance companies. The Compensation Committee analyzes the information gathered from the surveys, recruitment agencies and other companies set forth above in order to understand the general level of compensation in the market and to determine whether the base salaries of the Named Executive Officers are appropriate, but does not formally engage in benchmarking of compensation levels.

Annual cash bonuses

Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. We believe our cash bonus component helps us to provide an element of our incentive compensation on a more immediate basis than with Long-Term Incentive Awards. Annual bonus awards for Named Executive Officers are determined by the Compensation Committee on a discretionary basis, taking into account individual performance and Company performance for the year using both subjective and objective criteria.

Due to the volatility of our industry and thus our financial results, the Compensation Committee and management believe that pure quantitative performance measures are not the most appropriate method of rewarding executive performance, and in light of this, we do not provide for a formulaic bonus plan.

Our current compensation structure establishes a “target bonus” amount for each employee grade level, subject in certain cases to target bonus amounts that are specifically provided in an individual’s employment agreement with the Company.

Our Chairman and our Chief Executive Officer agree with each of the other Named Executive Officers upon short-term and long-term goals as part of an evaluation process, and then subsequently rate each Named Executive Officer in writing against those goals before deciding the bonus amount to recommend to the Compensation Committee. The 2010 short-term and long-term goals for each Named Executive Officer were based on specific confidential strategic objectives. Such goals include but are not limited to finding and assuming attractively-priced risk; managing our overall risk exposure to mitigate loss; ensuring we have optimal capital to run our business; working hard and cooperating with colleagues; and providing excellent service to clients and colleagues. In the case of the Chief Executive Officer, these goals are established by the Compensation Committee in consultation with the Chairman.

The Named Executive Officer’s performance of non-goal specific items and the general performance of the Company based on the financial statements for that year are also taken into account, at the Compensation Committee’s discretion, in determining the Named Executive Officer’s bonus. A Named Executive Officer’s actual bonus amount may be adjusted by the Compensation Committee up or down from the amount recommended by management in order to reflect individual performance in a fiscal year that the Compensation Committee may determine warrants specific recognition.

The annual bonus is based on a variety of elements, including management’s recommendation (which will generally be based upon actual financial results for the completed fiscal year as well as other qualitative factors), the Compensation Committee’s review of market performance as a whole and the Company’s relative performance within it, management’s success with respect to implementing strategic and operational goals, and extraordinary factors applicable to such fiscal year.

The range in the amount of bonuses is based on the seniority of the position and our view of the degree to which the Named Executive Officer’s performance could affect the Company’s overall results. The employment agreement for Mr. Brown does not limit the amount of his annual bonus. The bonus allocation to executive officers, other than Named Executive Officers, are set by the Chairman in consultation with the Chief Executive Officer and approved by the Compensation Committee. Mr. Brown plays no role in setting his bonus. Instead, his bonus is set and approved independently by the Compensation Committee. Bonuses for the Named Executive Officers are accrued quarterly in the consolidated financial statements and are updated based on the amounts approved by the Compensation Committee.

The Compensation Committee approves the bonus of all Named Executive Officers. Bonuses for all Named Executive Officers were paid in the first quarter of 2010.

Long-Term Incentive Awards

PSUs.  The Company has adopted the Amended and Restated Performance Share Unit Plan (the “PSU Plan”) to provide PSUs as incentive compensation to certain key employees (including the Named Executive Officers) of the Company.

The PSUs are designed to align management’s performance objectives with the interests of our shareholders. We believe that PSUs (which are based on diluted return on equity) align the compensation of our Named Executive Officers more closely to shareholder value than other alternatives such as options (which place 100% weight on growth in market value). The Compensation Committee has exclusive authority to select the persons to be awarded PSUs. At the time of each award, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives relating to the award.

Following the final performance period of a PSU, the Compensation Committee determines whether the performance objectives were met in whole or in part, and the payment due on the PSU as a result. The Compensation Committee has no discretion to change the growth in diluted return on equity goals for PSUs which have already been granted.

The PSU grants made entitle the recipient to receive the number of common shares of the Company (or cash equivalent or combination of cash and common shares) equal to the product of the number of PSUs granted times a “multiplier”. The applicable multiplier for each series of PSUs is determined as follows:

•	2009 – 2011 (Series A, B and H): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2009 – 2011 measured in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 13.5%, 150% if return on equity is 18.5% or greater, and 50% if return on equity is 8.5% or less. The multiplier scales ratably between return on equity endpoints of 8.5% and 18.5%.
•	2009 – 2010 (Series F): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2009 and 2010 measured in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 13.5%, 150% if return on equity is 18.5% or greater, and 50% if return on equity is 8.5% or less. The multiplier scales ratably between return on equity endpoints of 8.5% and 18.5%.
•	2010 – 2012 (Series A): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2010 – 2012 measured in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 14.5%, 140% if return on equity is 19.5% or greater, and 60% if return on equity is 9.5% or less. The multiplier scales ratably between return on equity endpoints of 9.5% and 19.5%.

In the future, the Company may award to Named Executive Officers PSUs which have a different index with a portion of the award tied more closely to the performance of a specific business unit for which a Named Executive Officer is responsible. However, a portion would also remain tied to the Company achieving its diluted return on equity goals.

The Company currently has no policy to recover payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of a payment. However in Proposal 3, the Company is proposing to amend the PSU Plan so that in the event the Company is required to make a financial restatement due to a material misstatement any PSU grant based upon the erroneous financial statements is cancelled. With the exception of the special 2009 – 2010 series which vest in two years, the PSUs vest over a period of three years. To enhance retention, PSUs generally will be cancelled without value by the Company if the participant’s continuous employment terminates prior to the end of the performance period.

Settlement of a PSU may be made in cash or by issuance of common shares or a combination of both, at the discretion of the Compensation Committee. The Company expects generally to settle the PSUs in common shares. As of March 19, 2010, the maximum number of common shares that may be issued under the PSU Plan is 11,200,000 common shares, subject to adjustment for share subdivisions, share dividends, stock splits and similar events. Our long-term expectation is that PSU grants equal in number to approximately 1% of outstanding common shares will be made each year. Thus, an increase in the maximum number of common shares that may be issued under the PSU Plan will need to be authorized in due course.

We generally grant PSU awards annually, prior to the commencement of the performance period they track. In the case of new hires, we generally award PSUs that have a performance period commencing at the beginning of the year of hire.

Warrant.  In connection with the three closings of the private placement of our common shares in December 2005, January 2006 and February 2006, we issued a Warrant to Haverford to purchase 8,585,747 common shares of the Company at an exercise price of $14.00 per share (subject to adjustment for share subdivisions, share dividends, stock splits and similar events). Our Chairman, Mr. Byrne, and our Chief Executive Officer, Mr. Brown, control and may be deemed to have an interest in Haverford. See “Security Ownership of Certain Beneficial Owners, Management and Directors”.

The Warrant was granted in recognition of the efforts of Mr. Byrne and Mr. Brown in creating the Company, assembling the resources and taking financial risk by covering all of the start-up costs in advance of the Company being funded by additional investors.

At a meeting of the Board of Directors held on November 14, 2008, the Warrant was amended to change the exercise date from December 1, 2010 to December 31, 2010, to December 1, 2013 to December 31, 2013, change the strike price to $14.80 from $14.00 and include a provision that amends the strike price for all dividends paid by the company from the issuance of the Warrant to its exercise date. The increase in the fair value of the Warrant as a result of these amendments was $3.6 million, and this amount was included as compensation expense for the year ended December 31, 2008.

The Company does not currently intend to grant any options or additional awards to purchase common shares of the Company.

Competitive Market Review

We consider competitive market practices with respect to the salaries and total compensation of our Named Executive Officers. For purposes of determining competitive compensation levels for our Named Executive Officers in Bermuda, we subscribed to the PricewaterhouseCoopers Bermuda International Compensation Survey in 2009, an independent local market annual survey. We review the market practices by speaking to recruitment agencies and reviewing annual reports on Form 10-K, proxy statements or similar information of other Bermuda and Swiss reinsurance companies with market capitalizations greater than $500.0 million and less than $3.0 billion, in particular Aspen Insurance Holdings Ltd., Endurance Specialty Holdings Ltd., Allied World Assurance Company Holdings, Ltd, Montpelier Re Holdings Ltd. and Platinum Underwriters Holding Ltd. We do not use compensation consultants at this time, however, in the future we may seek such advice.

Common Share Ownership Requirements

The Company seeks to weight its compensation scheme to ownership of our common shares. The Company believes that broad-based stock ownership by its employees (including the Named Executive Officers) enhances its ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. The goal of the PSU program is to engage all of our Named Executive Officers as partners in the Company’s success and help the Company realize the maximum gain from its strategy. The Company does not have a formal requirement for share ownership by any group of employees.

Change in Control and Severance

Upon termination of employment, the Named Executive Officers may receive payments under the Company’s PSU Plan and severance payments under their employment agreements.

PSUs.  The PSU Plan has a “double trigger”: PSUs held by any participant may settle in full if: (i) the Company undergoes a transaction that is deemed to be a change of control and (ii) the participant is terminated, constructively terminated or the PSU Plan is changed adversely. If the change of control is “hostile”, meaning that it is opposed by our Chairman and our Chief Executive Officer, all PSUs held by a participant will become fully payable in shares or cash, or a mixture of both, at the discretion of the Compensation Committee immediately upon any termination of the employment of the participant by the Company. If the double trigger occurs, the Named Executive Officer may receive all or a portion of the maximum award under the PSU Plan.

We believe this double trigger requirement maximizes shareholder value because it prevents an unintended windfall to management in the event of a friendly (non-hostile) change in control. Under this structure, unvested PSUs would continue to incentivize the Named Executive Officers to remain with the Company after the friendly change in control.

If, by contrast, the PSU plan had only a “single trigger”, and a friendly change of control occurred, management’s PSUs would all vest immediately creating a windfall, and the new owner would then likely find it necessary to replace the compensation with fresh unvested compensation in order to retain management. This is why we believe a “double-trigger” is more shareholder-friendly, and thus more appropriate, than a single trigger.

Severance.  The Named Executive Officers’ employment agreements entitle each officer to compensation if such officer’s employment is terminated without cause. Mr. Brown’s severance payments include a cash payment equal to one year’s annual salary and a bonus calculated by averaging the sum of the most recent three bonuses paid to him. In the case of the other Named Executive Officers, severance payments include a cash payment equal to six months’ salary and a bonus calculated by averaging the sum of the most recent three bonuses paid to each of them.

David Brown’s employment agreement provides that, in the event he is terminated without cause, Mr. Brown generally shall be entitled to a lump sum cash payment of the greater of: (i) one year’s annual salary and a bonus calculated by averaging the sum of the three most recent bonuses paid to him, or (ii) the cash value mark-to-market per the Company’s books and records for the most recently ended quarter of the PSUs he lost due to termination, pro-rated for the portion of the performance period served under the PSUs. However, if he is terminated without cause following a change of control of the Company, Mr. Brown will be entitled to a cash payment equal to one year’s annual salary and a bonus calculated by averaging the sum of the three most recent bonuses paid to him.

Severance payments for each Named Executive Officer under his employment agreement are in addition to the Company’s obligation to pay such officer’s salary during the requisite notice period. The severance payments are in addition to each Named Executive Officer’s rights to payment under the PSU Plan discussed above.

Each employment agreement includes a covenant by the Named Executive Officer not to solicit employees of the Company during a period following notice of termination, and, except for a termination of Mr. Brown without cause following a change of control of the Company, provides for these severance payments in a lump sum only after the officer shall have complied with such non-solicitation requirement (in the reasonable judgment of the Company). In the case of Mr. Brown, that period is 730 days. In the case of the other Named Executive Officers, that period is 545 days.

The level of severance payments were determined as follows: given the lengthy notice period to which Mr. Brown is committed, a decision to resign would effectively freeze his career for at least a year. Given the lengthy notice period to which the other Named Executive Officers are committed, a decision to resign would effectively freeze such executive officer’s career for at least six months. Thus the payment of six months’ or one year’s pay, in the event the Company decided to terminate the Named Executive Officer without cause, was considered roughly proportionate.

Mr. Brown’s severance provisions are more generous than those of the other Named Executive Officers and reflect the high opportunity costs he would bear if the Company decided to change its Chief Executive Officer.

Role of Executive Officers in Executive Compensation

The Compensation Committee approves the final determination of compensation for Messrs. Boisvert, Flitman and Prestia, acting on the recommendation of our Chairman, Mr. Byrne, with advice from our Chief Executive Officer, Mr. Brown. Mr. Brown does not play a role in determining his bonus. Instead, his bonus is set independently by the Compensation Committee.

Conclusion

The Company’s compensation policies are designed to retain and motivate our senior executive officers, align their performance objectives with the interests of our shareholders and ultimately reward them for outstanding performance.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers as of December 31, 2009 for services rendered by them to the Company and to its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards(2) ($)	Option awards(3) ($)	All other compensation(4) ($)	Total ($)
David A. Brown Chief Executive Officer	2009	650,000	601,250	1,709,750	—	46,958	3,007,958
	2008	650,000	422,500	8,168,670	261,708	46,958	9,549,836
	2007	600,000	750,000	3,032,500	—	46,958	4,429,458
Patrick Boisvert Chief Financial Officer(5)	2009	378,471	230,775	619,900	—	85,431	1,314,577
	2008	246,326	299,742	1,453,870	—	71,221	2,071,159
	2007	200,000	100,000	280,000	—	72,000	652,000
David Flitman Chief Actuary	2009	525,000	400,000	732,750	—	120,000	1,777,750
	2008	500,000	280,000	2,654,096	—	120,000	3,554,096
	2007	383,333	325,000	1,277,500	—	103,333	2,089,166
Gary Prestia Chief Underwriting Officer North America	2009	546,000	400,000	732,750	—	51,200	1,729,950
	2008	520,000	292,500	2,879,507	—	51,600	3,743,607
	2007	460,000	369,200	1,144,500	—	60,494	2,034,194
Guy Swayne(6) Chief Underwriting Officer International	2009	478,800	400,000	732,750	—	117,154	1,728,704
	2008	359,484	283,416	3,234,271	—	125,661	3,987,362
	2007	402,825	258,560	3,799,399	—	46,849	4,507,633

(1)	The amounts shown in this column are bonuses paid in fiscal year 2010 and reflecting performance in fiscal year 2009; and bonuses paid in fiscal year 2009 reflecting performance in fiscal year 2008; and bonuses paid in fiscal year 2008 reflecting performance in fiscal year 2007.
(2)	The amounts shown is this column represent the grant date fair value of PSUs granted during the fiscal year to the Named Executive Officers in accordance with the Compensation — Stock Compensation Topic of the FASB ASC. At a meeting of the Compensation Committee of the Board of Directors on November 13, 2008, the members of the Compensation Committee voted to cancel the PSUs previously granted in 2006, 2007 and January 2008 to the Named Executive Officers in light of the Company’s then current diluted return on equity estimates, subject to receiving such executive officer’s consent. On December 8, 2008, the executive officers each consented to this cancellation and the PSUs previously granted were cancelled. In lieu of this cancellation, two special series, 2009 – 2010 and 2009 – 2011, were issued as replacement PSUs to those employees who were holders of the cancelled series. The value of the stock awards for 2008 include the grant date fair value of the PSUs granted in January 2008 (which were subsequently cancelled) and the grant date fair value of the two special PSU series described above.
(3)	The amounts shown in this column represent the interests of Mr. Brown in the fair value of the amendment to the Warrant during 2008, based upon his contributions to the capital of Haverford.
(4)	The amounts shown in this column represent housing allowances, school subsidies and mortgage subsidies provided to the Named Executive Officers. During 2009 and 2008, on flights of Company aircraft, the Company allowed employees and their family members to occupy seats that otherwise would have been vacant. This benefit had no incremental cost to the Company as each Named Executive Officer reimbursed the marginal cost to the Company for any such personal use.

(5)	Mr. Boisvert received his salary and his housing allowance in U.S. dollars from January 1, 2007 until June 30, 2008. Mr. Boisvert then received his salary and his housing allowance in Swiss francs beginning July 1, 2008. The Swiss franc amounts were converted into U.S. dollars at an average foreign exchange rate for the 2008 period of $0.89871 and for the 2009 period of $0.91061.
(6)	Mr. Swayne entered into an employment agreement effective September 1, 2007 to serve as the Chief Executive Officer of Flagstone Reassurance Suisse S.A. for a period of up to two years. This agreement concluded effective July 1, 2009 when Mr. Swayne entered into a new employment agreement to assume the position of Chief Underwriting Officer — International for Flagstone Réassurance Suisse S.A. (Bermuda Branch). Mr. Swayne was paid a bonus in 2007 of $215,000 to reflect his performance through August 31, 2007. In fiscal year 2008, Mr. Swayne was paid a bonus of CHF 50,000 reflecting performance for the last quarter of fiscal year 2007. In fiscal year 2009, Mr. Swayne received performance bonuses of CHF 65,000 and $225,000 reflecting his performance for fiscal year 2008. The Swiss franc amounts were converted into U.S. dollars at an average foreign exchange rate for the 2007 period of $0.87229, for the 2008 period of $0.89871 and for the 2009 period of $0.91061.

Grants of Plan-Based Awards

The Compensation Committee makes awards to all of our Named Executive Officers.

In December 2009 the Compensation Committee awarded PSUs for the 2010-2012 performance period. Under the non-discretionary formula set forth in the PSUs, upon vesting, the executive officers holding PSUs shall be entitled to receive a number of common shares of the Company (or the cash equivalent, or a combination of both, in each case at the election of the Compensation Committee) equal to the product of the number of PSUs granted multiplied by a factor. The factor will range between 0.5 and 1.5, depending on the diluted return on equity achieved during the vesting period. The PSUs vest over a period of approximately three years. If the diluted return on equity goals are not met, no compensation cost is recognized.

To enhance retention, if the participant’s continuous employment terminates prior to the end of the performance period, PSU grants generally will be cancelled without value by the Company at the end of the next performance period.

In the event of a hostile takeover termination, the Compensation Committee would have the option to pay the maximum award due to the participant in either cash or by the issuance of common shares in the cash value of the common shares based on market value rather than net asset value as of the date of the hostile takeover termination. Under the PSU Plan, a hostile takeover termination would occur if an employee is terminated or there is an adverse change in the PSU Plan, following a change in control of the Company that was opposed by the Chairman and the Chief Executive Officer.

Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards Table summarizes all grants made to the Named Executive Officers under any plan during the fiscal 2009 year.

	Grant dates	Date of Compensation Committee Action	Estimated future payouts under equity incentive plan awards(1)			Grant Date Fair Value of Stock and Option Awards(2) ($)
Name			Threshold (#)	Target (#)	Maximum (#)
David Brown	January 1, 2009	November 13, 2008	87,500	175,000	262,500	1,709,750
Patrick Boisvert	January 1, 2009	November 13, 2008	25,000	50,000	75,000	488,500
	August 20, 2009	October 29, 2009	6,000	12,000	18,000	131,400
David Flitman	January 1, 2009	November 13, 2008	37,500	75,000	112,500	732,750
Gary Prestia	January 1, 2009	November 13, 2008	37,500	75,000	112,500	732,750
Guy Swayne	January 1, 2009	November 13, 2008	37,500	75,000	112,500	732,750

(1)	“Minimum” means the minimum number of common shares issuable under the award (factor of 0.5); “Target” means the number of common shares issuable if the performance objectives of the award were met in full (factor of one), and “maximum” means maximum number of common shares issuable under the award (factor of 1.5).
(2)	The amounts shown in this column are based on the fair value at time of grant of the PSUs. It assumes the performance objectives of the PSU grant were met in full (factor of one). The ultimate value of the PSUs is highly dependent on the Company’s diluted return on equity. See “— Long Term Incentive Awards”.

Employment Agreements

The following paragraphs summarize the employment-related agreements for our Named Executive Officers. The employment agreements for Messrs. Swayne and Boisvert provide that either party may terminate the agreement upon 3 month’s advance written notice to the other party and do not otherwise specify a termination date. The employment agreements for Messrs. Flitman and Prestia provide that either party may terminate the agreement upon 90 days’ advance written notice to the other party and do not otherwise specify a termination date. The employment agreement for Mr. Brown provides that either party may terminate the agreement upon 365 days’ advanced written notice to the other party and does not otherwise specify a termination date. The employment agreement for each Named Executive Officer provides for a discretionary annual bonus to be paid to each Named Executive Officer. The employment agreements for Messrs. Swayne, Boisvert, Flitman and Prestia specify that the annual bonus shall not exceed 75%, 75%, 60% and 75% of their annual salary, respectively. The employment agreement for Mr. Brown does not limit the amount of his annual bonus.

The employment agreements for each of the Named Executive Officers specify that each Named Executive Officer shall have the right to personal use of the Company aircraft, provided that each Named Executive Officer shall reimburse the marginal cost to the Company for this personal use. This amount does not include fixed costs which do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft, and the cost of maintenance not related to trips on the aircraft.

David Brown.  We have entered into an employment agreement with Mr. Brown, dated October 15, 2006, under which he has agreed to serve as our Chief Executive Officer. Pursuant to this agreement, Mr. Brown was paid an annual salary of $650,000 for the year ended December 31, 2009. The agreement further provides that Mr. Brown shall receive a housing allowance through a mortgage subsidy, which will lower the effective cost of financing on his Bermuda residence to 3% per annum. The maximum financing to which this applies is an amount equal to five times Mr. Brown’s annual salary as amended from time to time. Mr. Brown has agreed terms with the Company such that his annual salary for the year ending December 31, 2010 will be approximately $1,000,000.

Patrick Boisvert.  We restated the employment agreement with Mr. Boisvert, on March 31, 2009, under which he has agreed to serve as our Chief Financial Officer. This employment agreement replaced the prior agreements dated July 1, 2008 and April 9, 2008 between Flagstone Reinsurance Limited and Mr. Boisvert. Pursuant to the agreement, Mr. Boisvert was paid an annual salary of CHF410,000 for the year ended December 31, 2009. The agreement further provides that Mr. Boisvert shall receive a housing allowance of CHF 6,000 per month until July 31, 2010. Mr. Boisvert has agreed terms with the Company such that his annual salary for the year ending December 31, 2010 will be approximately CHF 420,000.

David Flitman.  We restated the employment agreement with Mr. Flitman, on March 31, 2009, under which he has agreed to serve as our Chief Actuary. This employment agreement replaced the prior employment agreements with the Company dated August 25, 2008 and January 5, 2006 between Flagstone Reinsurance Limited and Mr. Flitman. Pursuant to the agreement, Mr. Flitman was paid an annual salary of $525,000 for the year ended December 31, 2009. The agreement further provides that Mr. Flitman shall receive a housing allowance of up to $120,000 per annum. Mr. Flitman has agreed to terms with the Company such that his annual salary for the year ending December 31, 2010 will be approximately $565,000.

Gary Prestia.  We restated the employment agreement with Mr. Prestia, on March 31, 2009, under which he has agreed to serve as our Chief Underwriting Officer — North America. This employment agreement replaced the prior agreements with the Company dated October 18, 2006 and August 26, 2008 between Flagstone Reinsurance Limited and Mr. Prestia. Pursuant to the agreement, Mr. Prestia was paid an annual salary of $546,000 for the year ended December 31, 2009. The agreement further provides that Mr. Prestia shall receive a housing allowance of up to $60,000 per annum. Mr. Prestia has agreed terms with the Company such that his annual salary for the year ending December 31, 2010 will be approximately $565,000.

Guy Swayne.  We restated the employment agreement with Mr. Swayne, on June 29, 2009, under which he has agreed to serve as our Chief Underwriting Officer — International. This employment agreement replaced the prior agreements with the Company dated August 26, 2007. Pursuant to the agreement, Mr. Swayne was paid an annual salary of CHF411,600 for the first six months of 2009 and $546,000 for the last six months of 2009. During 2009, Mr. Swayne received a housing allowance of CHF63,000 and $59,000. Mr. Swayne has agreed terms with the Company such that his annual salary for the year ending December 31, 2010 will be approximately $565,000.

Compensation Mix

We use short-term compensation (base salaries and annual cash bonuses) and long-term compensation (PSUs) to achieve our goal of driving long-term growth in book value per share. The long-term compensation element (the PSUs) are designed to emphasize the performance measures executive officers need to address in order to deliver shareholder value.

The cumulative number of outstanding PSUs granted to each of the Named Executive Officers as at December 31, 2009 was as follows: (i) Mr. Brown 722,586; (ii) Mr. Boisvert 151,734; (iii) Mr. Flitman 244,550; (iv) Mr. Prestia 263,390; and (v) Mr. Swayne 394,592.

The cumulative number of outstanding PSUs granted to each of the Named Executive Officers as at January 1, 2010 was as follows: (i) Mr. Brown 888,586; (ii) Mr. Boisvert 209,734; (iii) Mr. Flitman 319,550; (iv) Mr. Prestia 338,390; and (v) Mr. Swayne 469,592.

For the Named Executive Officers, no PSUs vested during 2009. The Compensation Committee of the Board of Directors of the Company reviews its assumptions in relation to the PSUs on a quarterly basis.

We maintain a defined contribution pension plan in accordance with the National Pension Scheme (Occupational Pensions Act) 1998, as amended, for the benefit of employees that are Bermudians or spouses of Bermudians.

We maintain a defined contribution pension plan in accordance with the Occupational Pensions Act in Switzerland for the benefit of employees that are resident in Switzerland.

The Named Executive Officers do not participate in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, except for those contributions to the Swiss social pension plan, or l’Assurance-Vieillesse et Survivant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of four non-executive directors, Messrs. Gross, James, Knap and Thorn, and Mr. James serves as Chairman. No member has ever been an officer or employee of the Company or of any of its subsidiaries.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of securities underlying the Warrant and the Company’s PSU Plan awards for each Named Executive Officer as at December 31, 2009.

Name	Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable(1) (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)(2)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
David Brown	n/a	630,194	—	$14.80	December 31, 2013	722,586	$7,905,091
Patrick Boisvert	n/a	n/a	n/a	n/a	n/a	151,734	$1,659,970
David Flitman	n/a	n/a	n/a	n/a	n/a	244,550	$2,675,377
Gary Prestia	n/a	n/a	n/a	n/a	n/a	263,390	$2,881,487
Guy Swayne	n/a	n/a	n/a	n/a	n/a	394,592	$4,316,837

(1)	The amounts shown in this column represent the interests of Mr. Brown in the Warrant, based upon his contributions to the capital of Haverford.
(2)	Strike price at expiration date will be $14.80 adjusted for all dividends paid by the company from the issuance of the Warrant to its expiration date.
(3)	The number of common shares shown in this column assumes the performance objectives of the PSU grant were met in full (factor of one). The number of common shares issuable in respect of the PSUs could increase by a factor of 1.5 depending on diluted return on equity. See “— Long Term Incentive Awards”.
(4)	Based on the price per common share of $10.94 at December 31, 2009.

Potential Payments Upon Termination or Change-in-Control

The following summarizes potential payments payable to our Named Executive Officers upon termination of their employment or a change in control of the Company under their current employment agreements and our PSU Plan.

Employment Agreements

The employment agreement of each Named Executive Officer entitles him to a severance payment if the Company terminates his employment without cause.

As used in these employment agreements, “cause” means:

•	a material breach by the Named Executive Officer of any contract between such executive officer and the Company;
•	the willful and continued failure or refusal by such executive officer to perform any duties reasonably required by the Company, after notification by the Company of such failure or refusal, and failing to correct such behavior within 20 days of such notification;
•	commission by the executive officer of a criminal offence or other offence of moral turpitude;
•	perpetration by the executive officer of a dishonest act or common law fraud against the Company or a client thereof; or
•	the Named Executive Officer’s willful engagement in misconduct which is materially injurious to the Company, including without limitation the disclosure of any trade secrets, financial models, or computer software to persons outside the Company without the consent of the Company.

David Brown’s employment agreement provides that, in the event Mr. Brown is terminated without cause not following a change of control of the Company, Mr. Brown generally shall be entitled to a lump sum cash payment of the greater of: (i) one year’s annual salary and a bonus calculated by averaging the sum of the three most recent bonuses paid to him, or (ii) the cash value determined on a mark-to-market basis per the Company’s books and records for the most recently ended quarter, of the PSUs he lost due to termination, pro-rated for the portion of the performance period served under the PSUs. Under this provision, for a termination as of December 31, 2009, the Company would be obligated to pay $3,134,251 to Mr. Brown.

If the Company terminates Mr. Brown’s employment without cause following a change of control of the Company, the Company will be obligated immediately to pay Mr. Brown a lump sum cash payment equal to one year’s annual salary and a bonus calculated by averaging the sum of three most recent bonuses paid to him. Under this provision, for a termination as of December 31, 2009, the Company would be obligated to pay $1,241,250 to Mr. Brown.

Mr. Brown’s severance provisions are slightly more generous than those of the other Named Executive Officers and reflect the high opportunity costs he would bear if the Company decided to change its Chief Executive Officer.

Severance payments for each Named Executive Officer under his employment agreement are in addition to the Company’s obligation to pay such Named Executive Officer’s salary during the requisite notice period, and are in addition to the Company’s obligations under the PSU Plan described below.

Each employment agreement includes a covenant by the Named Executive Officer not to solicit employees of the Company during a period following notice of termination, and, except for a termination of Mr. Brown without cause following a change of control of the Company, provides for these severance payments in a lump sum only after the officer shall have complied with such non-solicitation requirement (in the reasonable judgment of the Company). In the case of Mr. Brown, that period is 730 days. In the case of the other Named Executive Officers, that period is 545 days.

PSU Plan

Within 24 months following a change of control, and prior to the end of the performance period, the PSU Plan provides for payment in the event of a termination without cause, constructive termination or adverse change in the plan. As used in the PSU Plan:

•	A “change of control” means any person or group, other than the initial subscribers of the Company, becomes the beneficial owner of 50% or more of the Company’s then outstanding shares, or the business of the Company for which the participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including shares of a subsidiary of the Company).
•	“Cause” has the meaning set forth above under “— Employment Agreements”.
•	A participant who terminates employment at his own initiative may, by prior written notice to the Company, declare the termination to be a “constructive termination” if it follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. The Company has 30 days to cure the circumstances that would constitute a constructive termination.
•	An “adverse change in the plan” principally includes a termination of the plan, an amendment that materially diminishes the value of PSU grants, or a material diminution of the rights of the holder of the PSU.

In these circumstances, if the Compensation Committee shall have determined, prior to the change in control and based on the most recent performance status reports, that the performance objectives for the particular grant were being met at the date of the determination, the participant shall receive the maximum award for those PSUs, which is a number of common shares equal to 1.5 times the number of his PSUs. If the Compensation Committee shall have determined that the performance objectives were not being met, the participant shall receive a portion of the maximum award to be determined by the Compensation Committee at its discretion, but not less than the pro-rated portion of the maximum award based on the number of full months which have elapsed since the date of the PSU grant plus half of the difference between that amount and the maximum award. For all PSU awards to date, the sole performance objective has been stated as a target diluted return on equity of the Company.

If the change of control is “hostile”, meaning that it was opposed by our Chairman and our Chief Executive Officer, immediately upon any termination of the employment of the participant by the Company, each participant shall be entitled to receive a number of common shares equal to the maximum award for his unvested PSUs, which is a number of common shares equal to 1.5 times the number of his unvested PSUs or, in the discretion of the Company, the cash value of those shares based on the market price per share at the date of termination.

The number of common shares issuable under these provisions for a termination event as of December 31, 2009 would be 1,083,879 shares to Mr. Brown, 227,601 shares to Mr. Boisvert, 366,825 shares to Mr. Flitman, 395,085 shares to Mr. Prestia and 591,888 shares to Mr. Swayne. Based on the price per common share of $10.94 at December 31, 2009, the value of those shares would be $11,857,636, $2,489,955, $4,013,066, $4,322,230, and $6,475,255, respectively.

Each of these provisions of the PSU Plan provides for payment only upon a change of control and another triggering event, such as a termination without cause. We believe this “double trigger” requirement maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a friendly (non-hostile) change in control, which could be a transaction maximizing shareholder value. Under this structure, shareholders would have the ability to sell their common shares since the unvested PSUs would continue to incentivize the Named Executive Officers to remain with the Company after the friendly change in control.

If, by contrast, the PSU plan had only a “single trigger”, and a friendly change of control occurred, management’s PSUs would all vest immediately creating a windfall, and the new owner would then likely find it necessary to replace the compensation with fresh unvested compensation, in order to retain management. This is why we believe a double trigger is more shareholder-friendly, and thus more appropriate, than a single trigger.

The PSU Plan also provides for payment in specified circumstances if the participant shall retire under an approved retirement program of the Company. The Company currently has no retirement program.

If the amendments to the PSU Plan in Proposal 3 are adopted, employees will be required to return PSU awards if those PSU awards are granted based upon erroneous financial information.

Director Compensation Table

The following table summarizes the fees or other compensation that our directors earned for services as members of the Board of Directors or any committee of the Board of Directors during 2009.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Total ($)
Gary Black	21,000	78,000	99,000
Stephen Coley	31,000	83,000	114,000
Thomas Dickson(2)	72,500	41,500	114,000
Stewart Gross(3)	117,000	15,000	132,000
E. Daniel James(4)	35,000	86,000	121,000
Dr. Anthony Knap	56,000	70,000	126,000
Anthony P. Latham	78,000	25,000	103,000
Jan Spiering	40,000	184,000	224,000
Wray T. Thorn(5)	34,500	87,500	121,000
Peter F. Watson	75,500	40,500	116,000
Mark Byrne(6)	—	—	—
David Brown(6)	—	—	—

(1)	The amounts shown in this column are based on the dollar amount recognized for financial statement reporting purposes for the 2009 fiscal year in accordance with SFAS No. 123(R). The amounts shown in this column also represent the fair value at time of grant of the Restricted Share Units (“RSUs”) granted to each director during 2009. The aggregate number of RSUs issued to each director during 2009 (all of which remained outstanding as at December 31, 2009) was as follows: Mr. Black — 7,983 RSUs; Mr. Coley — 8,495 RSUs; Mr. Dickson — 4,247 RSUs; Mr. Gross — 1535 RSUs; Mr. James — 8802 RSUs; Dr. Knap — 7164 RSUs; Mr. Latham — 2558 RSUs; Mr. Spiering — 18833 RSUs; Mr. Thorn — 8904 RSUs; and Mr. Watson — 4145 RSUs.
(2)	As noted in “Our Directors”, Thomas Dickson is Chief Executive Officer and Founder of Meetinghouse LLC. The Company authorized the issuance of such RSUs in consideration of Mr. Dickson’s service as a director. The RSUs were granted in favor of Meetinghouse, LLC.
(3)	As noted in “Our Directors”, Stewart Gross is a Managing Director of Lightyear Capital. The Company authorized the issuance of such RSUs in consideration of Mr. Stewart’s service as a director. The RSUs were granted in favor of Lightyear Capital, LLC. Mr. Gross does not beneficially own these RSUs.
(4)	As noted in “Our Directors”, E. Daniel James is a founding partner and head of North America of Trilantic Capital Partners. As part of his compensation for serving as a director of the Company, Mr. James has received, and it is expected that he will in the future from time to time receive, common shares, RSUs or options to purchase our common shares. Under the terms of Mr. James’ employment with Trilantic Capital Partners, he is required to surrender to Trilantic Capital Partners any compensation (including common shares, RSUs and options) received in his capacity as a director of the Company. Mr. James disclaims beneficial ownership of all RSUs granted to him and all common shares beneficially owned by the Trilantic entities. See “Security Ownership of Certain Beneficial Owners, Management and Directors”.
(5)	As noted in “Our Directors”, Wray Thorn is Senior Managing Director at Marathon Asset Management, LP (formerly known as Marathon Asset Management, LLC) (“Marathon”). Mr. Thorn does not individually or otherwise beneficially own any common shares of the Company. Mr. Thorn is an employee of Marathon, which serves as the investment manager (the “Manager”) of Marathon Special Opportunity Master Fund, Ltd. and Marathon Special Opportunity Liquidating Fund, Ltd. (together, the “Marathon Funds”). The Marathon Funds own certain common shares of the Company, all of which are subject to the sole voting and investment authority of the Manager. Thus, for purposes of Regulation 13d-3 of the Exchange Act, the Manager is deemed to beneficially own the securities of the Company held by the Marathon Funds, and Mr. Thorn disclaims beneficial ownership of the common shares of the Company held by the Marathon Funds. Mr. Thorn’s interest in the securities noted herein is limited to the extent of his pecuniary interest in the Marathon Funds, if any.

(6)	Currently, directors who are also employees are not paid any fees or other compensation for services as members of the Board of Directors or of any committee of the Board of Directors.

Directors who are not employees of the Company are paid an annual fee of $75,000. The Company pays a minimum of $15,000 of the annual fee in RSUs under the RSU Plan. Each RSU will be valued at the market price of the common shares as at January 1 of each fiscal year. Directors receive the remaining portion of the annual fee in cash, or may, at their election, receive RSUs instead of cash for any amount of their annual fee. Some of our directors represent institutions that require them to assign over to the institution any compensation that they receive for serving as directors. The table above includes these amounts.

Each non-employee director receives cash in the amount of $3,500 for each Board of Director or committee meeting attended in person, and $2,000 for each meeting attended by telephone. Each non-employee director receives cash in the amount of $3,000 per year for each committee the director serves upon. In addition, committee chairs (other than the Audit Committee Chair) receive an annual fee of $2,000 for each committee chaired. The Audit Committee Chair receives an annual fee of $100,000. This fee is greater than that received by the other committee chairs due to the substantially greater time and responsibility demands made upon the Audit Committee Chair.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

Beneficial Ownership of Common Shares by Certain Beneficial Owners

The following table sets forth information as at April 8, 2010 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by each person known by us to beneficially own 5% or more of our outstanding common shares.

Name of beneficial owner	Number of Common Shares	Percentage of voting rights(1)
Mark J. Byrne(2)	10,054,875	12.6%
Trilantic entities(3)	10,000,000	12.5%
E. Daniel James(4)	10,000,000	12.5%
Silver Creek entities(5)	7,185,009	9.0%
Lightyear entities(6)	6,000,000	7.5%
Stewart Gross(7)	6,000,000	7.5%
Neuberger Berman entities(8)	5,657,818	7.1%

Beneficial Ownership of Common Shares by Management

The following table sets forth information as at April 8, 2010 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Name of beneficial owner	Number of Common Shares	Percentage of voting rights(1)
Mark J. Byrne(2)	10,054,875	12.6%
E. Daniel James(4)	10,000,000	12.5%
Stewart Gross(7)	6,000,000	7.5%
Wray T. Thorn(9)	1,438,668	1.8%
David A. Brown(10)	318,334	*
Thomas Dickson(11)	57,972	*
Guy Swayne(12)	10,000	*
Jan Spiering	10,000	*
Patrick Boisvert	3,500	*
Dr. Anthony Knap(13)	1,300	*
Gary Prestia(14)	500	*
Peter F. Watson	—	—
Gary Black	—	—
Stephen Coley	—	—
Anthony P. Latham	—	—
David Flitman	—	—
All directors and executive officers as a group (21 persons) (see notes (2), (4), (7) and (9) through (14))	27,915,249	34.9%

*	Represents less than 1% of the outstanding common shares.

(1)	Our Bye-Laws reduce the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares to 9.9% of the voting power of our common shares. The figures presented do not reflect the potential reduction in voting power. If the Redomestication is completed, the total voting power of any shareholder who is a U.S. person controlling more than 9.9% of our common shares will no longer be reduced.
(2)	Mr. Byrne has provided capital to Haverford (Bermuda) Ltd., and he may be deemed to have investment or voting control and may be deemed to beneficially own 2,849,719 common shares of the Company held by Haverford (Bermuda) Ltd. These shares represent the indirect proportionate interest of Mr. Byrne in the 3,075,618 common shares of the Company held by Haverford (Bermuda) Ltd. These shares are held through a trust for the benefit of others and Mr. Byrne therefore disclaims beneficial ownership of these common shares. IAL FSR Limited owns 7,155,156 common shares of the Company, which it holds for the benefit of a company which is owned by a trust for which Mr. Byrne acts as the settlor. Mr. Byrne disclaims beneficial ownership of these shares. Rebecca Byrne, Mr. Byrne’s wife, is the record holder of 50,000 common shares of the Company which were purchased through the Directed Share Program in connection with the initial public offering of common shares of the Company. The address of Mr. Byrne is Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.
(3)	The common shares are owned by Trilantic Capital Partners and its affiliates. The address of the Trilantic entities is 399 Park Avenue, New York, NY 10022.
(4)	Represents shares held by Trilantic entities as described in note 3. Mr. James disclaims beneficial ownership of all common shares owned by Trilantic entities.
(5)	Silver Creek Capital Management LLC serves as the managing member of the Silver Creek entities and as such exercises all management and control of the business affairs of the Silver Creek entities. The managing members of Silver Creek Capital Management LLC are Eric Dillon and Timothy Flaherty. The address of the Silver Creek entities is 1301 Fifth Avenue, 40th Floor, Seattle, WA 98101.
(6)	Of the common shares beneficially owned by the Lightyear entities, 5,982,000 are held by Lightyear Fund II (Cayman), L.P., and 18,000 are held by Lightyear Co-Invest Partnership II (Cayman), L.P. As the sole general partner of each of Lightyear Fund II (Cayman), L.P. and Lightyear Co-Invest Partnership II (Cayman), L.P., Lightyear Fund II (Cayman) GP, L.P. may be deemed to have voting and/or investment power over such securities. As the sole general partner of Lightyear Fund II (Cayman) GP, L.P., Lightyear Fund II (Cayman) GP, Ltd. may also be deemed to have voting and/or investment power over such securities. As the sole Class A shareholder of Lightyear Fund II (Cayman) GP, Ltd., Marron & Associates, LLC (“Marron & Associates”) may also be deemed to have voting and/or investment power over such securities, although the Class A shareholder holds only a 7.69% vote with respect to the voting power over such securities. As the sole member of Marron & Associates, Chestnut Venture Holdings, LLC may also be deemed to have voting and/or investment power over such securities. As the managing member of Chestnut Venture Holdings, LLC, Donald B. Marron may also be deemed to have voting and/or investment power over such securities. Each of Lightyear Fund II (Cayman) GP, L.P., Lightyear Fund II (Cayman) GP, Ltd., Marron & Associates, Chestnut Venture Holdings, LLC, and Donald B. Marron disclaims beneficial ownership of the common shares held by Lightyear Fund II (Cayman), L.P. and Lightyear Co-Invest Partnership II (Cayman), L.P., except to the extent of its or his pecuniary interest in such common shares. The address of the Lightyear entities and Donald B. Marron is 375 Park Avenue, 11th Floor, New York, NY 10152.
(7)	Represents the shares owned by certain Lightyear entities as described in note 6. Mr. Gross is a Managing Director and member of the Investment Committee of Lightyear Capital, and he disclaims beneficial ownerships of the shares owned by the Lightyear entities.
(8)	On May 4, 2009, Neuberger Berman Group LLC (“NBG”) acquired 4,705,737 common shares previously owned by Lehman Brothers Co-Investment Partners L.P. and Lehman Brothers Co-Investment Associates L.P. Pursuant to investment management agreements, NB Alternatives advisers LLC (“NB Alternatives”) maintains investment and voting power with respect to the securities held by NB Co-Investment Partners L.P. (“NB Partners”) and certain affiliated investment funds. NB Co-Investment Associates L.P. (“NB Associates”) is the general partner of NB Partners and may be deemed to have beneficial ownership of the securities held by NB Partners. NBG controls each of NB Alternatives and NB Associates, and each of them may be deemed to beneficially own such securities. The address of the Neuberger Berman entities is 605 Third Avenue, New York, New York 10158.
(9)	Represents shares held by Marathon Special Opportunity Master Fund, Ltd. and Marathon Special Opportunity Liquidating Fund, Ltd. Mr. Thorn does not individually or otherwise beneficially own any shares of the Company.

(10)	Mr. Brown has provided capital to Haverford (Bermuda) Ltd., and he may be deemed to have investment or voting control and may be deemed to beneficially own 225,899 common shares of the Company held by Haverford (Bermuda) Ltd. These common shares represent the indirect proportionate interest of Mr. Brown in the 3,075,618 common shares of the Company held by Haverford (Bermuda) Ltd. These common shares are held through a trust for the benefit of others, and Mr. Brown therefore disclaims beneficial ownership of these common shares. In addition, Mr. Brown acts as the settlor of a trust that is the owner of Leyton Limited, and Leyton Limited is the record holder of 80,000 common shares of the Company which were purchased through the Directed Share Program in connection with the initial public offering of common shares of the Company, as well as 2,435 common shares of the Company which were paid to Leyton Limited from Haverford (Bermuda) Ltd on November 12, 2008 as a dividend in specie. Mr. Brown disclaims beneficial ownership of the shares held by Leyton Limited. 10,000 of these shares are owned directly by Mr. Brown.
(11)	Includes 47,170 shares held of record by Haverford Investment Management (GP), Limited, and Mr. Dickson disclaims beneficial ownership of those shares.
(12)	Represents shares purchased through the Directed Share Program in connection with the IPO of common shares of the Company by Louise Swayne, Mr. Swayne’s wife. Mr. Swayne disclaims beneficial ownership of shares held by his wife.
(13)	Represents shares purchased through the Directed Share Program in connection with the IPO of common shares of the Company by Philippa Knap, Dr. Knap’s wife. Dr. Knap disclaims beneficial ownership of shares held by his wife.
(14)	Represents shares purchased through the Directed Share Program in connection with the IPO of common shares of the Company by Donna Prestia, Mr. Prestia’s wife. Mr. Prestia disclaims beneficial ownership of shares held by his wife.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our Bye-Laws provide for a Board of Directors of no fewer than ten and no more than twelve directors. The Board of Directors currently consists of twelve directors pursuant to a resolution of the Board of Directors. The Board of Directors met a total of 10 times in fiscal 2009 and all incumbent directors attended at least 80% of such meetings and of meetings held by the committees of the Board of Directors of which they were members. The Company expects directors to attend the Annual General Meeting and all of the Company’s then-directors attended the 2009 Annual General Meeting.

Our Board of Directors is divided into three classes: four Class C directors whose current term will expire at the 2010 Annual General Meeting of our shareholders, four Class B directors whose current term will expire at the 2011 Annual General Meeting of our shareholders, and four Class A directors whose current term will expire at the 2012 Annual General Meeting of our shareholders. Directors hold office until the next Annual General Meeting at which the term of that class of directors expires or until their successors are duly elected or appointed or their office is otherwise vacated.

Our Board of Directors has established corporate governance measures in compliance with the requirements of the NYSE. These include a set of Corporate Governance Guidelines, Independence Guidelines, and charters for each of the Audit Committee, Compensation Committee and Governance Committee and a Code of Conduct and Ethics for directors, officers and employees. Our Board of Directors has also adopted a Code of Business Practices for the Company’s principal executive, financial and accounting officers. These documents have been published on the Company’s website, www.flagstonere.bm, and will be provided upon written request to the Company’s Corporate Secretary at its registered office address, Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.

Our Board of Directors has reviewed the materiality of any relationship that each of the twelve directors of the Company has with the Company either directly or indirectly through another organization. The criteria applied included the director independence requirements set forth in the Company’s Independence Guidelines, the independence requirements of the NYSE with respect to the Company’s Audit Committee, and the audit committee independence rules of the SEC. In conducting this review of the directors’ independence, the Board of Directors considered any managerial, familial, professional, commercial or affiliated relationship between a director and the Company or another director. In particular, the Board of Directors considered the following arrangements of certain directors before determining that each is independent under the NYSE independence requirements and the Company’s Independence Guidelines:

•	Mr. Black, a director of the Company since June 2006, formerly served as Chief Claims Executive and Senior Vice President of One Beacon Insurance Company, a part of the White Mountains Insurance Group.
•	Mr. Coley, a director of the Company since January 2006 is Director Emeritus of McKinsey & Company, a group which owns common stock of the Company.
•	Mr. Thomas Dickson, a director of the Company since December 2005, controls the investment manager of HCP. Haverford has an investment in HCP. HCP pays a performance-based fee to its investment manager. HCP owns approximately 3.0% of the common stock of the Company.
•	Mr. Gross, a director of the Company since January 2006, is the Managing Director of Lightyear Capital LLC, a group which accounts for approximately 7.2% of the common stock of the Company.
•	Mr. E. Daniel James, a director of the Company since December 2005, is a founding partner and head of North America of Trilantic Capital Partners, which owns 9.5% of the common stock of the Company.
•	Dr. Anthony Knap, Ph.D., a director of the Company since December 2005, is the President and Director and Senior Research Scientist of the Bermuda Institute of Ocean Sciences. The Company has made charitable contributions to Bermuda Institute of Ocean Sciences, a tax-exempt organization.

•	Mr. Anthony P. Latham, a director of the Company since November 2008, is a former member of the Group Executive of RSA Group plc where he held a variety of senior executive roles ending December 31, 2007. RSA Group plc is an international insurance group, listed on the London Stock Exchange.
•	Mr. Spiering, a director of the Company since December 2005, served as the Chairman and Managing Partner of Ernst & Young Bermuda until 2002. The Company has engaged Ernst & Young Bermuda as a consultant and uses Ernst & Young for other projects for the Company.
•	Mr. Thorn, a director of the Company since October 2006, has served as a Managing Director of Private Equity at Marathon Asset Management, LLC since 2005 a group which accounts for approximately 1.7% of the common stock of the Company.
•	Mr. Watson, a director of the Company since September 2007, served as a consultant to Attorney’s Liability Assurance Society (Bermuda) Ltd. until 2008.

Based on this review, the Board of Directors has determined that Messrs. Black, Coley, Dickson, Gross, James, Knap, Latham, Spiering, Thorn and Watson are independent directors. Therefore, the Board of Directors has concluded that the Audit Committee, Compensation Committee and Governance Committee consist only of independent directors, and the Board of Directors consists of a majority of independent directors.

Board of Directors Role in Risk Oversight and Leadership Structure

The day-to-day management of the Company, including the preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management. The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its members. The Board is also responsible for ensuring the Company is run in compliance with all applicable laws and regulations.

The Chairman of the Board is selected by the Board of Directors from among its members. The Board of Directors has no established policy with respect to combining or separating the offices of Chairman and CEO. This decision is made depending on what is in the Company’s best interests at any given point in time.

The Company currently divides the roles of Chairman of the Board of Directors and CEO. Mark Byrne serves as the Chairman as well as an officer of the Company while David Brown serves as CEO as well as a director. We believe the separation of the roles of Chairman and CEO enhances the effectiveness of the Chairman and CEO in their separate roles.

Committees of the Board of Directors

As of March 19, 2010, the standing committees of the Board of Directors and their members are:

Audit Committee	Compensation Committee	Governance Committee	Finance Committee	Underwriting Committee
Jan Spiering*	E. Daniel James*	Stephen Coley*	Mark Byrne*	Thomas Dickson*
Stephen Coley	Stewart Gross	E. Daniel James	David Brown	Gary Black
Thomas Dickson	Dr. Anthony Knap	Jan Spiering	E. Daniel James	David Brown
Stewart Gross	Wray T. Thorn	Wray T. Thorn	Jan Spiering	Mark Byrne
Dr. Anthony Knap			Wray T. Thorn	Stewart Gross
Wray T. Thorn				Dr. Anthony Knap
Peter F. Watson				Anthony P. Latham
Peter F. Watson

*	Chairman

Audit Committee

The Audit Committee met a total of 7 times during fiscal 2009. The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. Among its functions, the Audit Committee:

•	reviews and discusses the audited financial statements with management, reviews the audit plans and findings of the independent auditor, reviews the audit plans and findings of our internal audit and risk review staff, reviews the results of regulatory examinations and tracks management’s corrective actions plans where necessary;
•	reviews our accounting policies and controls, compliance programs, and significant tax and legal matters;
•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor;
•	receives and considers reports from internal auditors on risk assessment, work completed against annual audit plan and other areas proposed by the committee.
•	reviews our risk assessment and management processes; and
•	performs other tasks in accordance with the terms of its charter.

Mr. Spiering, who is an independent director, is the Chairman of the Audit Committee, and the Board of Directors has designated him as an “audit committee financial expert” as that term is defined in Item 401(k) of Regulation S-K under the Securities Act of 1933, as amended.

Compensation Committee

The Compensation Committee oversees our compensation and benefit plans, including administration of annual bonus awards and long-term incentive plans and reports their findings and opinions to the Board of Directors. The Compensation Committee met 4 times during fiscal 2009.

Governance Committee

The Governance Committee has responsibility for identifying individuals qualified to become members of the Board of Directors consistent with the criteria approved by the Board of Directors, recommending director nominees to the Board of Directors, recommending Corporate Governance Guidelines to the Board of Directors and overseeing an evaluation of the Board of Directors and management. The Governance Committee met 3 times during fiscal 2009.

The Board of Directors has accorded to the Governance Committee the responsibility to consider the effectiveness and composition of the Board of Directors, to nominate candidates for election by our shareholders, and to fill vacancies on the Board of Directors that emerge from time to time. The Governance Committee will consider potential nominees to the Board of Directors recommended for election by shareholders. Any such recommendation must be sent to the Corporate Secretary of the Company not less than 120 days prior to the scheduled date of the Annual General Meeting and must set forth for each nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. The written notice must also include the following information with regard to the shareholders giving the notice: (1) the name and record address of such shareholders; (2) the number of common shares of the Company which are owned beneficially or of record by such shareholders; (3) a description of all arrangements or understandings between such shareholders and each proposed nominee and any other person (including his or her name and address) pursuant to which the nomination(s) are to be made by such shareholders; (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (5) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other required filing. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Assuming that the shareholder suggesting a nomination follows the procedure outlined above, the Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended director nominees, including candidates recommended by shareholders, the Governance Committee would expect to apply the same criteria which it applies to its own nominations. These criteria typically include the candidate’s integrity, business acumen, leadership qualities, experience in the reinsurance, insurance and risk-bearing industries and other industries in which the Company may participate, independence, judgment, mindset, vision, record of accomplishment, ability to work with others and potential conflicts of interest. The Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Accordingly, the Governance Committee will consider the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board of Director and any committees of the Board of Director and any other factors it deems appropriate, including, among other things, diversity. The Governance Committee views diversity broadly encompassing differing viewpoints, professional experience, industry background, education, geographical orientation and particular skill sets, as well as race and gender.

Underwriting Committee

The Underwriting Committee met a total of 4 times during fiscal 2009. The Underwriting Committee oversees the Company’s underwriting policies and approves any exceptions thereto. Among its functions, the Underwriting Committee:

•	reviews aggregate underwritten exposures;
•	reviews performance targets, including loss ratio targets, combined ratio targets, return on equity targets or other measurement devices employed by the Company to monitor its underwriting performance;
•	reviews projected potential aggregate losses in excess of amounts the Committee shall determine and revise from time to time; and
•	advises the Audit Committee and Board of Directors regarding loss reserves.

Finance Committee

The Finance Committee met a total of 3 times during fiscal 2009. Among its functions, the Finance Committee:

•	reviews matters relating to liabilities, hedging practices, and other aspects of the Company’s financial affairs beyond asset management;
•	formulates the Company’s investment policy; and
•	oversees all of the Company’s significant investing activities.

AUDIT COMMITTEE REPORT

The Audit Committee met a total of seven times during fiscal 2009 and discussed amongst other things the Company’s quarterly results. The Audit Committee also discussed with Deloitte & Touche the overall scope and plans for their audits and the results of such audits. At the end of each meeting the auditor was given the opportunity to meet with the Audit Committee members without the presence of management. The Audit Committee conducted an annual self-assessment in October 2009 in accordance with the terms of its charter.

The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. The Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for such fiscal year. The recommendation was based on the Audit Committee’s (i) review of the audited financial statements, (ii) its discussion with management regarding the audited financial statements, (iii) its receipt of written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, (iv) its discussions with Deloitte & Touche regarding its independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Deloitte & Touche’s communications with respect to their audit and (v) other matters the Audit Committee deemed relevant and appropriate.

Audit Committee

Jan Spiering, Chairman

Stephen Coley

Thomas Dickson

Stewart Gross

Dr. Anthony Knap

Wray T. Thorn

Peter F. Watson

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis (“CD&A”). Based on such review and discussions referred to below, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

In October 2009, the Compensation Committee conducted an annual self-assessment in accordance with the terms of its charter.

Compensation Committee

E. Daniel James, Chairman

Stewart Gross

Dr. Anthony Knap

Wray T. Thorn

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC.

Based solely on a review of such reports furnished to the Company, the Company believes that, with respect to fiscal year 2009, all such filing requirements were met.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Proxy Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Flagstone Reinsurance Holdings Limited’s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares in issue pursuant to the Redomestication under Luxembourg law will be passed upon for us by M Partners, Luxembourg. Certain Luxembourg tax matters will be passed upon for us by Tax S. Arts S.à.r.l, Luxembourg. Certain Bermuda tax matters will be passed upon for us by Appleby, Hamilton, Bermuda. Certain matters relating to U.S. federal taxes will be passed upon for us by Baker & McKenzie LLP, Washington, D.C.

SHAREHOLDER PROPOSALS

Shareholder Proposals for 2011 Annual General Meeting of Shareholders

Shareholder proposals must be received in writing by the Corporate Secretary of the Company no later than December 20, 2010, and must comply with the requirements of the SEC and our Bye-Laws (or if the Redomestication becomes effective, our Articles) in order to be considered for inclusion in our Proxy Statement and proxy card relating to the 2011 Annual General Meeting. Such proposals should be directed to the attention of the Corporate Secretary, Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.

If a shareholder proposal is not submitted to the Corporate Secretary in a timely manner or is otherwise introduced at the 2011 Annual General Meeting of shareholders without any discussion of the proposal in our Proxy Statement, and the shareholder does not notify us on or before March 1, 2011 as required by SEC Rule 14a-4(c)(1) of the intent to raise such proposal at the Annual General Meeting of shareholders, then proxies received by us for the 2011 Annual General Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address specified in the paragraph above.

ADDITIONAL INFORMATION

A copy of our financial statements for the year ended December 31, 2009 and the independent auditors’ report thereon has been sent to all shareholders. The financial statements will be formally presented at the Annual General Meeting, but no shareholder action is required to be taken.

As of the date of this Proxy Statement we have no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Annual General Meeting. In the event that any other business is properly presented at the Annual General Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote in accordance with their judgment on such business.

Shareholder Communications with the Board of Directors

Shareholders or any interested party desiring to contact the Board of Directors, any committee of the Board of Directors or the non-management directors as a group, should address such communication to Corporate Secretary, Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, Hamilton HM 11, Bermuda, with a request to forward the communication to the intended recipient.

Corporate Documentation

The Company will furnish, without charge, to any shareholder a copy of all documents that it files with the SEC as well as the charter of any of the Company’s committee of the Board of Directors. All such documents are available at www.flagstonere.bm or may be obtained upon written request to the Corporate Secretary, Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, Hamilton HM 11, Bermuda.

Inspector of Election

The Bank of New York, whose principal executive office is located at 1 Wall Street, New York, NY 10004, has been appointed as Inspector of Election for the Annual General Meeting. Representatives of The Bank of New York will attend the Annual General Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and determine the results of the vote.

HOUSEHOLDING

The Company’s Annual Report, including its audited financial statements for the year ended December 31, 2009, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. Each shareholder continues to receive a separate proxy card. If your household has received only one Annual Report and one Proxy Statement and you wish to request delivery of a separate copy, or if your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Bank of New York Mellon Shareowner Services, PO Box 358015, Pittsburgh, PA 15252-8015, by e-mail at shrrelations@bnymellon.com, or upon oral request by phone at 1-877-296-3711 (1-201-680-6685 outside the U.S.).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Proxy Statement is accompanied by our Annual Report. In addition, the SEC allows certain information to be “incorporated by reference” into this Proxy Statement, which means that we can disclose important information to you by referring you to another document we have separately filed with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in this prospectus. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business, financial condition and results of operations:

•	Annual Report on Form 10-K for the year ended December 31, 2009; and
•	Current Reports on Form 8-K filed on March 12, 2010 and March 22, 2010.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this Proxy Statement to the date on which the Annual General Meeting is held or adjourned to shall also be deemed to be incorporated into this Proxy Statement by reference (except for any information therein which has been furnished rather than filed). Subsequent filings with the SEC will automatically modify and supersede the information in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

Documents incorporated by reference are available without charge, upon written request to Bank of New York Mellon Shareowner Services, PO Box 358015, Pittsburgh, PA 15252-8015, by e-mail at shrrelations@bnymellon.com, or upon oral request at 1-877-296-3711 (1-201-680-6685 outside the U.S.). In order to receive timely delivery of those materials, you must make your requests no later than five business days before the date of the Annual General Meeting.

Annex A — Luxembourg Articles (English version)

Statuts

Flagstone Reinsurance Holdings S.A.

Société Anonyme

Registered office: 37 Val St André, L-1128, Luxembourg

R.C.S. Luxembourg B (to be allocated)

CHAPTER 1

PRELIMINARY

1.	INTERPRETATION
1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Accounts” shall have the meaning as such term is defined in Article 97.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with such Person.

“Annual General Meeting”, means the Annual General Meeting of the Company required to be held according to Article 33.

“Articles”, means these Articles of Incorporation of the Company as originally adopted or as altered from time to time.

“Board”, means the board of Directors appointed or elected pursuant to these Articles, or the Directors present at a meeting of Directors at which there is a required quorum.

“Business Day”, means any day other than a Saturday, Sunday or a public holiday in the Grand Duchy of Luxembourg and the State of New York.

“Chairman” means the Chairman (if appointed) appointed pursuant to the provisions of Article 65.1.

“Clear Days”, means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Code”, means the United States Internal Revenue Code of 1986, as amended.

“Company”, means Flagstone Reinsurance Holdings S.A. the Company to which these Articles relate.

“Control” ‘Control’ of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and ‘Controlling’ and ‘Controlled’ shall have meanings correlative to the foregoing.

“Director”, means a director for the time being of the Company.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended.

“Extraordinary General Meeting”, means a duly convened meeting of Holders as more particularly described in Article 35.

“Fair Market Value” means, with respect to a repurchase of any Shares of the Company in accordance with these Articles, (a) if such Shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such Shares on such exchange (or in such quotation system), or, if such Shares are listed on (or quoted in) more than one exchange (or quotation system) the average closing sale price of the Shares on the principal securities exchange (or quotation system) on which such Shares are traded, or, if such Shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotation for such Shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such Shares is sent pursuant to these Articles, or (b) with respect to a repurchase, if no such closing sales or prices are available because such Shares are not publicly traded, the value per Share as determined by an independent valuation conducted by an independent valuation agent approved and appointed by the Board.

“Financial Statements” shall have the meaning as such term is defined in Article 98.

“General Meeting”, means an Annual General Meeting, an Ordinary General Meeting or an Extraordinary General Meeting.

“Holder”, means in relation to any Share in the capital of the Company, the shareholder whose name is entered in the Register as the holder of the Share and when two or more persons are so registered as joint holders of Shares, means the Person whose name stands first in the Register of Holders as one of such joint Holders or all of such Persons as the context so requires.

“Independent Auditor” means an individual, partnership or company appointed as the independent auditor of the Company pursuant to these Articles.

“Law”, means the Law of 10 August 1915 on Commercial Companies, as amended, from time to time.

“Mémorial”, means the Mémorial C, Recueil Spécial des Sociétés et Associations, being the official daily publication of the Luxembourg government.

“Office”, means the registered office for the time being of the Company.

“Officer” means any Person appointed by the Board to hold office in the Company.

“Ordinary General Meeting”, means a duly convened meeting of Holders as more particularly described in Article 34.

“Ordinary Resolution”, means a resolution passed at an Ordinary General Meeting or at an Annual General Meeting and which is described as such in the notice convening the relevant meeting.

“Person” means an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association, other entity or body of Persons.

“PSU Plan” means the Company’s performance share unit plan as from time to time altered or amended.

“Register”, means the register of shareholders to be kept by the Company pursuant to the provisions of the Law.

“Rule 144” means Rule 144 under the Securities Act, or any successor rule thereto.

“RSU Plan” means the Company’s employee restricted share unit plan as from time to time altered or amended.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such replacement U.S. federal statute.

“Shares”, means all of the shares in issue in the capital of the Company from time to time subject to the rights and obligations set out in these Articles.

“Special Resolution” means a resolution passed at an Extraordinary General Meeting or at an Annual General Meeting by a majority of two thirds (66,66%) of the Shares present or represented at the said meeting and which is described as such in the notice convening the relevant meeting.

“Statutory Auditor(s)” means an individual, partnership or company appointed as the statutory auditor of the Company pursuant to the provisions of the Law.

“Subsidiary” means any entity of which a majority of the Voting Power (under ordinary circumstances) in the entity, or in electing the board of directors or equivalent body of the entity are, at the time at which any determination is being made, owned by the Company, either directly or indirectly or pursuant to an agreement with any other shareholders in that entity.

“Super Majority Resolution” means a resolution passed at an Extraordinary General Meeting or at an Annual General Meeting by a majority of three fourths (75%) of the Shares present or represented at the said meeting and which is described as such in the notice convening the relevant meeting.

“Treasury Shares” means a Share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

“U.S. Person” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal tax purposes that is created in, or organised under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source, (iv) any trust if (A)(1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. Persons have the authority to control all substantial decisions of the trust or (B) such trust validly elects to be treated as a U.S. Person or (v) any entity treated as one of the foregoing under any provision of the Code.

“United States or U.S.” means the United States of America including the States thereof, its territories and possessions and the District of Columbia.

“Voting Power” of any Person means the total number of votes which may be cast by the Holders of the total number of issued shares of such Person carrying the right to vote.

“Warrant” means the amended and restated warrant dated 17 November 2008 issued to Haverford (Bermuda) Limited, a Bermuda exempt company, to purchase Shares in the Company on the terms and conditions as contained in the warrant instrument, as amended from time to time.

1.2	Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form. Expressions in these Articles referring to execution of any document shall include any mode of execution allowed by Law.
1.3	Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Law but excluding any statutory modification thereof not in force when these Articles become binding on the Company.
1.4	References to Articles are to Articles of these Articles and any reference in an Article to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Article in which the reference is contained unless it appears from the context that a reference to some other provision is intended.
1.5	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.
1.6	References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.
1.7	In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms, partnerships, associations and/or bodies corporate or entities of any description, wherever registered or existing and whether incorporated or unincorporated.

1.8	In these Articles, the words:
1.8.1	“may” shall be construed as permissive; and
1.8.2	“shall” shall be construed as imperative.

CHAPTER 2

NAME, DURATION, OBJECTS, REGISTERED OFFICE

2.	NAME
2.1	There exists a company in the form of a Société Anonyme (public limited liability company) under the name of “Flagstone Reinsurance Holdings S.A.”.
3.	DURATION
3.1	The Company is established for an unlimited duration.
4.	CORPORATE OBJECTS
4.1	The object of the Company is the holding of participations, in any form whatsoever, in other Luxembourg companies or foreign companies, the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or otherwise of stocks, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its portfolio. The Company may also hold interests in partnerships.
4.2	The Company may borrow in any form and proceed to the issuance of bonds and debentures. In a general fashion it may grant assistance to affiliated companies, take any controlling and supervisory measures and carry out any operation, which it may deem useful in the accomplishment and development of its purposes.
4.3	The Company may further carry out any commercial, industrial or financial operations, as well as any transactions on real estate or on movable property.
4.4	The Company may give guarantees and other forms of security and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations or undertakings, or the obligations of any other company or person, where such guarantee is indirectly or directly in the best interests of and for the corporate benefit of the Company.
4.5	The Company shall have all such powers and shall be entitled to take all such action and enter into any type of contract or arrangement as are necessary for the accomplishment or development of its objects.
5.	REGISTERED OFFICE
5.1	The Office is established in the municipality of Luxembourg and may by resolution of the Board, be transferred from one address to another within that municipality. Transfers to any other place within the Grand Duchy of Luxembourg may be effected in accordance with the applicable provisions of the Law.
5.2	The Board may resolve that the Company establish branches or other offices within the Grand Duchy of Luxembourg or in any other country.
5.3	Should extraordinary events of a political, economic or social nature, which might impair the normal activities of the Office or the easy communication between that Office and foreign countries, take place or be imminent, the Office may be transferred temporarily abroad by resolution of the Board or by declaration of a person duly authorised by the Board for such purpose. Such temporary measures shall, however, have no effect on the nationality of the Company which, notwithstanding such temporary transfer of the Office, shall remain of Luxembourg nationality.

CHAPTER 3

SHARE CAPITAL AND RIGHTS

6.	SHARE CAPITAL
6.1	The authorised share capital of the Company is set at US$3,000,000, divided into 300,000,000 Shares with a par value of US$0.01 each.
6.2	The issued share capital of the Company is set at US$849,852.19 divided into 84,985,219 Shares with a par value of US$0.01 each.
6.3	The Board is generally and unconditionally authorised for a period of five years from the date of publication of this amendment to the Articles in the Mémorial C to issue Shares up to a maximum of the authorised but as yet unissued share capital of the Company to such persons and on such terms as they shall see fit from time to time in the manner specified by these Articles and by applicable Law, such shares to be paid up in cash, for compensation, by contribution in kind, by conversion of shareholders’ claims or by incorporation of profits or reserves into capital. The Company may make any offer or agreement before the expiry of this authority which would or might require Shares to be issued after the authority has expired and the Board may issue Shares in pursuance of any such offer or agreement notwithstanding that the authority hereby conferred has expired.
6.4	The Board is authorised to issue Shares for cash pursuant to the authority conferred by Article 6.3 as if Luxembourg statutory pre-emption provisions did not apply to any such issuance provided that this authority shall expire on the fifth anniversary of the date of publication of this amendment to the Articles in the Mémorial C, provided further that the Company may before such expiry, make an offer or agreement which would or might require Shares to be issued after such expiry and the Board may issue Shares in pursuance of such offer or agreement as if the power hereby conferred had not expired.
6.5	The Company has concluded the PSU Plan, the RSU Plan and the Warrant. It is specifically recorded that the authority of the Board referred to in Articles 6.4 and 6.5 above relates, (without in any way limiting such authority) to the issue of Shares pursuant to the PSU Plan, the RSU Plan and the Warrant, should the terms of the PSU Plan, the RSU Plan and the Warrant so require that Shares be issued.
6.6	When the Board increases the issued share capital under Articles 6.3 or 6.4 they shall be obliged to take steps to amend the Articles in order to record the increase of the issued share capital and the Board is authorised to take or authorise the steps required for the execution and publication of such amendment in accordance with the Law.
6.7	Without limiting the authority conferred on the Board by Articles 6.3 to 6.5, the issued share capital and the authorised share capital of the Company may be increased or reduced by a Special Resolution.
6.8	In addition to the Warrant, the Company may issue warrants to subscribe for Shares (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for Shares certifying the right of the registered holder thereof to subscribe for Shares upon such terms and conditions as the right may have been granted.
7.	PURCHASE OF OWN SHARES
7.1	Pursuant to and in conformity with the provisions of Article 49-2 of the Law and in conformity with all other applicable laws and regulations, the Company is generally authorised from time to time to purchase, acquire, receive and/or hold Shares, provided that:
7.1.1	the maximum number of Shares hereby authorised to be purchased does not exceed the number of fully paid-up issued Shares in the Company;
7.1.2	the maximum price which may be paid for each Share shall be the Fair Market Value;

7.1.3	the minimum price which may be paid for each Share shall be the par value per Share of US$0.01;
7.1.4	this authority, (unless previously revoked, varied or renewed by Holders) shall expire on the fifth anniversary of the date of the meeting held before a Luxembourg notary for the purposes of recording the redomestication of the Company except in relation to the purchase of Shares the contract for which was concluded before such date and which will or may be executed wholly or partly after such date;
7.1.5	the acquisitions, including the Shares previously acquired by the Company and held by it, and Shares acquired by a person acting in his own name but on the Company’s behalf, may not have the effect of reducing the net assets of the Company below the amount mentioned in Article 72-1 of the Law;
7.1.6	this authority relates only to:
(a)	one or more market purchases, (being a purchase of Shares by the Company of Shares offered for sale by any Holder on the open market on which the Shares are traded), as the Board of Directors shall determine; and
(b)	purchases effected in circumstances where an offer on similar terms has been made by the Company to sell up to the same number of Shares of each Holder appearing on the Register immediately before the offer was made (or as soon as, according to the Directors, may be practicable) other than Holders who have consented in writing to the offer not being extended to them, and each Holder concerned has either:
(i)	accepted the offer in writing;
(ii)	declined the offer in writing; or
(iii)	failed to respond to the offer within the time allowed to do so under the terms of the offer.
7.2	Pursuant to and in conformity with the provisions of Article 49-2(2) of the Law and in conformity with all the applicable laws and regulations, where the Board reasonably determines in good faith, based on the opinion of counsel that share ownership, directly, indirectly or constructively, by any Holder is likely to result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its Subsidiaries or any of it Holders (“Imminent Harm”), the Company will be authorized and have the option, but not the obligation, to repurchase the minimum number of Shares which is necessary to avoid or cure such Imminent Harm (but only to the extent the Board reasonably determines in good faith that such action would avoid or cure such adverse consequences or treatment) with sums available for distribution in accordance with Article 72-1 of the Law in an amount equal to at least the Fair Market Value of such Shares on the date the Company repurchases the Shares.
7.3	The Board shall notify such Holder promptly if it has determined that the provisions of Article 7.2 may apply to such Holder, and shall provide such Holder with seventy-five (75) days (subject to any extension reasonably necessary to obtain regulatory approvals necessary in connection with any proposed sale by the Holder, if being diligently pursued, but in any event not more than an additional ninety days (90)) prior to and in lieu of such repurchase, to remedy the circumstances pursuant to which the ownership of Shares by such Holder may result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its subsidiaries, or any of its Holders (including by such Holder selling shares to a third party, subject to any relevant provisions of these Articles); provided that, for the avoidance of doubt, this Article does not release such Holder from any contractual restriction on transfer to which such Holder is subject.
7.4	If a Holder subject to the application of Article 7.2 and Article 7.3 does not remedy the consequences or treatment described in the preceding two paragraphs, within the period referred to above, the Company shall have the right, but not the obligation, to purchase such Shares at the Fair

Market Value thereof. If the Company shall determine not to purchase such Shares at the Fair Market Value, the Company shall notify each other Holder of Shares, and shall permit the other Holders to purchase such Shares at the Fair Market Value in its stead, pro rata, to the number of shares then held by each such Holder, and then, to the extent that any Holders fail to accept such offer, to the other Holders what have elected to purchase their portion of such Shares. After offering the Shares to be repurchased to the other Holders in accordance with the preceding sentence, the Company will also be entitled to assign its purchase right to a third party which may purchase such Shares at the Fair Market Value. Each Holder shall be bound by the determination of the Company to purchase or assign its right to purchase such Holder’s Shares and, if so required by the Company, shall sell the number of Shares that the Company requires it to sell.
7.5	The Board will use all reasonable efforts to exercise the option referred to in Article 7.4 equitably, and to the extent possible, equally among similarly situated Holders (to the extent possible under the circumstances).
7.6	In the event that the Holder(s) or the Company or its assignee(s) determine to purchase any such Shares, the Company shall provide each Holder concerned with written notice of such determination (a “Purchase Notice”) at least five (5) calendar days prior to such purchase or such shorter period as each such Holder may authorise, specifying the date on which any such Shares are to be purchased and the Purchase Price. The Company may revoke the Purchase Notice at any time before the Holder(s), the Company or its assignee(s) pay for the Shares. The Board may authorise any person to sign, on behalf of any Holder who is the subject of such Purchase Notice, an instrument of transfer relating to any such Holder’s Shares which the Company has an option to purchase. Payment of the Purchase Price by the Holder(s), the Company or its assignee(s) shall be by wire transfer or certified cheque and made at a closing to be held not less than five (5) calendar days after receipt of the Purchase Notice by the selling Holder.
7.7	The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the cancellation of any Shares repurchased in accordance with the terms of this Article 7, if such election is made to cancel the Shares.
8.	RIGHTS OF SHARE ON ISSUE
8.1	Without prejudice to any special rights conferred on the Holders of any existing Shares or class of Shares (which special rights shall not be affected, modified or abrogated except with such consent or sanction as is provided in these Articles), and subject to the provisions of the Law, any Share may be issued either at par or at a premium and with such rights and/or restrictions, whether in regard to dividend, voting, return of capital, transferability or disposal or otherwise, as the Company may from time to time direct.
8.2	Any share premium created upon the issue of Shares pursuant to Article 8.1 shall be available for repayment to the Holders of the Company, the payment of which shall be within the absolute discretion of the Board. The Board is in particular authorised to utilise share premium for the purpose of carrying any share premium repayment to Holders or repurchasing Shares of the Company in accordance with the provisions of Article 7 and Article 78 respectively.
8.3	All of the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Shares and, except where required by the Law, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital or shares of the Company.

9.	SHARES
9.1	Shares shall be issued in registered form only. The Board shall cause to be kept in one or more books a Register and shall enter therein the particulars required by the Law.
9.2	The Register shall be kept at the Office, where it will be available for inspection by any Holder, without charge, on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection.
9.3	The Register may be closed during such time as the Board thinks fit, not exceeding a total of thirty days in each calendar year.
9.4	In the case of joint Holders the Company shall regard the first named Holder on the Register in respect of the Share(s) as having been appointed by the joint Holders to receive all notices and to give a binding receipt for any dividend(s) payable in respect of such Share(s) on behalf of all joint Holders.
9.5	The Company shall be entitled to treat the registered Holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable claim or other claim to, or interest in, such share on the part of any other Person.
9.6	The Company may issue its Shares in fractional denominations and deal with such fractions to the same extent as its whole Shares and Shares in fractional denominations shall have in proportion to the respective fractions represented thereby, all of the rights of whole Shares, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in winding up.
9.7	Where Shares are recorded in the Register on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such systems, professionals or other depositories, being referred to hereinafter as “Depositories”) or of a sub-depository designated by one or more Depositories, the Company — subject to it having received from the Depository with whom those Shares are kept in account a certificate in proper form — will permit those persons to exercise the rights attaching to those Shares, including admission to and voting at general meetings, and shall consider those persons to be the Holders for the purposes of these Articles. The Board may determine the formal requirements with which such certificates must comply. Notwithstanding the foregoing, the Company shall make payments, by way of dividends or otherwise, in cash, shares or other assets as allowed for pursuant to these Articles, only into the hands of the Depository or sub-depository recorded in the Register or in accordance with their instructions, and that payment shall release the Company from any and all obligations for such payment.
10.	VARIATION OF RIGHTS
10.1	Whenever the share capital of the Company is divided into different classes of Shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated with the sanction of a resolution passed at a separate meeting of the Holders of the Shares of the class (at which meeting resolutions shall be validly passed by a majority of three fourths (75%) of the issued Shares of that class, at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one half of the issued Shares of the class). Any variation or abrogation of the rights of the Holders of the Shares of a class of Shares that requires an amendment to the Articles shall only become effective once the Articles have been amended pursuant to passing of a Special Resolution at an Extraordinary General Meeting or at the Annual General Meeting of all the Holders, such meeting to be held in the presence of a public notary in Luxembourg.

11.	PROHIBITION ON FINANCIAL ASSISTANCE
11.1	The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any Person of any Shares in the Company.
12.	DISCLOSURE OF INTERESTS
12.1	The Board may, at any time and from time to time if in its absolute discretion, it considers it to be in the interests of the Company to do so, give a notice to the Holder or Holders of any Share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice of full and accurate particulars of all or any of the following matters, namely:
12.1.1	the interest of such Holder in such Share;
12.1.2	if the interest in the Share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest (direct or indirect) in the Share (provided that one joint Holder of a Share shall not be obliged to give particulars of interests of persons in the Share which arise only through another joint Holder); and
12.1.3	any arrangements (whether legally binding or not) entered into by such Holder or any person having any beneficial interest in the Share whereby it has been agreed or undertaken or the Holder of such Share can be required to transfer the Share or any interest therein to any person (other than a joint Holder of the Share) or to act in relation to any General Meeting or of any class of Shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint Holder of such Share).
12.2	If, pursuant to any notice given under Article 12.1, the person stated to own any beneficial interest in a Share or the person in favour of whom any Holder (or other person having any beneficial interest in the Share) has entered into any arrangements referred to in sub-Article 12.1.3, is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Board, at any time and from time to time if, in its absolute discretion, it considers it to be in the best interests of the Company to do so, may give a notice to the Holder or Holders of such Share (or any of them) requiring such Holder or Holders to notify the Company in writing, within such period as may be specified in such notice, of full and accurate particulars of the name and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the Shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside; provided that, if at any stage of such chain of ownership the beneficial interest in any Share shall be established to the satisfaction of the Board to be in the ownership of (i) any body corporate any of whose share capital is listed or dealt in on any bona fide stock exchange, unlisted securities market or over-the-counter securities market (ii) a mutual assurance company or (iii) a bona fide charitable trust or foundation, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the Shares of such body corporate, trust society or other entity or association.
12.3	The Board, if it thinks fit, may give notices under Articles 12.1 and 12.2 at the same time on the basis that the notice given pursuant to Article 12.2 shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to Article 12.1.
12.4	The Board may serve any notice pursuant to the terms of this Article 12 irrespective of whether or not the Holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice; provided that, if the Board in its absolute discretion thinks fit, it may waive compliance in whole or in part with any notice given under this Article 12 in respect of a Share in any case of bona fide unavailability of information or genuine hardship or where it otherwise thinks fit but no such waiver shall prejudice or affect in any way any non-compliance not so waived whether by the Holder concerned or any other joint Holder of the Share or by any person to whom a notice may be given at any time.
12.5	For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Board in this regard shall be final and conclusive and shall bind all persons interested.
12.6	The provisions of this Article are in addition to, and do not limit, any other right or power of the Company, including any right vested in or power granted to the Company by any applicable law.
12.7	Notwithstanding the provisions of the preceding paragraphs of this Article 12 and in addition thereto, the Company shall have the authority to request from any Holder of Shares, and such Holder of Shares shall provide (a) a statement setting forth that the holder is the direct beneficial owner as defined under Rule 13d-3 under the Exchange Act of the Shares or, if not, the identity of such direct beneficial owner (and, in the case of more than one beneficial owner, the Shares owned by each such beneficial owner), the place or organisation of a direct beneficial owner that is other than a natural person and whether such direct beneficial owner has made an election to be treated as a U.S. Person for any purpose or whether such direct beneficial owner has elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes, the citizenship and residency of any person who is a natural person and whether such Person can be treated as a U.S. resident for U.S. tax purposes, a statement regarding whether the spouse or minor children of any such beneficial owner are also acquiring shares, and the names of the great grandparents, grandparents, parents, siblings, and lineal descendants (if living) of any such beneficial owner, and a statement as to whether such direct beneficial owner holds the power to vote the shares held by such holder and, if not, the identity of the Person empowered to vote those shares, (b) a list setting out the name of every Person holding a direct interest in such beneficial owner, the percentage interest held by such Person therein (including, if applicable, the minimum and maximum percentage interest in the case of a direct beneficial owner the interests in which can vary), and whether such Person has a right to vote to determine the manner in which the direct beneficial owner is to vote the shares owned by such beneficial owner, (c) a list setting out the name of any Person having an option or other right to acquire an interest in any direct beneficial owner of shares and the percentage of interests in such beneficial owner subject to such option or other right and (d) a list of any partnership or limited liability company in which the direct beneficial owner holds a direct interest and the percentage interest held therein (including, if applicable, the minimum and maximum percentage interest in the case of an interest in which can vary); provided, however, that for purposes of clause (b) of this Article 12.7, if the beneficial owner of the Shares is a publicly traded company, such beneficial owner shall be required to provide information only with respect to a Person having a 5% or greater ownership interest in the “beneficial owner”. For the purposes of this Article, a person shall be treated as a “beneficial owner” if such Person is so treated for U.S. federal income tax purposes (without giving effect to any attribution or constructive ownership rules). In addition, the Company shall have the authority to request from any Holder of Shares, and such Holder shall provide, to the extent that it is reasonably practicable for it to do so in such Holder’s reasonable discretion, such additional information as the Company may reasonably request to determine the relationship of a Holder with other Holders.
12.8	Any information provided by any Holder to the Company pursuant to this Article 12 or other information provided pursuant to this Article shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by those Articles (except as may be required otherwise by applicable Law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Articles, (iii) to officers and employees of the Company, as set forth this Article 12 as otherwise required by law or regulation.
12.9	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the Persons referred to in Article 12.8(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by these Articles, or to determine whether the Company would realise any income that would be included in the income of any Holder (or any interest holder, whether direct or indirect, of any Holder) by operation of Section 953 (c) of the Code. Prior to granting access to the Confidential Information to such Persons or to any Officer or employee as set out below, the Company shall inform them of its confidential nature and of the provisions of this Article and shall require them to abide by all the provisions thereof. The Company shall not disclose the Confidential Information to any Director (other than a Director that is also Chief Executive Officer, Chairman or Deputy Chairman, except as required by law or regulation, upon request to the Company). The Company shall be permitted to disclose the Confidential Information to an Officer (who is not also a Director) of the Company or any of its Subsidiaries, but only if such Officer requires the Confidential Information to determine whether the Company would realise any income that would be included in the income of any Holder by operation of section 953 (c) of the Code or to implement this Article 12. At the written request of a Holder, the Confidential Information of such Holder shall be destroyed or returned to such Holder after the later to occur of (i) such Holder no longer being a Holder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.
12.10	The Company shall (i) notify a Holder as soon as reasonably practicable of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Holder and, prior to such disclosure, shall permit such Holder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Article 12, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Holder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Holder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.
13.	SHARE CERTIFICATES
13.1	Unless otherwise provided, the Company shall issue, without payment, to such Holder of the Shares in respect of which such Holder is so registered, one certificate reflecting all the Shares held by such Holder or several certificates each for one or more of the Shares of such Holder upon payment for every certificate after the first of such reasonable sum as the Board may determine; provided that the Company shall not be bound to issue more than one certificate for Shares held jointly.
13.2	In the case provided for in Article 9.7 of the present Articles, a certificate shall be issued to the Depositories or sub-depositories recorded in the Register.
13.3	Delivery of a certificate to one joint Holder shall be sufficient delivery to all of them. A certificate issued to a Depository or sub-depository shall be sufficient delivery to all Holders holding Shares through such Depository or sub-depository.
13.4	Where some only of the Shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance of such Shares shall be issued in lieu without charge.
13.5	If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Board may determine but otherwise free of charge, and (in the case of defacing or wearing out) on delivery up of the old certificate.

CHAPTER 4

CALLS ON SHARES AND FORFEITURE

14.	MAKING OF CALLS
14.1	Subject to the terms of issue, the Board may make calls upon the Holders in respect of any moneys (whether in respect of nominal value or premium) unpaid on their Shares allotted to or held by such Holders, and each Holder (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on the Shares of such Holder. A call may be required to be paid by instalments. A call may, before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon such person notwithstanding the subsequent transfer of the Shares in respect of which the call was made.
14.2	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Holder sued is entered in the Register as the Holder, or one of the Holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Holder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
15.	TIME OF CALL

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

16.	LIABILITY OF JOINT HOLDERS

The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

17.	INTEREST ON CALLS

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of issue of the Share or in the notice of the call, but the Board may waive payment of the interest wholly or in part.

18.	INSTALLMENTS TREATED AS CALLS

An amount payable in respect of a Share on issue or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

19.	POWER TO DIFFERENTIATE

Subject to the terms of issue, the Board may make arrangements on the issue of Shares for a difference between the Holders in the amounts and times of payment of calls on their Shares.

20.	NOTICE REQUIRING PAYMENT
20.1	If a Holder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on such Holder requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

20.2	The notice shall name a day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed any Share in respect of which the call was made will be liable to be forfeited.
20.3	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Share in respect of which the notice has been given may be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder on such terms and conditions as may have been agreed. Subject to those terms and conditions, a surrendered Share shall be treated as if it had been forfeited.
21.	EFFECT OF FORFEITURE OR SURRENDER

A Person whose Shares have been forfeited or surrendered shall cease to be a Holder in respect of such Shares and shall deliver to the Company for cancellation the share certificate or certificates in respect of such Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were payable by such Person to the Company in respect of the Shares, but the liability of such Person shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

22.	DECLARATION

A notarised declaration by a Director that a Share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share and the declaration shall, together with the receipt of the Company for the consideration (if any) given for the Share on the sale or disposition thereof and a certificate by the Company for the Share delivered to the Person to whom the same is sold or disposed of, constitute a good title to the Share.

CHAPTER 5

ISSUE, TRANSFER AND TRANSMISSION OF SHARES

23.	TRANSFER OF SHARES AND WARRANT AND RESTRICTIONS ON TRANSFER
23.1	Subject to the Law and to such other restrictions as are contained in these Articles, and other than with respect to the procedures for transfer of fungible Shares in the case provided for in Article 9.7 of the present Articles, any Holder may transfer all or any part of his Shares by written instrument of transfer, the form of such instrument of transfer being available from the Company on request from the Holder wishing to transfer all or part of his Shares. The Company may accept any other document, instrument, writing or correspondence as sufficient proof of transfer.
23.2	Any instrument of transfer in writing shall be executed by or on behalf of the transferor and the transferee.
23.3	The transferor of any Share shall be deemed to remain the Holder of the Share until the name of the transferee is inserted in the Register in respect thereof.
23.4	The Board may, in its absolute discretion and without giving any reason, refuse to register any transfer of any Share unless the transfer is lodged at the Office or at such other place as the Board may appoint and such transfer is completed in accordance with the provisions of these Articles and is accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.
23.5	The restrictions on transfer authorised or imposed by these Articles shall not be imposed in any circumstances in any way that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange or automatic quotation system on which the Shares are listed or traded from time to time; provided, that the Company may decline to register transfers in accordance with these Articles and resolutions of the Board after a settlement has taken place.

23.6	The Board may decline to register the transfer of any Shares or warrants if the Board reasonably determines in good faith that, based on an opinion of counsel, (i) in the case of a transfer other than (a) pursuant to an effective registration statement under the Securities Act, (b) in a sale by a Holder in accordance with Rule 144 or (c) in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the Shares are listed or traded from time to time, such transfer is likely to expose the Company, any Subsidiary thereof, any Holder or any Subsidiary of the Company, any Holder or Person ceding insurance to the Company or any Subsidiary of the Company to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction or (ii) registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any jurisdiction is required and such registration has not been duly effected; provided, however, that in this case (ii) the Board shall be entitled to request and rely on an opinion of counsel (such counsel to be reasonably satisfactory to the Board) to the transferor or the transferee (and the Company shall not be obliged to pay any expenses of such counsel), in form and substance reasonably satisfactory to the Board, that no such registration is required, and the Board shall be obliged to register such transfer upon the receipt of such an opinion. A proposed transferee will be permitted to dispose of any Shares or warrants purchased that violate these restrictions and as to which registration of the transfer is refused. The transferor of such shares or warrants shall be deemed to own such Shares or warrants for dividend, voting and reporting purposes until a transfer of such Shares has been registered on the Register or such warrants have been registered in the applicable register of warrants.
23.7	Except in connection with an effective registration statement, a sale in accordance with Rule 144 of the Shares of the Company or in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the Shares are listed or traded from time to time, the Board may require any Holder, or any Person proposing to acquire shares or warrants of the Company, to provide the information required by Article 12. If any such Member or proposed acquiror does not provide such information, or if the Company has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issue or purchase of Shares or warrants to which such request related.
23.8	If the Board refuses to register a transfer of any Share the Company shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.
23.9	Any purported transfer (except by operation of Law) of any Shares in contravention of any of the restrictions on transfer contained in these Articles shall be void and of no effect.
24.	ABSENCE OF REGISTRATION FEES

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.

25.	RETENTION OF TRANSFER INSTRUMENTS

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

26.	TRANSMISSION OF SHARES
26.1	Death of a Holder

To the extent permitted by applicable laws governing, in particular, successions and inheritance, if a Holder dies, the survivor or survivors, where such Holder was a joint Holder, and, where such Holder was a sole Holder or the only survivor of joint Holders, the personal representatives of such Holder, shall be the only persons recognised by the Company as having any title to the interest of such Holder in the

Shares; but nothing herein contained shall release the estate of a deceased Holder from any liability in respect of any Share which had been jointly held by such Holder.

26.2	Transmission on death or bankruptcy

A person becoming entitled to a Share in consequence of the death or bankruptcy of a Holder may elect, upon such evidence being produced as the Board may properly require, either to become the Holder of the Share or to have some person nominated by him or her registered as the transferee. If the person elects to become the Holder, such person shall give notice to the Company to that effect in such form as the Company may from time to time determine. If such person elects to have another person registered such person shall execute an instrument of transfer of the Share to that person.

26.3	Rights before registration

A person becoming entitled to a Share by reason of death or bankruptcy of a Holder (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the Share) shall have the rights to which he would be entitled if he were the Holder of the Share, except that, before being registered as the Holder of the Share, such person shall not be entitled in respect of it to attend or vote at any General Meeting or at any separate meeting of the Holders of any Shares in the Company.

26.4	On the presentation of the before mentioned written transfer instrument to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Holder. Notwithstanding the foregoing, the Board shall, in any case, have he same right to decline or suspend registration as it would have had in the case of a transfer of the Share(s) by that Holder before such Holder’s death or bankruptcy, as the case may be.

CHAPTER 6

ALTERATION OF SHARE CAPITAL

27.	INCREASE OF CAPITAL
27.1	The Company from time to time by Special Resolution, and with the appropriate required amendment to these Articles, may increase the share capital by such sum, to be divided into Shares of such amount, as the relevant resolution shall prescribe.
27.2	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be considered part of the pre-existing capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, and otherwise.
28.	CONSOLIDATION AND SUB-DIVISION OF CAPITAL
28.1	The Company, by Special Resolution and with the appropriate amendment to these Articles, may:
28.1.1	consolidate and divide all or any of its share capital into Shares of larger amount; or
28.1.2	subdivide its Shares, or any of them, into Shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived and so that the resolution whereby any Share is sub-divided may determine that, as between the Holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares.
29.	FRACTIONS ON CONSOLIDATION

Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares any Holders would become entitled to fractions of a Share, the Board may, on behalf of those Holders, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Holders and the Board may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

30.	REDUCTION OF CAPITAL

The Company, by Special Resolution and with the appropriate amendment to its Articles, may reduce its share capital, any capital redemption reserve fund, or any other similar reserve fund required by law to be created or maintained, in any manner and with, and subject to, any incident authorised, and consent required, by Law.

31.	MATTERS REQUIRING SUPER MAJORITY VOTING

The following matters shall be transacted by the Company only after the approval thereof by Holders in terms of a Super Majority Resolution:

31.1	the sale, lease or exchange of a substantial part of the Company’s assets;
31.2	a merger, de-merger or amalgamation involving the Company;
31.3	any amendment to these Articles, which amendment relates to the alteration, deletion or amendment of this Article 31 or any amendment, alteration or deletion of any requirement in these Articles for the passing of a Super Majority Resolution.

CHAPTER 7

GENERAL MEETINGS OF HOLDERS

32.	POWERS OF THE GENERAL MEETING

Any regularly constituted General Meeting shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to the operations of the Company.

33.	ANNUAL GENERAL MEETING
33.1	The Company shall hold in each year a meeting as its Annual General Meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. The Annual General Meeting shall be held in Luxembourg at the Office, or at such other place in Luxembourg as may be specified in the notice of meeting on the second Thursday of the month of May at 2pm (CET). If this day is not a Business Day, the meeting shall be held on the next Business Day at the same time.
33.2	The Annual General Meeting shall be called in accordance with the provisions of Article 89.
33.3	For at least fifteen days prior to the Annual General Meeting each Holder may obtain a copy of the Accounts and Financial Statements for the preceding financial year at the Office and inspect all documents required by the Law to be available for inspection.
33.4	At every Annual General Meeting in each year, the Board shall present to the meeting the Accounts and Financial Statements in respect of the preceding financial year for adoption, and the meeting shall consider and, if thought fit, adopt the Accounts and Financial Statements.
33.5	After adoption of the Accounts and Financial Statements, the Annual General Meeting may, by separate vote, vote on the discharge of the Board, Officers, the Statutory Auditors and the Independent Auditors of the Company from any and all liability to the Company in respect of any loss or damage arising out of or in connection with any acts or omissions by or on the part of the Board, Officers or the Statutory Auditors and/or Independent Auditors made or done in good faith without gross negligence. A discharge shall not be valid should the Accounts and Financial Statements contain any omission or any false or misleading information distorting the real state of affairs of the Company or record the execution of acts not permitted by these Articles, unless they have been specifically indicated in the convening notice.

33.6	Resolutions to be passed at the Annual General Meeting shall be passed as Ordinary Resolutions, unless the notice of the relevant Annual General Meeting specifies that a particular resolution is to be passed as a Special Resolution or as a Super Majority Resolution.
33.7	The quorum for Ordinary Resolutions to be passed at the Annual General Meeting shall be as prescribed in Article 34.3 and the quorum for Special Resolutions and for Super Majority Resolutions to be passed at the Annual General Meeting shall be as prescribed in Article 35.2.
34.	ORDINARY GENERAL MEETINGS
34.1	Should the Company need to transact any business, which business does not need to be transacted in an Extraordinary General Meeting and which business needs to be transacted before the next Annual General Meeting, the Company may deal with such business in an Ordinary General Meeting.
34.2	An Ordinary General Meeting shall be called in accordance with the provisions of Article 89.
34.3	Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a Holder or a proxy for a Holder or duly authorised representative of a corporate Holder shall be a quorum.
34.4	Any resolution put to the Ordinary General Meeting shall be validly passed by a simple majority of the Shares present or represented at the said meeting.
35.	EXTRAORDINARY GENERAL MEETING
35.1	An Extraordinary General Meeting shall be called in accordance with the provisions of Article 89.
35.2	No resolution shall be passed at an Extraordinary General Meeting unless a quorum of such number of persons, each being a Holder, or a proxy for a Holder or a duly authorised representative of a corporate Holder, together holding more than one half of the total issued voting Shares of the Company for the time being issued and outstanding is present but so that such number of persons shall not in any event be less than two.
35.3	Any resolution put to the Extraordinary General Meeting shall be validly passed by a majority of:
35.3.1	two thirds (66,66%) of the Shares present or represented at the said meeting in the case of a Special Resolution; and
35.3.2	three fourths (75%) of the Shares present or represented at the said meeting in the case of a Super Majority Resolution.
35.4	In addition to what is provided for otherwise pursuant to these Articles, any Extraordinary General Meeting or Annual General Meeting of the Company at which the Holders consider an amendment to the Articles shall be held in the presence of a public notary in Luxembourg.
36.	CONVENING OF GENERAL MEETINGS
36.1	The Chairman, the Board or any two Directors may convene General Meetings. Ordinary General Meetings and Extraordinary General Meetings shall be convened by notice issued by:
36.1.1	the Board, whenever in its judgment such a meeting is necessary, has been requested by the Chairman or at least two Directors of the Company and the agenda for such meeting set out in the notice shall be that approved by the Board; or
36.1.2	the Board, after deposit at the Office on a Business Day in Luxembourg of a written requisition setting out an agenda and signed by Holders producing evidence of title to the satisfaction of the Board that they hold Shares representing not less than ten per cent of the outstanding issued share capital of the Company, such meeting to be held within one month after deposit of such requisition, and the agenda for such meeting set out in the notice shall be that specified in the requisition; or

36.1.3	the Statutory Auditor, whenever in his judgment such a meeting is necessary, and the agenda for such meeting set out in the notice shall be that approved by the Statutory Auditor.
36.2	The notice convening a General Meeting shall specify the time and place of the meeting and the general nature of the business to be transacted. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Board for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting, all in accordance with the provisions of these Articles. Subject to restrictions imposed by any Shares, the notice shall be given to all the Holders, to all persons entitled to a Share by reason of death or bankruptcy of a Holder and to the Board and the Statutory Auditors.
36.3	The Agenda for an Extraordinary General Meeting shall also describe any proposed changes to the Articles and, in the case of a proposed change of the objects or the form of the Company or a proposed increase of commitments of Holders, set out the full text of the proposed amendments.
36.4	The accidental omission to give notice of a General Meeting to, or the non receipt of the notice of a General Meeting by, any person entitled to receive notice shall not invalidate the proceedings at the General Meeting.
36.5	Where all Holders are present or represented and acknowledge that they have had prior notice of the agenda submitted for their consideration, the meeting may take place without convening notices.

CHAPTER 8

PROCEEDINGS AT GENERAL MEETINGS

37.	QUORUM FOR GENERAL MEETINGS
37.1	No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum of Holders is present at the time when the meeting proceeds to business.
37.2	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall be dissolved. A second meeting may be convened in accordance with the provisions of the Articles. At the second meeting, one Holder present in person or by proxy shall be a quorum.
38.	CHAIRMAN OF GENERAL MEETINGS
38.1	The Chairman of the Board or, in the absence of such Chairman, the Deputy Chairman (if any) or in the absence of the Deputy Chairman (if any), some other Director nominated by the Board shall preside as chairman at every General Meeting. If at any General Meeting none of such persons shall be present and willing to act within fifteen minutes after the time appointed for the holding of the meeting, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, such Director shall be chairman.
38.2	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Holders present and entitled to vote shall choose one of the Holders personally present to be chairman of the meeting.
39.	GENERAL MEETING BY CONFERENCE CALL, VIDEO CONFERENCE, OR SIMILAR MEANS OF COMMUNICATION EQUIPMENT NOT PERMITTED

Holders may participate in any General Meeting either by means of their physical attendance at the meeting or by means of a proxy in accordance with Article 47, and participation by telephonic, electronic or other communication facilities shall not be permitted.

40.	DIRECTOR’S AND AUDITOR’S RIGHT TO ATTEND GENERAL MEETINGS
40.1	A Director shall be entitled, notwithstanding that such Director is not a Holder, to receive notice of and to attend and speak at any General Meeting and at any separate meeting of the Holders of any Shares in the Company.
40.2	The Statutory Auditors and the Independent Auditors of the Company for the time being appointed shall be entitled to attend any General Meeting and to be heard on any part of the business of the meeting which concerns them as the Statutory Auditors and Independent Auditors.
41.	ADJOURNMENT OF GENERAL MEETINGS

Subject to the Law, the Board may (and if so directed by Holders representing twenty per cent of the Shares, shall) adjourn the meeting for four weeks, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

42.	VOTES OF HOLDERS

Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any Shares, every Holder present in person or by proxy shall have one vote for every Share carrying voting rights of which such Holder is the Holder.

43.	VOTING BY JOINT HOLDERS

Where there are joint Holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such Share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the Share.

44.	VOTING BY INCAPACITATED HOLDERS

A Holder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Luxembourg or elsewhere) in matters concerning mental disorder, may vote, by such Holder’s committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

45.	REPRESENTATION OF CORPORATE HOLDER
45.1	A corporation which is a Holder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Holders and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Holder, and that Holder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
45.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Holder.
46.	TIME FOR OBJECTION TO VOTING

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

47.	APPOINTMENT OF PROXY
47.1	The instrument appointing a proxy shall be in writing in substantially such form as the Board may approve and shall be executed by or on behalf of the appointer. A body corporate may execute a form of proxy under its common seal or the hand of a duly authorised officer. The signature on such instrument need not be witnessed. A proxy need not be a Holder of the Company. A proxy may represent more than one Holder.
47.2	The instrument appointing a proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting.
47.3	A Holder who is the holder of two or more Shares may appoint more than one proxy to represent him and vote on his behalf.
47.4	The Board may send, at the expense of the Company, by post or otherwise, to the Holders instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.
47.5	The decision of the Chairman of any General Meeting as to the validity of any appointment of a proxy shall be final.
48.	DEPOSIT OF PROXY INSTRUMENTS
48.1	The instrument appointing a proxy and any authority under which it is executed or a copy, certified notarially or in some other way approved by the Board, shall be deposited at the Office or (at the option of the Holder) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting and in default shall not be treated as valid. Provided that:
48.1.1	an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates; and
48.1.2	the Board may accept proxy forms submitted by telefax provided such telefaxes are received, to the satisfaction of the Board, in clear and legible form not less than forty-eight hours before the time appointed as aforesaid and provided the original proxy form is subsequently delivered to the Office.
49.	EFFECT OF PROXY INSTRUMENTS
49.1	Deposit of an instrument of proxy in respect of a meeting shall not preclude a Holder from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.
50.	EFFECT OF REVOCATION OF PROXY
50.1	To the extent permitted by applicable law, a vote given in accordance with the terms of an instrument of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the revocation or termination of the resolution authorising the representative to act or the transfer of the Share in respect of which the instrument of transfer or the authorisation of the representative to act was given, unless notice in writing of any such death, insanity, revocation, termination or transfer was (i) received by the Company at the Office or at such other place or one of such other places (if any), at which the instrument of proxy could have been duly deposited in respect of such meeting, in any such case not later than the close of business (local time) at the place where it was so received on the day before the meeting to which it relates, (ii) handed to the chairman of the meeting at the place of the meeting or adjourned meeting at which the vote is to be given, before the commencement of such meeting or adjourned meeting.

CHAPTER 9

BOARD OF DIRECTORS

51.	NUMBER OF DIRECTORS
51.1	The Company shall be managed by the Board which shall be composed of no less than ten (10) Directors or such number in excess thereof up to a maximum of twelve (12) Directors as the Holders may from time to time determine, who shall be elected, except as in case of vacancy, by the Holders, holding the votes cast in person or by proxy for a resolution approving such Director, in accordance with and subject to the limitations in these Articles. Except in the case of casual vacancy, Directors shall be elected at the Annual General Meeting of the Holders, or at any General Meeting of the Holders called for that purpose.
52.	APPOINTMENT OF DIRECTORS

The only persons who shall be eligible for election as a Director in accordance with Article 51.1 at any meeting of the Company shall be persons (i) whom the current Directors have nominated to Holders at the appropriate General Meeting for election by Holders as a Director; and/or (ii) for whom a written notice of nomination signed by Holders holding in the aggregate not less than ten percent (10%) of the issued and outstanding paid up share capital of the Company eligible to vote at the meeting at that time has been delivered to the registered office of the Company, not later than five days after notice or public disclosure of the date of such meting is given or made available to the Holders.

53.	CLASSIFICATION OF DIRECTORS

The Directors shall be divided into three (3) classes as nearly equal as possible (Class A, Class B and Class C). The initial Class A Directors shall serve for a term expiring at the Annual General Meeting of the Holders in 2012; the initial Class B Directors shall serve for a term expiring at the Annual General Meeting of Holders to be held in 2011 and the initial Class C Directors shall serve for a term expiring at the Annual General Meeting of Holders to be held in 2013.

54.	TERM OF OFFICE OF DIRECTORS
54.1	At each Annual General Meeting of Holders, held after the classification and election referred to in Article 53 above, Directors shall be elected or appointed for a full three-year term, as the case may be, to succeed those whose terms expire at such Annual General Meeting. Each Director shall hold office for the term for which he is elected or until his successor is elected or appointed or until his office is otherwise vacated.
55.	VACANCY IN THE OFFICE OF DIRECTOR
55.1	The office of Director shall be vacated if the Director:
55.1.1	is removed from office pursuant to these Articles or is prohibited from being a Director by Law;
55.1.2	is or becomes bankrupt, or makes an arrangement or composition with his creditors generally;
55.1.3	is or becomes of unsound mind or dies; or
55.1.4	resigns his office by notice in writing to the Company.
56.	The Board may appoint a person who is willing to act to be a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director. A Director so appointed shall hold office only until the next following Annual General Meeting. If not re-appointed at such Annual General Meeting, such Director shall vacate office at the conclusion thereof.

57.	TERMINATION OF A DIRECTOR’S MANDATE

The mandate of any Director may be terminated, at any time and without cause, by the Holders, by means of the passing of an Ordinary Resolution at a General Meeting of Holders, in favour of such termination. If such a Director holds an appointment of an executive office, such removal shall have effect without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

58.	ORDINARY REMUNERATION OF DIRECTORS

The remuneration (if any) of each Director shall be determined by the Board. In each case, the applicable Director whose remuneration is to be determined by a resolution of the Board, may not vote for the purposes of passing the resolution determining his own remuneration, but may vote on all resolutions determining the remuneration of the other Directors.

59.	SPECIAL REMUNERATION OF DIRECTORS

Any Director who holds an executive office (including for this purpose the office of Chairman or Deputy Chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

60.	EXPENSES OF DIRECTORS

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board or General Meetings or separate meetings of the Holders of any Class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

61.	DIRECTORS’ POWERS
61.1	Subject to the provisions of the Law and these Articles and to any directions by the Holders, the business of the Company shall be managed by the Board who may do all such acts and things and exercise all the powers of the Company as are not by the Law or by these Articles required to be done or exercised by the Company in a General Meeting. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.
61.2	The Board shall represent and bind the Company vis-à-vis third parties and government or other public or state authorities and take any action, both as plaintiff and as defendant before any court, obtain any judgments, decrees, decisions, awards and proceed therewith to execution, acquiesce in settlement, compound and compromise any claim in any manner determined by them to be in the interest of the Company.
61.3	Towards third parties, the company is in all circumstances committed either by the joint signatures of two Directors or by the sole signature of the delegate of the Board acting within the limits of his powers. The provision of this Article 61.3 are without prejudice to any special decisions that have been reached concerning the authorized signatory of the Company in the case of a delegation of powers or proxies given by the Board pursuant to any provision of these Articles.
61.4	The Board may appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.
62.	POWER TO DELEGATE AND LOCAL MANAGEMENT

Without prejudice to the generality of the last preceding Article, the Board may delegate any of their powers and discretions to any Managing Director or any other Director holding any other executive office as may be appointed by the Board. The Board may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in Luxembourg or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Board (subject to any limitations prescribed by the Law) with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit.

63.	APPOINTMENT OF ATTORNEYS

The Board, from time to time and at any time by power of attorney, may appoint any person or persons (including any corporate entity), whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Board may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in such attorney.

64.	BORROWING POWERS

Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

CHAPTER 10

DIRECTORS’ OFFICES AND INTERESTS

65.	EXECUTIVE OFFICES
65.1	In addition to, and as an extension to the provisions of Article 62, the Board may appoint one or more of their body to the office of Chairman, Deputy Chairman, Managing Director or to any other executive office under the Company on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.
65.2	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Board may determine. In accordance with the Law, the delegation in favor of a member of the Board shall entail an obligation for the Board to report, each year, to the General Meeting on the salaries, fees and advantages granted to the delegate.
65.3	The appointment of any Director to the office of Chairman, Deputy Chairman or Managing Director shall automatically terminate if such Director ceases to be a Director of the Company but without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.
65.4	The appointment of any Director to any other executive office shall not terminate automatically if such Director ceases from any cause to be a Director of the Company unless the contract or resolution under which such Director holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.
65.5	A Director may hold any other office or place of profit under the Company (except that of Statutory Auditor or Independent Auditor) in conjunction with the office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Board shall arrange.

66.	DIRECTORS’ INTERESTS
66.1	Subject to the provisions of the Law, no Director or intending Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by such Director at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of the Board held after such Director became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Board held after such Director becomes so interested.
66.2	Subject to the Law, a Director may vote in respect of any contract, appointment, arrangement or matter in which such Director is interested and shall be counted in the quorum present at any relevant meeting of the Board or any committee thereof.
67.	DIRECTORS INSURANCE
67.1	Without prejudice to any indemnity given pursuant to Article 99, the Board shall have the power to purchase and maintain insurance for the benefit of any persons who are or were at any time Directors, Officers or employees of the Company, or of any other company which is or was its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interests whether direct or indirect or which is or was in any way allied to or associated with the Company, or of any company which is or was a subsidiary or subsidiary undertaking of the Company or of such other company, including (without limitation) insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers of office in relation to the Company or such other company or subsidiary or subsidiary undertaking.

CHAPTER 11

PROCEEDINGS OF DIRECTORS

68.	CONVENING AND REGULATION OF DIRECTORS’ MEETINGS

Subject to the provisions of these Articles, the Directors may regulate their proceedings, transact business, adjourn and otherwise regulate their meetings as they think fit.

69.	NOTICE OF BOARD MEETINGS
69.1	The Chairman, Deputy Chairman or any two (2) Directors may at any time summon a meeting of the Board by at least three (3) days notice to each Director, unless such Director consents to shorter notice. Attendance at a meeting of the Board shall constitute consent to short notice.
69.2	Notice of a meeting of the Board shall be deemed to be duly given to a Director, if it is given to such Director verbally in person or by telephone, or otherwise communicated or sent to such Director by registered mail, electronic mail, courier service, facsimile or other mode of representing words in legible and non-transitory form at such Director’s last known address or other address given by such Director to the Company for this purpose. If such notice is sent by electronic mail, next day courier or facsimile, it shall be deemed to have been given the day following the sending thereof and, if by registered mail, five (5) days following the sending thereof.

70.	QUORUM FOR DIRECTORS' MEETINGS
70.1	The quorum for the transaction of the business of the Board shall be a majority of the Directors then in office, present in person, provided that at least two Directors are present.
70.2	The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles, as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purposes of (i) summoning a general meeting of the Company, or (iii) preserving the assets of the Company.
71.	VOTING AT DIRECTORS' MEETINGS

Questions arising at any meeting of the Board shall be decided by a majority of votes of the Directors present or represented at such meeting. Each Director present and voting at any meeting shall have one vote. Where there is an equality of votes the resolution shall fail.

72.	TELECOMMUNICATION MEETINGS
72.1	Any Director may participate in a meeting of the Board or any committee of the Board by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.
73.	CHAIRMAN OF BOARD OF DIRECTORS

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which such Director is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

74.	VALIDITY OF ACTS OF DIRECTORS

All acts done by any meeting of the Board or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

75.	DIRECTORS' RESOLUTIONS AND OTHER DOCUMENTS IN WRITING

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board shall be as valid as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and may consist of several documents in the like form each signed by one or more Directors, (counterparts) and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Board shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents.

CHAPTER 12

FINANCIAL YEAR, APPROPRIATION OF PROFITS AND LEGAL RESERVE

76.	ACCOUNTING YEAR

The accounting year of the Company shall commence on 1 January and shall end on 31 December in each year.

77.	LEGAL RESERVE

The Company shall be required to allocate a sum of at least five per cent (5%) of its annual net profits to a legal reserve, until such time as the legal reserve amounts to ten per cent (10%) of the nominal value of the issued share capital of the Company. If and to the extent that this legal reserve falls below the said ten per cent (10%) amount, the Company shall allocate a sum of at least five per cent (5%) of its annual net profits to restore the legal reserve to the minimum amount required by law.

CHAPTER 13

DIVIDENDS

78.	DECLARATION OF DIVIDENDS

Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of Holders, in proportion to the number of Shares held by them, but no dividend shall exceed the amount recommended by the Board.

79.	INTERIM AND FIXED DIVIDENDS
79.1	Subject to the provisions of the Law, the Board may declare and pay interim dividends if it appears to them that they are justified by the distributable reserves of the Company. If the share capital is divided into different classes, the Board may declare and pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether as a matter of law, under these Articles, under the terms of issue of any Shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Board may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Board acts in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
79.2	For purposes of Article 79.1, the Board may, as it deems appropriate and at its absolute discretion, declare and pay a dividend in relation to any classes of Shares or in relation to all classes of Shares, provided always that all Shares within a particular class shall rank pari passu for dividends.
80.	RESERVES

The Board may before recommending any dividend, whether preferential or otherwise, propose to Holders to carry to reserve, in addition to the legal reserve set out in Article 77, out of the profits of the Company such sums as they think proper. All sums standing to a reserve, other than the legal reserve set out in Article 77, may be applied from time to time, at the discretion of the Board for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or invested in such investments as the Board may lawfully determine. The Board may divide the reserve (other than the legal reserve set out in Article 77) into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. The Board may also, without proposing to Holders to place the same to reserve, carry forward any profits which it may think prudent not to divide.

81.	APPORTIONMENT OF DIVIDENDS
81.1	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a Share in advance of calls shall be treated as paid on a Share.

82.	DEDUCTIONS FROM DIVIDENDS

The Board may deduct from any dividend or other moneys payable to any Holder in respect of a Share any moneys presently payable by such Holder to the Company in respect of that Share.

83.	DIVIDENDS IN SPECIE

A General Meeting declaring a dividend may direct, upon the recommendation of the Board, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares in the Company, debentures or debenture stock of any other company or in any one or more of such ways) and the Board shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any Holders upon the footing of the value so fixed and may vest any such specific assets in trustees.

84.	PAYMENT OF DIVIDENDS AND OTHER MONEYS
84.1	Any dividend or other moneys payable in respect of any Share may be paid by cheque or warrant sent by post, as determined by the Board at the risk of the Holder or Holders entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. The Board may also, in circumstances which they consider appropriate, arrange for payment of dividends or any other payments to any particular Holder or Holders by electronic funds transfer, bank transfer or by any other method selected by the Board from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such methods.
84.2	Any dividend or other payment to any particular Holder or Holders may be paid in such currency or currencies as may from time to time be determined by the Board under authority of the General Meeting, and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Board under the authority of the General Meeting, in relation thereto.
84.3	Any joint Holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share.
85.	DIVIDENDS NOT TO BEAR INTEREST

No dividend or other moneys payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

CHAPTER 14

CAPITALISATION OF PROFITS AND RESERVES

86.	CAPITALISATION OF DISTRIBUTABLE PROFITS AND RESERVES

The Company in a General Meeting may resolve, upon the recommendation of the Board, that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or share premium account, but excluding the legal reserve required to be maintained by the Law) or to the credit of the profit and loss account be capitalised and applied on behalf of the Holders who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be issued and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Law.

87.	IMPLEMENTATIONS OF CAPITALISATION ISSUES

Whenever such a resolution is passed in pursuance of the immediately preceding Article the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provisions as it shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the Holders otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the Holders concerned into an agreement with the Company providing for the issue to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares and any agreement made under such authority shall be binding on all such Holders.

CHAPTER 15

NOTICES

88.	NOTICES IN WRITING

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

89.	SERVICE OF NOTICES
89.1	A notice (other than a notice convening a General Meeting) or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any Holder by the Company:
89.1.1	by handing same to such Holder or such Holder’s authorised agent; or
89.1.2	by leaving the same at the registered address of such Holder; or
89.1.3	by sending the same by the post in a pre-paid cover or by courier addressed to such Holder at the registered address of such Holder;
89.1.4	by transmitting it by electronic means (including facsimile and electronic mail, but not by telephone) in accordance with the directions as may be given by such Holder to the Company for such purpose; or
89.1.5	in accordance with Article 89.8
89.2	Where a notice or document is given, served or delivered pursuant to sub-Article 89.1.1 or 89.1.2, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Holder or the authorised agent of such Holder, or left at the registered address of such Holder (as the case may be).
89.3	Where a notice or document is given, served or delivered pursuant to sub-Article 89.1.3, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.
89.4	Where a notice or document is given or delivered pursuant to sub-Article 92.1.4, the giving, service or delivery thereof shall deemed to have been effected at the time when same would be delivered in the ordinary course of transmission, and in proving such service, it shall be sufficient to prove that the notice was properly addressed and transmitted by electronic means.

89.5	Notwithstanding any other provision of these Articles, a notice convening a General Meeting or a notice containing any documents applicable to, or relevant for the purposes of a General Meeting, shall either be sent:
89.5.1	by registered post in a pre-paid cover addressed to such Holder at the registered address of such Holder on ten Clear Days’ notice; or
89.5.2	sent by ordinary post in a pre-paid cover addressed to such Holder at the registered address of such Holder on ten Clear Days’ notice, and be published by insertion twice eight days apart and at least eight days before the General Meeting in the Mémorial and in a newspaper circulating in Luxembourg.
89.6	If at any time by reason of the suspension or curtailment of postal services within Luxembourg, the Company is unable effectively to convene a General Meeting by notices sent through the post by registered mail, a General Meeting may be convened by a notice advertised twice in at least one leading national daily newspaper in Luxembourg and in the Mémorial at a minimum interval of eight days and eight days before the meeting and in that event such notice shall be deemed to have been duly served on all Holders entitled thereto at noon on the day on which the said advertisements shall appear. In any such case the Company shall (if or to the extent that in the opinion of the Board it is practical so to do) send confirmatory copies of the notice through the post to those Holders whose registered addresses are outside Luxembourg or are in areas of Luxembourg unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to Holders in Luxembourg, or any part thereof which was previously affected, has again in the opinion of the Board become practical the Board shall forthwith send confirmatory copies of the notice by post to such Holders. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.
89.7	Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Luxembourg.
89.8	Save for the provisions of Article 89.5, to the extent permitted by the Law where a Holder indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, the Board may deliver such information or documents by notifying the Holder of their availability and including therein the address of the website, the place on the website where the information or document may be found and instructions as to how the information or document may be accessed on the website.
89.9	In the case of information or documents delivered in accordance with Article 89.8, service shall be deemed to have occurred when (i) the Holder is notified in accordance with the Article, and (ii) the information or document is published on the website.
90.	SERVICE ON JOINT HOLDERS

A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder whose name stands in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

91.	SERVICE ON TRANSFER OR TRANSMISSION OF SHARES
91.1	Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before the name of such person is entered in the Register in respect of the Share, has been duly given to a person from whom such person derives title.
91.2	Without prejudice to the provisions of these Articles, a notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Holder by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Holder, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
91.3	In addition to the provisions of Article 91.2, every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a Holder shall be bound by a notice given as aforesaid if sent to the last registered address of such Holder, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Holder.
92.	SERVICE OF NOTICES ON THE COMPANY OR THE BOARD
92.1	A notice to be given, served or delivered in pursuance of these Articles shall be given to, served on or delivered to the Company or the Board by any Holder:
92.1.1	by handing it to an authorised person at the Office; or
92.1.2	by sending it by post in a pre-paid cover addressed to the Chairman at the Office or at such other address for service of notices or documents of any kind as may be determined by the Board from time to time.
92.2	Where a notice or document is given, served or delivered pursuant to sub-Article 92.1.1, the giving, service or delivery thereof shall be deemed to have been effected at the time it was handed to the said authorised person; provided, however, that no Holder shall be entitled to accept as authority of any authorised person for these purposes any evidence other than a document in writing to such effect duly signed on behalf of the Company by one of the Directors.
92.3	Where a notice or document is given, served or delivered pursuant to sub-Article 92.1.2, the giving, service or delivery thereof on the Company or the Board (as the case may require) shall be deemed to have been effected only on receipt of such notice or document.
93.	SIGNATURE TO NOTICES

The signature to any notice to be given by the Company may be written or printed.

94.	DEEMED RECEIPT OF NOTICES

A Holder present, either in person or by proxy, at any General Meeting or any meeting of the Holders of any Class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

CHAPTER 16

DISSOLUTION

95.	DISTRIBUTION ON DISSOLUTION
95.1	The Company may be dissolved at any time by the Holders by means of a Special Resolution passed at an Extraordinary General Meeting of the Company. In the event of a dissolution of the Company, liquidation shall be carried out by one or more liquidators, who may be natural or legal persons, appointed by the General Meeting, which shall determine the powers and remuneration of such liquidators.
95.2	If the Company shall be dissolved and the assets available for distribution among the Holders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Holders in proportion to the capital paid up or credited as paid up at the commencement of the dissolution on the Shares held by them respectively. And if in a dissolution the assets available for distribution among the Holders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the dissolution, the excess shall be distributed among the Holders in proportion to the capital at the commencement of the dissolution paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of Shares issued upon special terms and conditions.
95.3	After payment of all debts and any charges against the Company and of the expenses of the liquidation, the net liquidation proceeds shall be distributed to the Holders in conformity with and so as to achieve on an aggregate basis the same economic result as the distribution rules set for dividend distributions
96.	DISTRIBUTION IN SPECIE

If the Company is dissolved, the liquidator(s), with the sanction of a Special Resolution, may divide among the Holders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division shall be carried out as between the Holders or different classes of Holders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, such liquidator determines, but so that no Holder shall be compelled to accept any assets upon which there is a liability.

CHAPTER 17

MISCELLANEOUS

97.	STATUTORY AUDITOR
97.1	Subject to the provisions of any applicable Law, the balance sheet and profit and loss account and any other accounts required by Law to be prepared by the Company in respect of each financial year, (the “Accounts”) shall be drawn up in accordance with the applicable accounting standards and the Law, and such Accounts and the Company shall be audited at least once in every year by the Statutory Auditor.
97.2	At the Annual General Meeting or at a subsequent General Meeting in each year, an independent representative of the Holders shall be appointed by them as Statutory Auditor of the Accounts of the Company.
97.3	The Statutory Auditor shall conduct its audit of the Accounts of the Company, and its audit of the Company itself, in accordance with the requirements as determined by the Law.
97.4	The Statutory Auditor may be a Holder of Shares, but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Statutory Auditor of the Company.
97.5	The remuneration of the Statutory Auditor shall be fixed by the Holders at the General Meeting at which the Statutory Auditor is appointed.
97.6	The Statutory Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Statutory Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
97.7	The report of the Statutory Auditor shall be distributed to the Holders with the notice convening the General Meeting, as such notice is provided for in these Articles.
97.8	If the office of Statutory Auditor becomes vacant by the resignation or death of the Statutory Auditor, or by the Statutory Auditor becoming incapable of acting by reason of illness or other disability at a time when the Statutory Auditor’s services are required, the Board shall, as soon as practicable, convene an Extraordinary General Meeting to fill the vacancy thereby created.

Such Accounts shall be kept at the Office, or subject to the provisions of the Law, at such place as the Board thinks fit, and shall be available for inspection by the Holders during normal business hours on any Business Day, with such reasonable restrictions as the Board may impose.

97.9	In the event that the criteria laid down by the Law are met, the Statutory Auditor in the form of a Commissaire shall be replaced by a “réviseur d’entreprises” to be appointed by the General Meeting from the members of the “Institut des Réviseurs d’Entreprises”
98.	INDEPENDENT AUDITOR
98.1	Save where the provisions of any Law provides otherwise, and in the sole discretion of the Board, in addition to any audit conducted by the Statutory Auditor, the financial statements of the Company, whether in the form of stand alone financial statements or consolidated financial statements (the “Financial Statements”) may be audited at least once every year by an Independent Auditor.
98.2	The Financial Statements may be prepared, in the discretion of the Board, using United States Generally Accepted Accounting Principals.
98.3	The Independent Auditor shall be appointed by the Board in its sole discretion, save that the Independent Auditor may not be a Director, Officer or employee of the Company.
98.4	The remuneration of the Independent Auditor shall be fixed by the Board at the meeting of Directors at which such Independent Auditor is appointed.
98.5	The Independent Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Independent Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.
98.6	The report of the Independent Auditor shall be distributed to the Holders with the notice convening the General Meeting, as such notice is provided for in these Articles.
98.7	Such Financial Statements shall be kept at the Office, or subject to the provisions of the Law, at such place as the Board thinks fit, and shall be available for inspection by the Holders during normal business hours on any Business Day, with such reasonable restrictions as the Board may impose.
99.	INDEMNITY

The Directors and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty, gross negligence or wilful misconduct which may attach to any of the said persons. Each Holder agrees to waive any claim or right of action such Holder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty, gross negligence or wilful misconduct which may attach to such Director or Officer.

100.	GOVERNING LAW
100.1	All matters not governed by these Articles shall be determined in accordance with the Laws of the Grand Duchy of Luxembourg.
100.2	Notwithstanding anything contained in these Articles, the provisions of these Articles are subject to any applicable law and legislation, including the Law, except where the Articles contain provisions which are stricter than those required pursuant to any applicable law and legislation including the Law.
100.3	Should any clause of these Articles be declared null and void, this shall not affect the validity of the other clauses of these Articles.
100.4	In the case of any divergences between the English and the French text, the English text will prevail.

Annex B — Luxembourg Director’s Report

TO: The Shareholders

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM11
Bermuda

Report of the Board of Directors of the Company pursuant to Article 32-3 (5) of the Luxembourg Law of 10 August 1915 (as amended) on Commercial Companies

We refer to Proposal 11 as set out more fully in the Registration Statement under the United States Securities Act of 1933 (the “Proxy Statement”) to be adopted at the Company’s Annual General Meeting of Shareholders due to take place on May 14, 2010 (the “AGM”) in Bermuda.

The Proxy Statement proposes to shareholders, amongst other items, to vote at the AGM for (1) the discontinuance of the Company as an exempted company in Bermuda and (2) the continuance of the Company as a société anonyme under the laws of Luxembourg, (the “Redomestication”).

Following the passing of the Proposals as contained in the Proxy Statement, any member of the Board of Directors of the Company will be authorized by the shareholders to appear before a Luxembourg public notary personally, (or by the appointment of a duly authorized representative), to complete the Redomestication of the Company from Bermuda to Luxembourg. One step in the completion of the Redomestication is the adoption of the Luxembourg Articles of Incorporation of the Company, (the “Articles”). See Proposal 8 of the Proxy Statement.

Article 6.4 of the Articles will, upon completion of the Redomestication, read as follows:

“6.4 The Board is authorised to issue Shares for cash pursuant to the authority conferred by Article 6.4, as if Luxembourg statutory pre-emption provisions did not apply to any such issuance provided that this authority shall expire on the fifth anniversary of the date of the adoption of these Articles, provided further that the Company may before such expiry, make an offer or agreement which would or might require Shares to be issued after such expiry and the Board may issue Shares in pursuance of such offer or agreement as if the power hereby conferred had not expired.”

Proposal 11 of the Proxy Statement specifically requests shareholders to vote in favor of the waiver of their statutory preferential and preemptive rights as set out more fully in Proposal 11 and as described in Article 6.5 of the Articles of the Company.

The Shareholders are hereby advised that the reason for including Proposal 11 in the Proxy Statement and Article 6.5 in the Articles is to provide the Board of Directors with:

(i) the ability to issue shares pursuant to the Company’s obligations under the PSU Plan (as such term is defined and such plan is described in the Proxy Statement);

(ii) the ability to issue shares pursuant to the Company’s obligations under the RSU Plan (as such term is defined and such plan is described in the Proxy Statement);

(iii) the ability to issue shares pursuant to the Company’s obligations under the Warrant (as such term is defined in the Proxy Statement) and any further warrants or other financial instruments that the Company may grant or conclude in the future; and

(iv) greater flexibility in relation to the issue of Shares in the Company for the future business interests of the Company.

B-1

The Shareholders are hereby further advised that the issue price of the Shares to be issued pursuant to Article 6.4 will be determined, for the corporate benefit and in the best interests of the Company, by the Board of Directors, in its sole discretion, and by reference to, inter alia, the average of the high and low sales price of the Shares as reported by the New York Stock Exchange over a 5 day trading period, and taking into account any discount, (that the Board of Directors may deem appropriate in the circumstances), offered on such Shares in the best interests and for the corporate benefit of the Company.

By order of the Board of Directors

B-2

You can now access your Flagstone Reinsurance Holdings Limited account online.

Access your Flagstone Reinsurance Holdings Limited account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Flagstone Reinsurance Holdings Limited, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

FLAGSTONE REINSURANCE HOLDINGS LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS OF FLAGSTONE REINSURANCE HOLDINGS LIMITED

The undersigned hereby revoking all proxies granted, appoints MARK J. BYRNE and DAVID A. BROWN, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual General Meeting of Shareholders of Flagstone Reinsurance Holdings Limited on May 14, 2010 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, FOR PROPOSAL 7, FOR PROPOSAL 8, FOR PROPOSAL 9, FOR PROPOSAL 10, FOR PROPOSAL 11, FOR PROPOSAL 12, FOR PROPOSAL 13, FOR PROPOSAL 14, FOR PROPOSAL 15, FOR PROPOSAL 16, FOR PROPOSAL 17, FOR PROPOSAL 18, FOR PROPOSAL 19, AND FOR PROPOSAL 20. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

70200

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

We are a Bermuda exempted company. Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

The potential liability of directors in a Luxembourg company is governed by the Luxembourg Company Law and the Civil Code. The Luxembourg Company Law provides that the directors of a company shall be liable to the company for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The Luxembourg Company Law further provides that the directors shall be jointly and severally liable both towards the company and any third parties for damages resulting from the violation of the Luxembourg Company Law or the Articles of the Company. The directors shall be discharged from such liability in the case of a violation to which they were not a party provided that no misconduct is attributable to them and they have reported such violation to the first general meeting after they acquired knowledge thereof. It is the Company which would have a claim against a director for any misconduct and not an individual shareholder.

In addition to the above, directors may be liable to an action from shareholders of a company on the basis of the general principles of liability as set out in the Civil Code, which may oblige a director to indemnify the shareholders for any damages caused as a consequence of their own fault.

Directors and officers insurance are permitted in addition to any indemnity granted by the company to such directors or officers. Flagstone (Luxembourg) intends to purchase and maintain a directors and officers liability policy for such a purpose.

Flagstone (Luxembourg) further proposes to adopt provisions in its Luxembourg Articles that provide that the company will indemnify and hold harmless out of the assets of the company, the directors and other officers of the Company, including any person appointed to any committee of the board, from and against all actions, costs, charges losses, damages and expenses which they or any one of them may incur or sustain by reason of any act done in the execution of their duty in their respective offices. This indemnity shall not extend to any matter in respect of any fraud, dishonesty, gross negligence or wilful misconduct. The provisions regarding director and officer indemnities in the proposed Flagstone (Luxembourg) Articles are substantially similar to the provisions currently in the Bye-Laws of Flagstone (Bermuda).

A Luxembourg company may not indemnify its directors or officers against any matter arising from a director or officer’s fraud, dishonesty, gross negligence or wilful misconduct or any other criminal penalties.

Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Proposed Luxembourg documentation (included in Annex A)
5.1*	Opinion of M Partners as to the registered shares
8.1*	Tax Opinion of Baker & McKenzie LLP (U.S. tax law)
8.2*	Tax Opinion of Tax S. Arts (Luxembourg tax law)
8.3*	Tax Opinion of Appleby (Bermuda tax law)
23.1	Consent of Deloitte & Touche
23.2*	Consent of M Partners (included in Exhibit 5.1)
23.3*	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)
23.4*	Consent of Tax S. Arts (included in Exhibit 8.2)
23.5*	Consent of Appleby (included in Exhibit 8.3)
24.1*	Power of Attorney
99.1	Form of proxy card (included in the Proxy Statement)

*	Previously filed

(b) Financial Statement Schedules: None.

Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on April 9, 2010.

FLAGSTONE REINSURANCE HOLDINGS LIMITED
By: /s/ Mark J. Byrne Name: Mark J. Byrne Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ * Name: Mark J. Byrne	Executive Chairman and Director	April 9, 2010
/s/ * Name: David A. Brown	Director and Chief Executive Officer (Principal Executive Officer)	April 9, 2010
/s/ * Name: Patrick Boisvert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 9, 2010
/s/ * Name: Gary Black	Director	April 9, 2010
/s/ * Name: Peter Watson	Director	April 9, 2010
/s/ * Name: Stephen Coley	Director	April 9, 2010
/s/ * Name: Thomas Dickson	Director	April 9, 2010
/s/ * Name: Stewart Gross	Director	April 9, 2010
/s/ * Name: E. Daniel James	Director	April 9, 2010
/s/ * Name: Anthony Knap	Director	April 9, 2010
/s/ * Name: Anthony Latham	Director	April 9, 2010
/s/ * Name: Jan Spiering	Director	April 9, 2010
/s/ * Name: Wray Thorn	Director	April 9, 2010
PUGLISI & ASSOCIATES		April 9, 2010
By: /s/ * Name: Donald J. Puglisi Title: Managing Director	Authorized Representative in the United States
By: /s/ William F. Fawcett Name: William F. Fawcett Title: Attorney-in-Fact		April 9, 2010